Prospectus Supplement to Prospectus dated November 6, 1998


UACSC 1998-D Auto Trust



UAC Securitization Corporation
Depositor

Union Acceptance Corporation
Servicer

                      The Trust will issue and the Depositor will sell the following classes of Certificates:

 ===========================================================================================================
                        Class A-1            Class           Class             Class            Class
                       Money Market           A-2             A-3               A-4              A-5
                       Certificates      Certificates    Certificates      Certificates     Certificates
 -----------------------------------------------------------------------------------------------------------
     Certificate
     Balance           $58,925,000.00   $60,250,000.00  $75,800,000.00    $36,450,000.00    $44,488,594.18
 -----------------------------------------------------------------------------------------------------------
     Pass-Through
     Rate                5.363%            5.625%           5.750%            5.810%            5.960%
     (per annum)
 -----------------------------------------------------------------------------------------------------------
     Distribution
     Dates               Monthly           Monthly          Monthly           Monthly           Monthly
 -----------------------------------------------------------------------------------------------------------
     First
     Distribution      December 8,       December 8,      December 8,       December 8,       December 8,
     Date                 1998              1998             1998              1998              1998
 -----------------------------------------------------------------------------------------------------------
     Final Scheduled
     Distribution      December 8,       October 9,         June 9,          March 8,          July 10,
     Date                 1999              2001             2003              2004              2006
 -----------------------------------------------------------------------------------------------------------
     Price to Public1  100.000000%       99.995640%       99.985900%        99.996870%        99.995190%
 -----------------------------------------------------------------------------------------------------------
     Underwriting
     Discount 2          0.125%            0.200%           0.240%            0.270%            0.300%
 -----------------------------------------------------------------------------------------------------------
     Proceeds to
     Depositor 3       99.875000%        99.795640%       99.745900%        99.726870%        99.695190%
------------------------------------------------------------------------------------------------------------


-----------------------
Consider   carefully  |
the   risk   factors  |
beginning   on  page  |
S-10     in     this  |
prospectus            |
supplement   and  on  |
page    9   in   the  |
prospectus.           |
                      |
The      Class     A  |
Certificates          |
represent  interests  |
in the UACSC  1998-D  |
Auto  Trust only and  |
do   not   represent  |
obligations   of  or  |
interests   in   UAC  |
Securitization        |
Corporation,   Union  |
Acceptance            |
Corporation  or  any  |
of their affiliates.  |
                      |
This      prospectus  |
supplement   may  be  |
used  to  offer  and  |
sell  the   Class  A  |
Certificates only if  |
accompanied  by  the  |
prospectus.           |
-----------------------
   1        Plus accrued  interest,  if any,  after  November 13,
            1998. Total price to public (excluding such interest)
            = $275,896,998.69.

   2        Total underwriting discount = $607,957.03.

   3        Total proceeds to the Depositor = $275,289,041.66.

    Credit Enhancement for the Class A Certificates

                  o The Trust will obtain an insurance policy issued by MBIA Insurance Corporation guaranteeing payments of interest and principal on the Class A Certificates.

                  o A spread account will serve as additional credit enhancement for the Class A Certificates. Over time, it is expected that the amount on deposit in the spread account will grow to 1.5% of the initial Pool Balance.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                    Underwriters of the Class A Certificates

NationsBanc Montgomery Securities LLC                   Bear, Stearns & Co. Inc.

           The date of this Prospectus Supplement is November 6, 1998

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


         We tell you about the Class A Certificates in the following  documents:
(1) this prospectus supplement, which describes the specific terms of your Class A Certificates; and (2) the accompanying prospectus, which provides general information, some of which may not apply to the Class A Certificates.

         If the description of the Class A Certificates varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

         We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

         You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Terms" beginning on page S-33 in this prospectus supplement and under the caption "Index of Principal Terms" beginning on page 43 in the accompanying prospectus.

         In this prospectus supplement and the accompanying prospectus, "we" refers to the depositor, UAC Securitization Corporation, and "you" refers to any prospective investor in the Certificates.

                                TABLE OF CONTENTS

SUMMARY OF TERMS........................................................    S-4
   Issuer...............................................................    S-4
   Depositor............................................................    S-4
   Servicer.............................................................    S-4
   Trustee..............................................................    S-4
   The Certificates.....................................................    S-4
   The Class A Certificates.............................................    S-5
   Interest.............................................................    S-5
   Principal............................................................    S-6
   Spread Account;
   Rights of Class IC
   Certificateholder....................................................    S-6
   The Policy...........................................................    S-7
   Policy Amount........................................................    S-8
   Insurer..............................................................    S-8
   Legal Investment.....................................................    S-8
   Optional Sale........................................................    S-8
   Increase of the Class A-5
     Pass-Through Rate..................................................    S-8
   Tax Status...........................................................    S-8
   Ratings..............................................................    S-9
   ERISA Considerations.................................................    S-9
RISK FACTORS............................................................   S-10
   Limited Resale of the Certificates...................................   S-10
   The Certificates Are
     Obligations of the Trust Only......................................   S-10
   Spread Account.......................................................   S-10
   You May Incur a Loss if there
     is a Default Under the Policy......................................   S-11
   Certificate Ratings and
     Limitations........................................................   S-11
FORMATION OF THE TRUST..................................................   S-12
THE RECEIVABLES POOL....................................................   S-12
   Composition of the Receivables
     as of the Cutoff Date..............................................   S-13
   Distribution of the Receivables by
     Remaining Term as of the
     Cutoff Date........................................................   S-13
   Geographic Distribution
     of the Receivables as of
     the Cutoff Date....................................................   S-14
   Distribution of the Receivables by
     Financed Vehicle Model Year
     as of the Cutoff Date..............................................   S-15
   Distribution of the Receivables
     by Contract Rate as of the
     Cutoff Date........................................................   S-15
   Delinquencies, Repossessions and
     Net Losses.........................................................   S-16
   Delinquency and Credit
     Loss Experience....................................................   S-17

WEIGHTED AVERAGE LIFE OF
   THE CLASS A CERTIFICATES.............................................   S-18
   Percent of Initial Certificate Balance
     at Various ABS Percentages.........................................   S-20
YIELD AND PREPAYMENT
   CONSIDERATIONS.......................................................   S-23
THE DEPOSITOR AND UAC...................................................   S-23
THE INSURER.............................................................   S-23
THE CLASS A CERTIFICATES................................................   S-25
   Sale and Assignment of Receivables...................................   S-25
   Accounts.............................................................   S-25
   Advances.............................................................   S-26
   Distributions on the
     Class A Certificates...............................................   S-26
   Distributions on the
     Class IC Certificates..............................................   S-29
   The Policy...........................................................   S-30
   Rights of the Insurer upon
     Events of Default, Amendment
     or Waiver..........................................................   S-30
REPORTS TO
   CERTIFICATEHOLDERS...................................................   S-31
ERISA CONSIDERATIONS....................................................   S-31
UNDERWRITING............................................................   S-31
LEGAL OPINIONS..........................................................   S-32
EXPERTS.................................................................   S-32
INDEX OF PRINCIPAL TERMS................................................   S-33

                                SUMMARY OF TERMS

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of this offering, read the entire prospectus supplement and the accompanying prospectus.

o The definitions of capitalized terms used in this prospectus supplement can be found on the pages indicated in the "Index of Principal Terms" beginning on page S-33 in this prospectus supplement or beginning on page 43 of the accompanying prospectus.

Issuer

The UACSC 1998-D Auto Trust (the "Trust") will issue the Class A Certificates offered in this prospectus supplement. Depositor UAC Securitization Corporation (the "Depositor") is the depositor of the Trust. In this capacity, the Depositor will transfer the automobile receivables and related property to the Trust.

Servicer

Union Acceptance Corporation will act as the servicer of the Trust (in its capacity as servicer, the "Servicer," otherwise "UAC"). In its role as Servicer, UAC will receive and apply payments on the automobile receivables, service the collection of the receivables and direct the trustee to make the appropriate distributions to the certificateholders. The Servicer will receive a monthly servicing fee as compensation for its services (the "Monthly Servicing Fee"). Trustee Harris Trust and Savings Bank. The Certificates The Trust will issue automobile receivable backed certificates on or about November 13, 1998 (the "Closing Date") under the terms of a pooling and servicing agreement among the Depositor, the Servicer and the Trustee (the "Pooling and Servicing Agreement"). The "Certificates" will consist of the following:

     o 5.363% Class A-1 Money Market Automobile Receivable Backed Certificates in the aggregate principal amount of $58,925,000.00 (the "Class A-1 Certificates");

     o   5.625%  Class A-2  Automobile  Receivable  Backed  Certificates  in the
         aggregate   principal   amount  of   $60,250,000.00   (the  "Class  A-2
         Certificates");

     o   5.750%  Class A-3  Automobile  Receivable  Backed  Certificates  in the
         aggregate   principal   amount  of   $75,800,000.00   (the  "Class  A-3
         Certificates");

     o   5.810%  Class A-4  Automobile  Receivable  Backed  Certificates  in the
         aggregate   principal   amount  of   $36,450,000.00   (the  "Class  A-4
         Certificates");

     o   5.960%  Class A-5  Automobile  Receivable  Backed  Certificates  in the
         aggregate   principal   amount  of   $44,488,594.18   (the  "Class  A-5
         Certificates"); and

     o the Class IC Automobile Receivable Backed Certificate (the "Class IC Certificate"), which will be issued to the Depositor on the Closing Date and is not offered for sale in this offering.

Each of the Certificates will represent a fractional and undivided interest in the Trust. The Trust assets will include:

     o a pool of simple and precomputed interest installment sale and installment loan contracts originated in various states in the United States of America, secured by new and used automobiles, light trucks and vans (the "Receivables");

     o certain monies due in respect of the Receivables as of and after October 31, 1998 (the "Cutoff Date");

     o security interests in the related vehicles financed through the Receivables (the "Financed Vehicles");

     o    funds on deposit in a certificate account and a spread account;

     o any proceeds from claims on certain insurance policies relating to the Financed Vehicles or the related obligors;

     o    any lender's single interest insurance policy;

     o an unconditional and irrevocable insurance policy issued by MBIA Insurance Corporation guaranteeing payments of principal and interest on the Class A Certificates (the "Policy"); and

     o    certain rights under the Pooling and Servicing Agreement.

The Class A Certificates The term "Class A Certificates" includes the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates. We refer to the owners of the Class A Certificates in this prospectus supplement as the "Class A Certificateholders," and this term includes the "Class A-1 Certificateholders," the "Class A-2 Certificateholders," the "Class A-3 Certificateholders," the "Class A-4 Certificateholders" and the "Class A-5 Certificateholders." Interest The Trust will distribute interest on the eighth calendar day of each month or, if such day is not a business day, on the next business day (each, a "Distribution Date"), beginning December 8, 1998, to holders of record of the Class A Certificates as of the day before the Distribution Date (the "Record Date"). However, if Definitive Certificates are issued, the Record Date will be the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

The applicable pass-through rates for the Class A Certificates are: o 5.363% for the Class A-1 Certificates (the "Class A-1 Pass-Through Rate"); o 5.625% for the Class A-2 Certificates (the "Class A-2 Pass-Through Rate"); o 5.750% for the
Class A-3 Certificates (the "Class A-3 Pass-Through Rate"); o 5.810% for the Class A-4 Certificates (the "Class A-4 Pass-Through Rate"); and o 5.960% for the Class A-5 Certificates (the "Class A-5 Pass-Through Rate").

The Class A-5 Pass-Through Rate will be increased by 0.50% per annum after the Clean-Up Call Date (as described under "--Increase of the Class A-5 Pass-Through Rate"). Interest on the Class A-1 Certificates will be calculated on the basis of a 360-day year and the actual number of days from the previous Distribution Date through the day before the related Distribution Date. Interest on all other classes of Class A Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Yield and Prepayment Considerations" and " The Class A Certificates -- Distributions on the Class A Certificates" in this prospectus supplement.

Class A-1 Monthly Interest. Generally, the amount of interest distributable to the Class A-1 Certificateholders on each Distribution Date is the product of 1/360th of the pass-through rate for the Class A-1 Certificates, the number of days from the previous Distribution Date through the day before the related Distribution Date and the aggregate outstanding principal balance of the Class A-1 Certificates on the preceding Distribution Date (after giving effect to all distributions to Class A Certificateholders on such date). Monthly Interest for Other Class A Certificates. Generally, the amount of interest distributable to each class of Class A Certificateholders (other than the Class A-1 Certificateholders) on each Distribution Date is the product of one-twelfth of the pass-through rate applicable to such class and the aggregate outstanding principal balance of such class as of the preceding Distribution Date (after giving effect to all distributions to Class A Certificateholders on such date). The amount of interest distributable on the first Distribution Date of December 8, 1998 will be based upon the original principal balance of the applicable class and will accrue from the Closing Date until the day before the first Distribution Date (and in the case of all of the Class A Certificates other than the Class A-1 Certificates, assuming that the month of the Closing Date has 30 days). The amount of interest distributable to Class A Certificateholders on any Distribution Date constitutes "Monthly Interest." See "The Class A Certificates -- Distributions on the Class A Certificates" in this prospectus supplement.

Principal

The Trust will distribute principal on each Distribution Date to the Class A Certificateholders of record as of the Record Date. Generally, the amount of principal which will be distributed ("Monthly Principal") is equal to the difference between the aggregate Certificate Balance as of the previous Distribution Date (after giving effect to any distributions of principal required to be made on such Distribution Date) and the outstanding balance of the Receivables (the "Pool Balance") on the last day of the preceding calendar month.

The aggregate outstanding principal balance of the Class A Certificates as of the Closing Date is as follows:

     o    $58,925,000.00   for  the  Class  A-1  Certificates  (the  "Class  A-1
          Certificate Balance");

     o    $60,250,000.00   for  the  Class  A-2  Certificates  (the  "Class  A-2
          Certificate Balance");

     o    $75,800,000.00   for  the  Class  A-3  Certificates  (the  "Class  A-3
          Certificate Balance");

     o    $36,450,000.00   for  the  Class  A-4  Certificates  (the  "Class  A-4
          Certificate Balance"); and

     o    $44,488,594.18   for  the  Class  A-5  Certificates  (the  "Class  A-5
          Certificate Balance").

The sum of the Class A-1 Certificate Balance, the Class A-2 Certificate Balance, the Class A-3 Certificate Balance, the Class A-4 Certificate Balance and the Class A-5 Certificate Balance will equal the "Certificate Balance."

The outstanding principal amount of any class of Class A Certificates will be payable in full on the final scheduled Distribution Date applicable to that class. The final scheduled Distribution Dates of the Class A Certificates are as follows:

     o December 8, 1999, for the Class A-1 Certificates (the "Class A-1 Final Scheduled Distribution Date");

     o October 9, 2001, for the Class A-2 Certificates (the "Class A-2 Final Scheduled Distribution Date");

     o June 9, 2003, for the Class A-3 Certificates (the "Class A-3 Final Scheduled Distribution Date");

     o March 8, 2004, for the Class A-4 Certificates (the "Class A-4 Final Scheduled Distribution Date"); and

     o July 10, 2006, for the Class A-5 Certificates (the "Class A-5 Final Scheduled Distribution Date").

Principal will be distributed to the Class A Certificateholders in the order of the numerical designation of each class of the Class A Certificates, starting with the Class A-1 Certificates and ending with the Class A-5 Certificates. For example, no principal will be distributed to the Class A-2 Certificateholders until the Class A-1 Certificate Balance has been reduced to zero.

Since the rate of payment of principal of each class of Class A Certificates depends upon the rate of payment of principal on the Receivables (including voluntary prepayments and principal in respect of Defaulted Receivables and Purchased Receivables), the final distribution in respect of each class of Class A Certificates could occur significantly earlier than the respective final scheduled distribution dates. See "The Class A Certificates -- Distributions on the Class A Certificates" in this prospectus supplement.

Spread Account; Rights of Class IC Certificateholder

The Depositor will establish an account (the "Spread Account") on the Closing Date for the benefit of the Class A Certificateholders and the Insurer. The Spread Account will hold the excess, if any, of the collections on the Receivables over the amounts which the Trust is required to distribute to the Class A Certificateholders, the Servicer and the Insurer. The amount of funds available for distribution to Class A Certificateholders on any Distribution Date ("Available Funds") will consist of funds from the following sources:

     (1) payments received from obligors in respect of the Receivables (net of any amount required to be deposited to the Payahead Account in respect of Precomputed Receivables);

     (2) any net withdrawal from the Payahead Account in respect of Precomputed Receivables;

     (3)  liquidation proceeds received in respect of Receivables;

     (4) advances received from the Servicer in respect of interest on certain delinquent Receivables; and

     (5) amounts received in respect of required repurchases or purchases of Receivables by UAC or the Servicer.

The Trustee will withdraw funds from the Spread Account (up to the amount on deposit in the account) and then draw on the Policy, if the amount of Available Funds for any Distribution Date is not sufficient to pay:

     (1) the amounts owed to the Servicer (including the Monthly Servicing Fee and reimbursement for advances made by the Servicer to the Trust), and

     (2) the required payments of Monthly Interest and Monthly Principal to the Class A Certificateholders.

If the amount on deposit in the Spread Account is zero, after any withdrawals for the benefit of the Class A Certificateholders, and there is a default under the Policy, any remaining losses on the Receivables will be borne directly pro rata by you and the other Class A Certificateholders (to the extent of the class or classes of Class A Certificates which are outstanding at such time). See "Risk Factors," "The Class A Certificates -- Accounts" and "-- Distributions on the Class A Certificates" in this prospectus supplement.

Any amount on deposit in the Spread Account on any Distribution Date in excess of the Required Spread Amount (after all other required deposits to and withdrawals from the Spread Account have been made) will be distributed to the holder of the Class IC Certificate (the "Class IC Certificateholder"). Any such distribution to the Class IC Certificateholder will no longer be an asset of the Trust.

We intend for the amount on deposit in the Spread Account to grow over time to the Required Spread Amount through the deposit of the excess collections, if any, on the Receivables. However, we cannot assure you that the amount on deposit in the Spread Account will actually grow to the Required Spread Amount.

The "Required Spread Amount" with respect to any Distribution Date will equal the lesser of:

     (1) 1.5% of the initial Pool Balance, or

     (2) the Certificate Balance as of the previous Distribution Date (after giving effect to all distributions to Class A Certificateholders on such date).

If the average aggregate yield of the Receivables in excess of losses falls below the levels set forth in the Insurance and Reimbursement Agreement, entered into on the Closing Date among the Depositor, Union Acceptance Funding Corporation ("UAFC"), UAC, in its individual capacity and as Servicer, and the Insurer (the "Insurance Agreement"), the Required Spread Amount will be increased to 4.5% of the Pool Balance. During an Event of Default or upon the occurrence of certain other events described in the Insurance Agreement generally involving a failure of performance by the Servicer or a material misrepresentation made by the Servicer under the Pooling and Servicing Agreement or the Insurance Agreement, the Required Spread Amount will be increased to the Policy Amount (calculated without any reduction for the amount on deposit in the Spread Account). Under certain circumstances, the Required Spread Amount may be reduced without your consent. See "The Class A Certificates -- Accounts" and "-- The Policy" in this prospectus supplement.

The Policy

The Depositor will obtain an irrevocable insurance policy (the "Policy") issued by MBIA Insurance Corporation for the benefit of the Class A Certificateholders. Subject to the terms of the Policy, the Insurer will unconditionally and irrevocably guarantee the payment of Monthly Interest and Monthly Principal up to the Policy Amount. The Trustee will draw on the Policy, up to the Policy Amount, if Available Funds and the amount on deposit in the Spread Account (after paying amounts owed to the Servicer) are not sufficient to fully distribute Monthly Interest and Monthly Principal.

In addition, the Policy will cover any amount distributed or required to be distributed by the Trust to Class A Certificateholders that is sought to be recovered as a voidable preference by a trustee in bankruptcy of UAC, the Depositor or UAFC pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended, in accordance with a final nonappealable order of a court having competent jurisdiction. See "The Class A Certificates -- Accounts" and "-- The Policy" in this prospectus supplement.

Policy Amount

The term "Policy Amount" means with respect to any Distribution Date:

     (1) the sum of:

         (A) the lesser of: (i) the Certificate Balance (after giving effect to any distribution of Available Funds and any funds withdrawn from the Spread Account to pay Monthly Principal on such Distribution
              Date) and (ii) the Net Principal Policy Amount, plus

         (B)  Monthly Interest, plus

         (C)  the Monthly Servicing Fee;

         less

     (2) all amounts on deposit in the Spread Account on such Distribution Date (after giving effect to any funds withdrawn from the Spread Account to pay Monthly Principal on such Distribution Date).

"Net Principal Policy Amount" means the initial Certificate Balance minus all amounts previously drawn on the Policy or withdrawn from the Spread Account with respect to Monthly Principal.

Insurer

MBIA Insurance Corporation is the "Insurer" and will guarantee the payment of Monthly Interest and Monthly Principal under the terms of the Policy.

Legal Investment

The Class A-1 Certificates will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Optional Sale

The Class IC Certificateholder has the right to purchase all of the Receivables as of the last day of any Collection Period on which the Pool Balance is equal to or less than 10% of the initial Certificate Balance (the "Optional Sale").

The purchase price applicable to the Optional Sale will be equal to the fair market value of the Receivables; provided that such amount is equal to or greater than the sum of:

     (1) 100% of the outstanding Certificate Balance,

     (2) accrued and unpaid interest on the outstanding Certificate Balance at the weighted average note rates of the Receivables less any payments received but not applied to interest or principal, and

     (3) any amounts due the Insurer.

Increase of the Class A-5 Pass-Through Rate

If the Class IC Certificateholder does not exercise its rights with respect to the Optional Sale on the first Distribution Date that the Optional Sale is permitted (the "Clean-Up Call Date"), the Class A-5 Pass-Through Rate will be increased by 0.50% after the Clean-Up Call Date.

Tax Status

In the opinion of special tax counsel to the Depositor, the Trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation. The Trustee and the Certificateholders will agree to treat the Trust as a partnership for federal income tax purposes. As a partnership, the Trust will not be subject to federal income tax and the Certificateholders will be required to report their respective shares of the Trust's taxable income, deductions and other tax attributes. See "Certain Federal Income Tax Consequences" in the accompanying prospectus.

Ratings

On the Closing Date, each class of Class A Certificates must be rated in the highest applicable category by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (each a "Rating Agency" and collectively, the "Rating Agencies"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors-- Certificate Ratings and Limitations" in this prospectus supplement.

ERISA Considerations

The Class A Certificates may be eligible for purchase by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any benefit plan fiduciary considering the purchase of Class A Certificates should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

         You should carefully consider the risk factors set forth below and in the accompanying prospectus as well as the other investment considerations described in such documents as you decide whether to purchase the Class A Certificates.

Limited Resale of the Certificates      There is currently  no secondary  market
                                        for  the  Class  A   Certificates.   The
                                        Underwriters  currently intend to make a
                                        market to  enable  resale of the Class A
                                        Certificates,    but   are    under   no
                                        obligation  to do so. As such, we cannot
                                        assure you that a secondary  market will
                                        develop  for your  Class A  Certificates
                                        or,  if  one  does  develop,  that  such
                                        market will  provide you with  liquidity
                                        of  investment  or that it will continue
                                        for   the   life   of   your   Class   A
                                        Certificates.

The Certificates Are Obligations
of the Trust Only                       The Class A  Certificates  are interests
                                        in the Trust  only and do not  represent
                                        an  interest  in or  obligation  of  the
                                        Depositor,  UAC or any  other  party  or
                                        governmental   body.   Except   for  the
                                        Policy,  the Class A  Certificates  have
                                        not been  insured or  guaranteed  by any
                                        party  or  governmental  body.  See "The
                                        Class A Certificates--  Distributions on
                                        the  Class A  Certificates"  and  "--The
                                        Policy"   and  "The   Insurer"  in  this
                                        prospectus supplement.

Spread Account                          The Trustee will withdraw funds from the
                                        Spread Account, up to the full balance of the funds on deposit in such account, if the amount of Available Funds on any Distribution Date is not sufficient to distribute Monthly Interest and Monthly
                                        Principal  (after payment of the Monthly
                                        Servicing Fee) to you.

                                        The  amount  on  deposit  in the  Spread
                                        Account  may  increase  over  time to an
                                        amount  equal  to  the  Required  Spread
                                        Amount.  We cannot  assure you that such
                                        growth will occur or that the balance in
                                        the  Spread   Account   will  always  be
                                        sufficient to assure  payment in full of
                                        Monthly Interest and Monthly  Principal.
                                        The Trustee will withdraw funds from the
                                        Spread   Account   if  the   amount   of
                                        Available  Funds (after  paying  amounts
                                        owed to the Servicer) is not  sufficient
                                        to fully distribute Monthly Interest and
                                        Monthly  Principal  on any  Distribution
                                        Date.  If the  amount on  deposit in the
                                        Spread Account is reduced to zero (after
                                        giving   effect  to  all   deposits  and
                                        withdrawals  from the  Spread  Account),
                                        the  Trustee   will  then  draw  on  the
                                        Policy,  up to the Policy Amount,  in an
                                        amount equal to any remaining  shortfall
                                        in  respect  of  Monthly   Interest  and
                                        Monthly Principal.

                                        Under   certain    circumstances,    the
                                        Required  Spread  Amount  may be reduced
                                        without  obtaining  the  consent  of the
                                        Trustee      or     the      Class     A
                                        Certificateholders.   Such  a  reduction
                                        could affect the amount available to pay
                                        Class A Certificateholders in the event of a deficiency of Monthly Interest or Monthly Principal and a default by the Insurer under the Policy.

You May Incur a Loss if There is a
Default Under the Policy If the Spread Account is reduced to zero and the Insurer defaults under the Policy, the Trust will depend solely on payments on and proceeds from the Receivables to make distributions on the Class A Certificates. The Insurer will default under the Policy if it fails to pay any required amount to the Trust when due, for any reason, including the insolvency of the Insurer.

                                        If the  Trust  does not have  sufficient
                                        funds to fully  distribute  the required
                                        distributions  of Monthly  Interest  and
                                        Monthly  Principal  during a default  by
                                        the Insurer,  distributions on the Class
                                        A  Certificates  will be made  pro  rata
                                        based on the  amounts  to which  Class A
                                        Certificateholders  of  each  class  are
                                        entitled. In such event, you would incur
                                        a loss  at  that  time  and  you may not
                                        recover   your  loss   from   subsequent
                                        collections  on the  Receivables or from
                                        the Insurer.  See "The  Receivables Pool
                                        -- Delinquencies,  Repossessions and Net
                                        Losses" and "--  Delinquency  and Credit
                                        Loss   Experience"   and  "The  Class  A
                                        Certificates     --    Accounts,"    "--
                                        Distributions    on    the    Class    A
                                        Certificates" and "-- The Policy" in this prospectus supplement.

Certificate Ratings and Limitations     On the Closing Date, each class of Class
                                        A  Certificates  must  be  rated  in the
                                        highest   applicable   category  by  the
                                        Rating   Agencies.   Such  ratings  will
                                        reflect  only the views of the  relevant
                                        rating agency. We cannot assure you that
                                        any such  rating will  continue  for any
                                        period of time or that any  rating  will
                                        not be revised or withdrawn  entirely by
                                        such rating  agency if, in its judgment,
                                        circumstances so warrant.  A revision or
                                        withdrawal  of such  rating  may have an
                                        adverse  effect  on  the  liquidity  and
                                        market    price   of   your    Class   A
                                        Certificates. A security rating is not a recommendation to buy, sell or hold securities.

                             FORMATION OF THE TRUST

         The Depositor will establish the Trust by assigning the Trust assets to the Trustee in exchange for the Certificates. The Depositor will retain the Class IC Certificate. UAC will be responsible for servicing the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the Receivables by the Trustee. However, the Servicer will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust or make any notation of the Trust's lien on the certificates of title of the Financed Vehicles. In the absence of such notation on the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables. Under the terms of the Pooling and Servicing Agreement, UAC may delegate its duties as Servicer and custodian; however, any such delegation will not relieve UAC of its liability and responsibility with respect to such duties. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" and "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

         The Depositor will establish the Spread Account for the benefit of the Class A Certificateholders and the Insurer and will obtain the Policy. The Trustee will draw on the Policy, up to the Policy Amount, if Available Funds and the amount on deposit in the Spread Account (after paying amounts owed to the Servicer) are not sufficient to fully distribute Monthly Interest and Monthly Principal. If the Spread Account is reduced to zero and there is a default under the Policy, the Trust will look only to the obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure Defaulted Receivables for distributions of interest and principal on the Class A Certificates. In such event, certain factors, such as the Trustee's not having perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Class A Certificateholders. See
"The Class A Certificates -- Accounts" in this prospectus supplement and "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

                              THE RECEIVABLES POOL

         The Receivables were selected from the portfolio of UAFC, for purchase by the Depositor by several criteria, including that each Receivable:

         o has an original number of payments of not more than 84 payments and not less than twelve payments (except that approximately 0.98% of the aggregate principal balance of the Receivables as of the Cutoff Date consist of Modified
                  Receivables which have been amended or modified after origination to provide that the number of payments from the time of origination to maturity may exceed 84 payments);

         o has a remaining maturity of not more than 84 months and not less than three months;

         o provides for level monthly payments that fully amortize the amount financed over the remaining term; and

         o has a contract rate of interest (exclusive of prepaid finance charges) of not less than 4.95%.

         The  weighted  average   remaining   maturity  of  the  Receivables  is
approximately 69 months as of the Cutoff Date.

         Approximately   1.88%  of  the  aggregate   principal  balance  of  the
Receivables as of the Cutoff Date were selected from the "non-prime" or "Tier II" portfolio of UAFC (the "Tier II Receivables").
See "-- Delinquency and Credit Loss Experience."

         Approximately 98.64% of the aggregate principal balance of the Receivables as of the Cutoff Date are simple interest contracts which provide for equal monthly payments. Approximately 1.36% of the aggregate principal balance of the Receivables as of the Cutoff Date are Precomputed Receivables originated in the State of California. All of such Precomputed Receivables are rule of 78's receivables. Approximately 28.28% of the aggregate principal balance of the Receivables as of the Cutoff Date represent financing of new vehicles; the remainder of the Receivables represent financing of used vehicles.

         Receivables representing more than 10% of the aggregate principal balance of the Receivables as of the Cutoff Date were originated in metropolitan areas in the States of North Carolina and Texas. The performance of the Receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such metropolitan areas.




              Composition of the Receivables as of the Cutoff Date



                                                                                                     Weighted
                                                                   Aggregate          Original         Average
                                                   Number of        Principal         Principal       Contract
                                                  Receivables        Balance           Balance          Rate
                                                  -----------        -------           -------          ----
New Automobiles and Light-Duty Trucks............     3,933     $  71,198,968.22   $  79,215,451.90     11.92%
Used Automobiles and Light-Duty Trucks...........    14,322       182,718,779.72     199,707,911.32     13.08%
New Vans (1).....................................       309         6,824,953.56       7,566,495.15     11.89%
Used Vans (1)....................................     1,169        15,170,892.68      17,525,904.72     12.93%
                                                     ------      ---------------    ---------------     -----
All Receivables..................................    19,733      $275,913,594.18    $304,015,763.09     12.74%
                                                     ======      ===============    ===============     =====


                                                   Weighted       Weighted          Percent
                                                    Average        Average        of Aggregate
                                                   Remaining      Original         Principal
                                                    Term(2)        Term(2)         Balance(3)
                                                    -------        -------         ----------
New Automobiles and Light-Duty Trucks..........      73.8mos.        78.0mos.         25.80%
Used Automobiles and Light-Duty Trucks.........      67.2            70.1             66.22
New Vans (1)...................................      75.3            79.5              2.47
Used Vans (1)..................................      67.3            71.7              5.50
                                                     ----            ----            ------
All Receivables................................      69.1mos.        72.4mos.        100.00%
                                                     ====            ====            ======

(1) References to vans include minivans and van conversions.
(2) Based on scheduled maturity and assuming no prepayments of the Receivables.
(3) Sum may not equal 100% due to rounding.

     Distribution of the Receivables by Remaining Term as of the Cutoff Date



                                                           Percent                                     Percent
                                                          of Total                Aggregate        of Aggregate
       Remaining                   Number of               Number of             Principal          Principal
      Term Range                   Receivables          Receivables (1)            Balance          Balance(1)
      ----------                   -----------          ---------------            -------          ----------
    1 to 12 months...........           676                  3.43%           $    1,406,167.21           0.51%
   13 to 24 months...........         2,061                 10.44                 9,823,208.53           3.56
   25 to 36 months...........           647                  3.28                 4,484,629.00           1.63
   37 to 48 months...........         1,201                  6.09                11,209,865.26           4.06
   49 to 60 months...........         3,457                 17.52                44,094,734.65          15.98
   61 to 72 months...........         5,637                 28.57                89,303,806.37          32.37
   73 to 84 months...........         6,054                 30.68               115,591,183.16          41.89
                                     ------                ------              ---------------         ------
             Total...........        19,733                100.00%             $275,913,594.18         100.00%
                                     ======                ======              ===============         ======

(1) Sum may not equal 100% due to rounding.

        Geographic Distribution of the Receivables as of the Cutoff Date

                                                            Percent                                    Percent
                                                           of Total               Aggregate         of Aggregate
                                    Number of              Number of              Principal          Principal
     State (1) (2)                 Receivables          Receivables (3)           Balance            Balance (3)
     -------------                 -----------          ---------------           -------            -----------
Arizona......................           995                  5.04%            $  14,448,221.10           5.24%
California...................         1,256                  6.36                19,491,547.02           7.06
Colorado.....................           432                  2.19                 5,641,752.31           2.04
Florida......................         1,313                  6.65                18,244,004.44           6.61
Georgia......................           736                  3.73                10,535,620.70           3.82
Idaho........................            23                  0.12                   328,443.33           0.12
Illinois.....................         1,282                  6.50                19,081,819.86           6.92
Indiana......................           663                  3.36                 8,629,642.53           3.13
Iowa ........................           553                  2.80                 8,228,428.26           2.98
Kansas.......................           221                  1.12                 3,076,821.82           1.12
Kentucky.....................           151                  0.77                 2,091,012.82           0.76
Maryland.....................           242                  1.23                 3,877,827.08           1.41
Massachussetts...............           498                  2.52                 7,428,316.76           2.69
Michigan.....................           299                  1.52                 4,689,873.41           1.70
Minnesota....................           363                  1.84                 5,095,242.20           1.85
Missouri.....................           594                  3.01                 7,345,874.45           2.66
Nebraska.....................           136                  0.69                 2,026,581.84           0.73
Nevada.......................            57                  0.29                   969,274.95           0.35
New Mexico...................            40                  0.20                   652,659.82           0.24
North Carolina...............         2,058                 10.43                28,185,342.15          10.22
Ohio ........................         1,493                  7.57                16,601,204.18           6.02
Oklahoma.....................           958                  4.85                11,185,750.75           4.05
Oregon.......................            64                  0.32                 1,090,184.79           0.40
Pennsylvania.................           112                  0.57                 1,567,795.11           0.57
South Carolina...............           659                  3.34                10,413,053.85           3.77
South Dakota.................            10                  0.05                   145,725.38           0.05
Tennessee....................           467                  2.37                 7,581,826.85           2.75
Texas........................         2,498                 12.66                35,859,079.85          13.00
Utah ........................           129                  0.65                 2,053,790.39           0.74
Virginia.....................           996                  5.05                13,065,455.82           4.74
Washington...................            91                  0.46                 1,663,201.03           0.60
Wisconsin....................           344                  1.74                 4,618,219.33           1.67
                                     ------                ------              ---------------         ------
         Total...............        19,733                100.00%             $275,913,594.18         100.00%
                                     ======                ======              ===============         ======

(1) Based on address of the Dealer selling the related Financed Vehicle.
(2) Receivables originated in Ohio were solicited by Dealers for direct financing by UAC or the Predecessor. All other Receivables were originated by Dealers and purchased from such Dealers by UAC or the Predecessor.
(3) Sum may not equal 100% due to rounding.

              Distribution of Receivables by Financed Vehicle Model
                           Year as of the Cutoff Date

                                                                  Percent                            Percent
                                                                 of Total         Aggregate       of Aggregate
   Model                                       Number of         Number of        Principal        Principal
   Year                                       Receivables     Receivables(1)      Balance          Balance(1)
   ----                                       -----------     --------------      -------          ----------
   1985 and earlier.....................            13             0.07%    $       94,649.98         0.03%
   1986.................................            12             0.06             73,961.65         0.03
   1987.................................            19             0.10            107,261.30         0.04
   1988.................................            75             0.38            310,305.77         0.11
   1989.................................           231             1.17            893,715.71         0.32
   1990.................................           633             3.21          3,155,589.15         1.14
   1991.................................           981             4.97          5,794,927.90         2.10
   1992.................................         1,395             7.07         10,592,973.32         3.84
   1993.................................         1,994            10.10         19,183,627.15         6.95
   1994.................................         2,678            13.57         28,705,215.19        10.40
   1995.................................         2,885            14.62         41,626,456.09        15.09
   1996.................................         2,390            12.11         38,945,037.86        14.11
   1997.................................         2,187            11.08         37,639,090.87        13.64
   1998.................................         3,368            17.07         68,546,862.23        24.84
   1999.................................           872             4.42         20,243,920.01         7.34
                                                ------           ------       ---------------       ------
                  Total.................        19,733           100.00%      $275,913,594.18       100.00%
                                                ======           ======       ===============       ======

(1) Sum may not equal 100% due to rounding.

     Distribution of the Receivables by Contract Rate as of the Cutoff Date

                                                                  Percent                            Percent
                                                                 of Total         Aggregate       of Aggregate
                                               Number of         Number of        Principal        Principal
Contract Rate Range                           Receivables     Receivables(1)      Balance          Balance(1)
-------------------                           -----------     --------------      -------          ----------
    Less than 7.000%......................           35             0.18%    $     429,261.50         0.16%
  7.000 to    7.999%......................           90             0.46         1,415,372.88         0.51
  8.000 to    8.999%......................          392             1.99         5,803,930.15         2.10
  9.000 to    9.999%......................        1,023             5.18        13,533,348.31         4.90
 10.000 to   10.999%......................        2,263            11.47        31,142,748.64        11.29
 11.000 to   11.999%......................        3,375            17.10        49,444,890.98        17.92
 12.000 to   12.999%......................        4,510            22.86        67,422,212.30        24.44
 13.000 to   13.999%......................        3,626            18.38        48,872,634.25        17.71
 14.000 to   14.999%......................        1,952             9.89        25,590,427.53         9.27
 15.000 to   15.999%......................        1,018             5.16        13,228,486.39         4.79
 16.000 to   16.999%......................          602             3.05         8,352,059.30         3.03
 17.000 to   17.999%......................          315             1.60         4,299,099.51         1.56
 18.000 to   18.999%......................          440             2.23         5,513,283.49         2.00
 19.000 to   19.999%......................           37             0.19           376,485.23         0.14
 20.000 to   20.999%......................           21             0.11           235,448.42         0.09
21.000  to   21.999%......................           25             0.13           181,670.94         0.07
22.000  to   22.999%......................            2             0.01            17,814.42         0.01
23.000  to   23.999%......................            1             0.01             5,956.08         0.00
24.000  to   24.999%......................            3             0.02            26,495.24         0.01
25.000  to   25.999%......................            3             0.02            21,968.62         0.01
                                                 ------           ------      ---------------       ------
               Total......................       19,733           100.00%     $275,913,594.18       100.00%
                                                 ======           ======      ===============       ======

(1) Sum may not equal 100% due to rounding.

Delinquencies, Repossessions and Net Losses

         We have set forth below certain information about the experience of UAC and its Predecessor relating to delinquencies, repossessions, and net losses on the prime fixed rate retail automobile, light truck and van receivables serviced by UAC. We cannot assure you that the delinquency, repossession, and net loss experience of the Receivables will be comparable to that set forth in the following tables.

                         Delinquency Experience (1) (2)

                                              At June 30,
                           ------------------------------------------------
                                    1996                      1997
                           ---------------------     ----------------------
                                        (Dollars in thousands)
                            Number of                 Number of
                           Receivables   Amount      Receivables   Amount
                           ----------- ----------    ----------- ----------
Servicing portfolio........  147,722   $1,548,538      173,693   $1,860,272
                             -------   ----------      -------   ----------
Delinquencies
   30-59 days..............    1,602   $   17,030        2,487   $   27,373
   60-89 days..............      694        7,629        1,646       18,931
   90 days or more.........      333        3,811          723        8,826
                               -----   ----------        -----   ----------
Total delinquencies........    2,629   $   28,470        4,856   $   55,130
                               =====   ==========        =====   ==========
Total delinquencies as a
   percent of servicing
     portfolio.............     1.78%        1.84%        2.80%        2.96%


                              At September 30,            At June 30,              At September 30,
                                    1997                       1998                      1998
                           ----------------------   -------------------------   -----------------------
                                                       (Dollars in thousands)
                            Number of                 Number of                  Number of
                           Receivables    Amount     Receivables    Amount      Receivables    Amount
                           ----------- ----------    -----------  ----------    -----------  ----------
Servicing portfolio........  177,377   $1,896,748       184,003   $1,978,920      194,882    $2,151,695
                             -------   ----------       -------   ----------      -------    ----------
Delinquencies
   30-59 days..............    4,310   $   45,766         3,179   $   32,967        3,741    $   38,040
   60-89 days..............    2,196       25,156         1,907       20,819        1,873        19,652
   90 days or more.........      934       11,131           657        6,993          793         7,966
                               -----   ----------         -----   ----------        -----    ----------
Total delinquencies........    7,440   $   82,053         5,743   $   60,779        6,407    $   65,658
                               =====   ==========         =====   ==========        =====    ==========
Total delinquencies as a
   percent of servicing
     portfolio.............     4.19%        4.33%         3.12%        3.07%        3.29%         3.05%

                         Credit Loss Experience (1) (2)

                                        Year ended June 30,
                           ---------------------------------------------     Three Months Ended          Year Ended
                                    1996                    1997            September 30, 1997 (6)      June 30, 1998
                           ---------------------   ----------------------   ---------------------  -----------------------
                                                           (Dollars in thousands)
                            Number of               Number of               Number of               Number of
                           Receivables   Amount    Receivables   Amount    Receivables  Amount     Receivables     Amount
                           -----------   ------    -----------   ------    -----------  ------     -----------     ------
Avg. servicing portfolio(3)..132,363   $1,343,770    164,858   $1,759,666    175,920   $1,881,603    179,822     $1,922,977
                            --------   ----------    -------   ----------    -------   ----------    -------     ----------

Gross charge-offs............  3,663   $   40,815      6,280   $   70,830      2,054   $   23,056      7,909     $   87,325
Recoveries (4)...............              19,543                  28,511                   8,134                    33,546
                                       ----------              ----------              ----------                ----------
Net losses...................          $   21,272              $   42,319              $   14,922                $   53,779
                                       ==========              ==========              ==========                ==========
Gross charge-offs as a % of
     avg. servicing
     portfolio(5)............   2.77%        3.04%      3.81%        4.03%      4.67%        4.90%      4.40%          4.54%
Recoveries as a % of gross
     charge-offs.............               47.88%                  40.25%                  35.28%                    38.41%
Net losses as a % of avg.
     servicing portfolio(5)..                1.58%                   2.40%                   3.17%                     2.80%


                             Three Months Ended
                            September 30, 1998 (6)
                           ------------------------

                             Number of
                            Receivables    Amount
                            -----------    ------
Avg. servicing portfolio(3)  190,877     $2,088,163
                             -------     ----------

Gross charge-offs..........    2,196     $   23,651
Recoveries (4).............                   9,146
                                         ----------
Net losses.................              $   14,505
                                         ==========
Gross charge-offs as a % of
     avg. servicing
     portfolio(5)..........     4.60%          4.53%
Recoveries as a % of gross
     charge-offs...........                   38.67%
Net losses as a % of avg.
     servicing portfolio(5)                    2.78%

(1) There is generally no recourse to Dealers under any of the receivables in the portfolio serviced by UAC or the Predecessor, except to the extent of representations and warranties made by Dealers in connection with such receivables.

(2) The delinquency experience and credit loss experience of the Tier II Receivables are not included herein but are described on the following page.

(3) Equals the monthly arithmetic average, and includes receivables sold in prior securitization transactions.

(4) Recoveries include recoveries on receivables previously charged off, cash recoveries and unsold repossessed assets carried at fair market value.

(5) Variation in the size of the portfolio serviced by UAC will affect the percentages in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio."

(6) Percentages are annualized in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio" for partial years.

Delinquency and Credit Loss Experience

         As indicated in the foregoing delinquency experience table, delinquency rates for UAC's prime automobile portfolio based upon outstanding balances of receivables 30 days past due and over decreased to 3.05% at September 30, 1998, from 3.07% and 4.33% at June 30, 1998 and September 30, 1997, respectively.

         As indicated in the foregoing credit loss experience table, net credit losses on UAC's prime automobile portfolio totaled approximately $14.5 million for the quarter ended September 30, 1998, or 2.78% (annualized) of the average servicing portfolio, compared to $14.9 million, or 3.17% (annualized) for the quarter ended September 30, 1997. For the year ended June 30, 1998, net credit losses on UAC's prime automobile portfolio totaled approximately $53.8 million or 2.80% of the average servicing portfolio.

         From September 30, 1997 through September 30, 1998, UAC has experienced steady improvement in its delinquency and credit loss trends. UAC attributes the improvement to strategic changes in its origination and collection departments. The efforts in the origination department include:

         o        implementing tighter credit standards in March 1997;

         o developing quality control procedures that rank a prospective obligor by credit score and by predetermined debt and income ratios;

         o growing the portfolio with quality obligors through dealer development and dealer expansion;

         o        increasing the staff in the origination department; and

         o        expanding the origination department's hours of service.

The collection department's efforts to improve credit loss performance since September 30, 1997 include:

         o        restructuring    the    collectors    to   form    specialized
                  sub-departments of collectors for auxiliary functions such as skip tracing and high risk accounts;

         o initiating collection calls earlier in the delinquency process through the use of a power dialer;

         o targeting higher risk obligors through the use of quarterly updated credit scores; and

         o        increasing collection efforts on charged-off accounts.

         UAC believes that net credit losses were affected by depressed recovery rates during the quarter ended September 30, 1998. Recoveries as a percentage of gross charge-offs decreased to 38.67% for the three months ended September 30, 1998, compared to 41.17% for the quarter ended June 30, 1998. On a year to year comparison, recovery rates improved to 38.67% for the quarter ended September 30, 1998, compared to 35.28% for the quarter ended September 30, 1997. In response to declining recovery rates, UAC opened a franchised new car dealership in Indianapolis in July 1998 and is retailing a portion of its repossessed automobiles through the dealership. UAC anticipates that this method of disposing of repossessions along with stricter monitoring of the repossession and resale process should enhance the recovery rate over time. Although the overall recovery percentage remains below UAC's expectations, recovery rates for repossessed automobiles sold by UAC's retail operations have been significantly higher than recovery rates on vehicles sold at auction. However, less than 10% of all repossessed automobiles sold by UAC during the quarter were sold through its new retail operation.

         UAC's non-prime lending began in 1994 and was replaced by UAC's "Tier II" lending on March 1, 1998. The majority of the Tier II Receivables were originated under UAC's Tier II lending from applications that did not qualify for credit under UAC's "Tier I" lending. Although it is too early to determine actual trends with respect to delinquency and credit losses of the Tier II Receivables, UAC believes that the rate of delinquency and credit loss associated with the Tier II Receivables will more closely follow the experience of UAC's non-prime portfolio rather than the prime or Tier I portfolio which is set forth on the preceding page. At September 30, 1998, UAC's non-prime servicing portfolio consisted of approximately $67.7 million in receivables and had a delinquency rate based upon outstanding balances of receivables 30 days past due and over of 8.14% compared to 8.29% and 8.90% at June 30, 1998 and September 30, 1997, respectively. For the quarter ended September 30, 1998, the credit losses on the non-prime portfolio were 8.18% (annualized) of the average non-prime servicing portfolio, compared to 8.83% (annualized) for the quarter ended September 30, 1997. As the Tier II Receivables account for approximately 1.88% of the Receivables as of the Cutoff Date, UAC believes that the credit quality of the Tier II Receivables will not affect the credit quality of the Receivables as a whole in a materially adverse manner.

         UAC's expectations with respect to delinquency and credit loss trends constitute forward-looking statements and are subject to important factors that could cause actual results to differ materially from those projected by UAC. Such factors include, but are not limited to, general economic factors affecting obligors' abilities to make timely payments on their indebtedness such as employment status, rates of consumer bankruptcy, consumer debt levels generally and the interest rates applicable thereto. In addition, credit losses are affected by UAC's ability to realize on recoveries of repossessed vehicles, including, but not limited to, the market for used cars at any given time.

                WEIGHTED AVERAGE LIFE OF THE CLASS A CERTIFICATES

         Information regarding certain maturity and prepayment considerations about the Class A Certificates is described under "Weighted Average Life of the Certificates" in the accompanying prospectus. Because the rate of payment of principal of the Class A Certificates depends primarily on the rate of payment (including voluntary prepayments and principal in respect of Defaulted Receivables and Purchased Receivables) of the principal balance of the Receivables, final payment of each class of Class A Certificates could occur much earlier than the applicable final scheduled Distribution Date. You will bear the risk of being able to reinvest early principal payments on the Class A Certificates at yields at least equal to the yield on your Class A Certificates.

         Prepayments on retail installment sale contracts, such as the Receivables, can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Absolute Prepayment Model ("ABS"). The ABS model represents an assumed rate of prepayment each month relative to the original number of receivables in a pool. The ABS model further assumes that all of the receivables are the same size, amortize at the same rate and that each receivable will be paid as scheduled or will be prepaid in full. For example, in a pool of receivables originally containing 100 receivables, a 1% ABS rate means that one receivable prepays in full each month. The ABS model, like any prepayment model, does not claim to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

         The tables on pages S-20 to S-22 have been prepared on the basis of certain assumptions, including that:

         o        the Receivables prepay in full at the specified monthly ABS;

         o each scheduled payment on the Receivables is made on the last day of each Collection Period and includes a full month of interest;

         o distributions on the Class A Certificates are paid in cash on each Distribution Date commencing December 8, 1998 and on the eighth calendar day of each subsequent month in accordance with the description set forth under "The Class A Certificates -- Distributions on the Class A Certificates;"

         o        the Closing Date occurs on November 19, 1998;

         o no defaults or delinquencies in the payment of any of the Receivables occur;

         o no Receivables are repurchased due to a breach of any representation or warranty or for any other reason; and

         o        the  Class IC  Certificateholder  exercises  its  rights  with
                  respect   to  the   Optional   Sale  on  the  first   possible
                  Distribution Date.

The table indicates the projected weighted average life of each class of Class A Certificates and sets forth the percentage of the initial Certificate Balance of each class of Class A Certificates that is projected to be outstanding after each of the Distribution Dates shown at specified ABS percentages. The table also assumes that the Receivables have been aggregated into five hypothetical pools with all of the Receivables within each such pool having the characteristics described below:

                                                               Weighted Average          Weighted Average
                 Cutoff Date        Weighted Average           Remaining Term to         Original Term to
     Pool     Principal Balance      Note Rate               Maturity (in Months)      Maturity (in Months)
     ----     -----------------      ---------               --------------------      --------------------
       1     $   11,754,443.79           11.860%                    19                          71
       2         14,121,104.77           13.047                     43                          43
       3         42,042,861.22           12.738                     59                          60
       4         86,943,842.40           12.811                     70                          71
       5        121,051,342.00           12.740                     80                          82
               ---------------           ------
     Total     $275,913,594.18           12.740%
               ===============           ======

         The information included in the following tables consists of forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the tables on pages S-20 to S-22. We have provided these hypothetical illustrations using the assumptions listed above to give you a general illustration of how the principal balances of the Class A Certificates may decline. However, it is highly unlikely that the Receivables will prepay at a constant ABS until maturity or that all of the Receivables will prepay at the same ABS. In addition, the diverse terms of Receivables within each of the five hypothetical pools could produce slower or faster rates of principal distributions than indicated in the table at the various specified ABS rates. Any difference between such hypothetical assumptions, the actual characteristics, performance and prepayment experience of the Receivables will affect the percentages of initial Certificate Balances outstanding over time and the weighted average lives of the Class A Certificates.

================================================================================
  Important notice regarding calculation of the weighted average life and the assumptions upon which the tables on pages S-20 to S-22 are based

       The weighted  average life of a Class A Certificate  is determined  by:
   (a) multiplying the amount of each principal payment on the applicable Class A Certificate by the number of years from the assumed Closing Date to the related Distribution Date, (b) adding the results, and (c) dividing the sum by the related initial Certificate Balance of such Class A Certificate.

       The tables on pages S-20 to S-22 have been prepared based on (and should be read in conjunction with) the assumptions described on pages S-18 and S-19 (including the assumptions regarding the characteristics and
   performance  of  the  Receivables,   which  will  differ  from  the  actual
   characteristics and performance of the Receivables).
================================================================================


                                 Percent of Initial Certificate Balance at Various ABS Percentages (1)
                                   Class A-1 Certificates                         Class A-2 Certificates
                          ----------------------------------------      -----------------------------------------
Distribution Date          1.0%     1.4%     1.6%    1.8%     2.5%       1.0%     1.4%     1.6%    1.8%     2.5%
-----------------------------------------------------------------------------------------------------------------
     Closing Date........ 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
  1  December, 1998......  89.8%    87.3%    85.6%   81.1%    64.2%     100.0%   100.0%   100.0%  100.0%   100.0%
  2  January, 1999.......  79.6%    74.8%    71.4%   62.9%    48.5%     100.0%   100.0%   100.0%  100.0%   100.0%
  3  February, 1999......  69.5%    62.5%    57.6%   45.3%    32.9%     100.0%   100.0%   100.0%  100.0%   100.0%
  4  March, 1999.........  59.5%    50.4%    44.0%   30.4%    17.6%     100.0%   100.0%   100.0%  100.0%   100.0%
  5  April, 1999.........  49.5%    38.4%    30.7%   18.3%     2.4%     100.0%   100.0%   100.0%  100.0%   100.0%
  6  May, 1999...........  39.7%    26.6%    17.7%    6.3%     0.0%     100.0%   100.0%   100.0%  100.0%    87.8%
  7  June, 1999..........  29.9%    15.0%     4.9%    0.0%     0.0%     100.0%   100.0%   100.0%   94.6%    73.3%
  8  July, 1999..........  20.2%     3.6%     0.0%    0.0%     0.0%     100.0%   100.0%    92.7%   83.1%    59.1%
  9  August, 1999........  10.6%     0.0%     0.0%    0.0%     0.0%     100.0%    92.6%    80.9%   71.8%    45.1%
 10  September, 1999.....   1.1%     0.0%     0.0%    0.0%     0.0%     100.0%    81.8%    69.3%   60.6%    31.3%
 11  October, 1999.......   0.0%     0.0%     0.0%    0.0%     0.0%      91.8%    71.2%    58.5%   49.5%    17.7%
 12  November, 1999......   0.0%     0.0%     0.0%    0.0%     0.0%      82.7%    60.8%    48.3%   38.6%     4.3%
 13  December, 1999......   0.0%     0.0%     0.0%    0.0%     0.0%      73.6%    50.6%    38.1%   27.8%     0.0%
 14  January, 2000.......   0.0%     0.0%     0.0%    0.0%     0.0%      64.6%    40.6%    28.1%   17.1%     0.0%
 15  February, 2000......   0.0%     0.0%     0.0%    0.0%     0.0%      55.8%    30.8%    18.2%    6.6%     0.0%
 16  March, 2000.........   0.0%     0.0%     0.0%    0.0%     0.0%      47.0%    21.2%     8.5%    0.0%     0.0%
 17  April, 2000.........   0.0%     0.0%     0.0%    0.0%     0.0%      38.3%    11.9%     0.0%    0.0%     0.0%
 18  May, 2000...........   0.0%     0.0%     0.0%    0.0%     0.0%      29.7%     2.7%     0.0%    0.0%     0.0%
 19  June, 2000..........   0.0%     0.0%     0.0%    0.0%     0.0%      21.2%     0.0%     0.0%    0.0%     0.0%
 20  July, 2000..........   0.0%     0.0%     0.0%    0.0%     0.0%      13.5%     0.0%     0.0%    0.0%     0.0%
 21  August, 2000........   0.0%     0.0%     0.0%    0.0%     0.0%       5.9%     0.0%     0.0%    0.0%     0.0%
 22  September, 2000.....   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 23  October, 2000.......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 24  November, 2000......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 25  December, 2000......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 26  January, 2001.......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 27  February, 2001......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 28  March, 2001.........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 29  April, 2001.........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 30  May, 2001...........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 31  June, 2001..........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 32  July, 2001..........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 33  August, 2001........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 34  September, 2001.....   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 35  October, 2001.......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 36  November, 2001......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 37  December, 2001......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 38  January, 2002.......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 39  February, 2002......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 40  March, 2002.........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 41  April, 2002.........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 42  May, 2002...........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 43  June, 2002..........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 44  July, 2002..........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 45  August, 2002........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 46  September, 2002.....   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 47  October, 2002.......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 48  November, 2002......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 49  December, 2002......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 50  January, 2003.......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 51  February, 2003......   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 52  March, 2003.........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 53  April, 2003.........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 54  May, 2003...........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 55  June, 2003..........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 56  July, 2003..........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 57  August, 2003........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
 58  September, 2003.....   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
     Weighted Average Life
         (in years) .....   0.43     0.35     0.31    0.26     0.19       1.32     1.11     1.00    0.93     0.73

(1) See the important notice on page S-19 of this prospectus supplement regarding calculation of the weighted average life and the assumptions upon which these tables are based.

                                 Percent of Initial Certificate Balance at Various ABS Percentages (1)
                                   Class A-3 Certificates                         Class A-4 Certificates
                          ----------------------------------------      -----------------------------------------
Distribution Date          1.0%     1.4%     1.6%    1.8%     2.5%       1.0%     1.4%     1.6%    1.8%     2.5%
----------------------------------------------------------------------------------------------------------------
    Closing Date......... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 1  December, 1998....... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 2  January, 1999........ 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 3  February, 1999....... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 4  March, 1999.......... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 5  April, 1999.......... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 6  May, 1999............ 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 7  June, 1999........... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 8  July, 1999........... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 9  August, 1999......... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
10  September, 1999...... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
11  October, 1999........ 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
12  November, 1999....... 100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
13  December, 1999....... 100.0%   100.0%   100.0%  100.0%    92.9%     100.0%   100.0%   100.0%  100.0%   100.0%
14  January, 2000........ 100.0%   100.0%   100.0%  100.0%    82.6%     100.0%   100.0%   100.0%  100.0%   100.0%
15  February, 2000....... 100.0%   100.0%   100.0%  100.0%    72.5%     100.0%   100.0%   100.0%  100.0%   100.0%
16   March, 2000......... 100.0%   100.0%   100.0%   97.0%    62.5%     100.0%   100.0%   100.0%  100.0%   100.0%
17   April, 2000......... 100.0%   100.0%    99.1%   88.9%    52.7%     100.0%   100.0%   100.0%  100.0%   100.0%
18   May, 2000........... 100.0%   100.0%    91.5%   80.9%    43.1%     100.0%   100.0%   100.0%  100.0%   100.0%
19   June, 2000.......... 100.0%    95.1%    84.1%   73.0%    33.8%     100.0%   100.0%   100.0%  100.0%   100.0%
20   July, 2000.......... 100.0%    88.1%    76.7%   65.3%    24.5%     100.0%   100.0%   100.0%  100.0%   100.0%
21   August, 2000........ 100.0%    81.3%    69.5%   57.6%    15.5%     100.0%   100.0%   100.0%  100.0%   100.0%
22   September, 2000.....  98.6%    74.5%    62.4%   50.1%     6.7%     100.0%   100.0%   100.0%  100.0%   100.0%
23   October, 2000.......  92.6%    67.8%    55.3%   42.8%     0.0%     100.0%   100.0%   100.0%  100.0%    96.1%
24   November, 2000......  86.7%    61.3%    48.4%   35.5%     0.0%     100.0%   100.0%   100.0%  100.0%    78.6%
25   December, 2000......  80.8%    54.8%    41.6%   28.4%     0.0%     100.0%   100.0%   100.0%  100.0%    61.6%
26   January, 2001.......  75.0%    48.4%    35.0%   21.5%     0.0%     100.0%   100.0%   100.0%  100.0%    45.0%
27   February, 2001......  69.2%    42.1%    28.4%   14.6%     0.0%     100.0%   100.0%   100.0%  100.0%    28.8%
28   March, 2001.........  63.5%    35.9%    22.0%    8.0%     0.0%     100.0%   100.0%   100.0%  100.0%    13.1%
29   April, 2001.........  57.9%    29.8%    15.7%    1.4%     0.0%     100.0%   100.0%   100.0%  100.0%     0.0%
30   May, 2001...........  52.3%    23.8%     9.5%    0.0%     0.0%     100.0%   100.0%   100.0%   89.7%     0.0%
31   June, 2001..........  46.7%    17.9%     3.4%    0.0%     0.0%     100.0%   100.0%   100.0%   76.7%     0.0%
32   July, 2001..........  41.2%    12.2%     0.0%    0.0%     0.0%     100.0%   100.0%    94.8%   64.0%     0.0%
33   August, 2001........  35.8%     6.5%     0.0%    0.0%     0.0%     100.0%   100.0%    82.7%   51.7%     0.0%
34   September, 2001.....  30.5%     0.9%     0.0%    0.0%     0.0%     100.0%   100.0%    70.9%   39.7%     0.0%
35   October, 2001.......  25.2%     0.0%     0.0%    0.0%     0.0%     100.0%    90.6%    59.4%   28.0%     0.0%
36   November, 2001......  20.0%     0.0%     0.0%    0.0%     0.0%     100.0%    79.5%    48.2%   16.7%     0.0%
37   December, 2001......  14.8%     0.0%     0.0%    0.0%     0.0%     100.0%    68.7%    37.3%    5.7%     0.0%
38   January, 2002.......   9.7%     0.0%     0.0%    0.0%     0.0%     100.0%    58.0%    26.6%    0.0%     0.0%
39   February, 2002......   4.7%     0.0%     0.0%    0.0%     0.0%     100.0%    47.7%    16.3%    0.0%     0.0%
40   March, 2002.........   0.0%     0.0%     0.0%    0.0%     0.0%      99.6%    37.6%     6.3%    0.0%     0.0%
41   April, 2002.........   0.0%     0.0%     0.0%    0.0%     0.0%      89.4%    27.7%     0.0%    0.0%     0.0%
42   May, 2002...........   0.0%     0.0%     0.0%    0.0%     0.0%      79.5%    18.2%     0.0%    0.0%     0.0%
43   June, 2002..........   0.0%     0.0%     0.0%    0.0%     0.0%      69.6%     8.8%     0.0%    0.0%     0.0%
44   July, 2002..........   0.0%     0.0%     0.0%    0.0%     0.0%      60.6%     0.2%     0.0%    0.0%     0.0%
45   August, 2002........   0.0%     0.0%     0.0%    0.0%     0.0%      51.7%     0.0%     0.0%    0.0%     0.0%
46   September, 2002.....   0.0%     0.0%     0.0%    0.0%     0.0%      43.0%     0.0%     0.0%    0.0%     0.0%
47   October,2002........   0.0%     0.0%     0.0%    0.0%     0.0%      34.4%     0.0%     0.0%    0.0%     0.0%
48   November, 2002......   0.0%     0.0%     0.0%    0.0%     0.0%      26.0%     0.0%     0.0%    0.0%     0.0%
49   December, 2002......   0.0%     0.0%     0.0%    0.0%     0.0%      17.7%     0.0%     0.0%    0.0%     0.0%
50   January, 2003.......   0.0%     0.0%     0.0%    0.0%     0.0%       9.6%     0.0%     0.0%    0.0%     0.0%
51   February, 2003......   0.0%     0.0%     0.0%    0.0%     0.0%       1.7%     0.0%     0.0%    0.0%     0.0%
52   March, 2003.........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
53   April, 2003.........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
54   May, 2003...........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
55   June, 2003..........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
56   July, 2003..........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
57   August, 2003........   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
58   September, 2003.....   0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
     Weighted Average Life
         (in years) .....   2.56     2.17     2.00    1.86     1.46       3.79     3.25     3.00    2.78     2.16

(1) See the important notice on page S-19 of this prospectus supplement regarding calculation of the weighted average life and the assumptions upon which these tables are based.

                                 Percent of Initial Certificate Balance at Various ABS Percentages (1)
                                                            Class A-5 Certificates
                                         -----------------------------------------------------------
Distribution Date                         1.0%          1.4%         1.6%        1.8%          2.5%
---------------------------------------------------------------------------------------------------
     Closing Date...................     100.0%        100.0%       100.0%       100.0%       100.0%
  1  December, 1998.................     100.0%        100.0%       100.0%       100.0%       100.0%
  2  January, 1999..................     100.0%        100.0%       100.0%       100.0%       100.0%
  3  February, 1999.................     100.0%        100.0%       100.0%       100.0%       100.0%
  4  March, 1999....................     100.0%        100.0%       100.0%       100.0%       100.0%
  5  April, 1999....................     100.0%        100.0%       100.0%       100.0%       100.0%
  6  May, 1999......................     100.0%        100.0%       100.0%       100.0%       100.0%
  7  June, 1999.....................     100.0%        100.0%       100.0%       100.0%       100.0%
  8  July, 1999.....................     100.0%        100.0%       100.0%       100.0%       100.0%
  9  August, 1999...................     100.0%        100.0%       100.0%       100.0%       100.0%
10   September, 1999................     100.0%        100.0%       100.0%       100.0%       100.0%
11   October, 1999..................     100.0%        100.0%       100.0%       100.0%       100.0%
12   November, 1999.................     100.0%        100.0%       100.0%       100.0%       100.0%
13   December, 1999.................     100.0%        100.0%       100.0%       100.0%       100.0%
14   January, 2000..................     100.0%        100.0%       100.0%       100.0%       100.0%
15   February, 2000.................     100.0%        100.0%       100.0%       100.0%       100.0%
16   March, 2000....................     100.0%        100.0%       100.0%       100.0%       100.0%
17   April, 2000....................     100.0%        100.0%       100.0%       100.0%       100.0%
18   May, 2000......................     100.0%        100.0%       100.0%       100.0%       100.0%
19   June, 2000.....................     100.0%        100.0%       100.0%       100.0%       100.0%
20   July, 2000.....................     100.0%        100.0%       100.0%       100.0%       100.0%
21   August, 2000...................     100.0%        100.0%       100.0%       100.0%       100.0%
22   September, 2000................     100.0%        100.0%       100.0%       100.0%       100.0%
23   October, 2000..................     100.0%        100.0%       100.0%       100.0%       100.0%
24   November, 2000.................     100.0%        100.0%       100.0%       100.0%       100.0%
25   December, 2000.................     100.0%        100.0%       100.0%       100.0%       100.0%
26   January, 2001..................     100.0%        100.0%       100.0%       100.0%       100.0%
27   February, 2001.................     100.0%        100.0%       100.0%       100.0%       100.0%
28   March, 2001....................     100.0%        100.0%       100.0%       100.0%       100.0%
29   April, 2001....................     100.0%        100.0%       100.0%       100.0%        98.3%
30   May, 2001......................     100.0%        100.0%       100.0%       100.0%        86.2%
31   June, 2001.....................     100.0%        100.0%       100.0%       100.0%        74.5%
32   July, 2001.....................     100.0%        100.0%       100.0%       100.0%        63.1%
33   August, 2001...................     100.0%        100.0%       100.0%       100.0%         0.0%
34   September, 2001................     100.0%        100.0%       100.0%       100.0%         0.0%
35   October, 2001..................     100.0%        100.0%       100.0%       100.0%         0.0%
36   November, 2001.................     100.0%        100.0%       100.0%       100.0%         0.0%
37   December, 2001.................     100.0%        100.0%       100.0%       100.0%         0.0%
38   January, 2002..................     100.0%        100.0%       100.0%        95.9%         0.0%
39   February, 2002.................     100.0%        100.0%       100.0%        87.5%         0.0%
40   March, 2002....................     100.0%        100.0%       100.0%        79.4%         0.0%
41   April, 2002....................     100.0%        100.0%        97.2%        71.5%         0.0%
42   May, 2002......................     100.0%        100.0%        89.5%        64.0%         0.0%
43   June, 2002.....................     100.0%        100.0%        82.1%         0.0%         0.0%
44   July, 2002.....................     100.0%        100.0%        75.2%         0.0%         0.0%
45   August, 2002...................     100.0%         93.3%        68.6%         0.0%         0.0%
46   September, 2002................     100.0%         86.7%        62.2%         0.0%         0.0%
47   October, 2002..................     100.0%         80.3%         0.0%         0.0%         0.0%
48   November, 2002.................     100.0%         74.1%         0.0%         0.0%         0.0%
49   December, 2002.................     100.0%         68.1%         0.0%         0.0%         0.0%
50   January, 2003..................     100.0%         62.3%         0.0%         0.0%         0.0%
51   February, 2003.................     100.0%          0.0%         0.0%         0.0%         0.0%
52   March, 2003....................      95.0%          0.0%         0.0%         0.0%         0.0%
53   April, 2003....................      88.8%          0.0%         0.0%         0.0%         0.0%
54   May, 2003......................      82.7%          0.0%         0.0%         0.0%         0.0%
55   June, 2003.....................      76.7%          0.0%         0.0%         0.0%         0.0%
56   July, 2003.....................      70.9%          0.0%         0.0%         0.0%         0.0%
57   August, 2003...................      65.2%          0.0%         0.0%         0.0%         0.0%
58   September, 2003................       0.0%          0.0%         0.0%         0.0%         0.0%
     Weighted Average Life
         (in years) ................       4.70          4.11         3.78         3.47         2.65

(1) See the important notice on page S-19 of this prospectus supplement regarding calculation of the weighted average life and the assumptions upon which these tables are based.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         Monthly Interest will be distributed to Class A Certificateholders on each Distribution Date to the extent of the pass-through rate applied to the applicable Certificate Balance as of the preceding Distribution Date or the Closing Date, as applicable (after giving effect to distributions of principal on such preceding Distribution Date). See "The Class A Certificates -- Distributions on the Class A Certificates" in this prospectus supplement.

         Upon  a  full  or  partial   prepayment  on  a   Receivable,   Class  A
Certificateholders will receive interest for the full month of such prepayment either:

         (1)      through the distribution of interest paid on the Receivables;

         (2)      from a withdrawal from the Spread Account;

         (3)      by an advance from the Servicer; or

         (4)      by a draw on the Policy.

         Although the Receivables will have different contract rates, the contract rate of each Receivable generally will exceed the sum of:

         (1) the weighted average of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate and the Class A-5 Pass-Through Rate;

         (2)      the per annum rate used to calculate  the  Insurance  Premium;
                  and

         (3)      the per annum rate used to  calculate  the  Monthly  Servicing
                  Fee.

         However, the contract rate on a small percentage of the Receivables, will be less than the foregoing sum. Disproportionate rates of prepayments between Receivables with higher and lower contract rates could affect the ability of the Trust to distribute Monthly Interest to you.

                              THE DEPOSITOR AND UAC

         UAC currently acquires receivables from over 3,700 manufacturer franchised automobile dealerships in 32 states. UAC is an Indiana corporation, formed in December 1993 by UAC's predecessor, Union Federal Savings Bank of Indianapolis (the "Predecessor"), to succeed to the Predecessor's indirect automobile finance business, which the Predecessor had operated since 1986. UAC began purchasing and originating receivables in April 1994. For the fiscal years ended June 30, 1995, 1996, 1997, and 1998, UAC and/or the Predecessor acquired prime receivables aggregating $767 million, $995 million, $1,076 million and $945 million, respectively, representing annual increases of 30%, 8% and an annual decrease of 12%, respectively. Of the $2.0 billion of receivables in the servicing portfolio of UAC (consisting of the principal balance of receivables held for sale and securitized receivables) at June 30, 1998, approximately 76% represented receivables on used cars and approximately 24% represented receivables on new cars.

                                   THE INSURER

         MBIA Insurance Corporation (the "Insurer") is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against the Insurer. The Insurer is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         Effective February 17, 1998, the Company acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to the Insurer. The Company is not obligated to pay the debts of or claims against CMAC.

         The consolidated financial statements of the Insurer, a wholly owned subsidiary of the Company, and its subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles ("GAAP"), included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1997 and the consolidated financial statements of the Insurer and its subsidiaries as of June 30, 1998 and for the six month periods ending June 30, 1998 and June 30, 1997 included in the Quarterly Report on Form 10-Q of the Company for the period ending June 30, 1998, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All financial statements of the Insurer and its subsidiaries included in documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as GAAP:

                                                  SAP
                                ----------------------------------------
                                December 31,                    June 30,
                                    1997                           1998
                                ------------                    --------
                                  (Audited)                    (Unaudited)
                                             (in millions)
         Admitted Assets           $5,256                        $6,048
         Liabilities                3,496                         3,962
         Capital and Surplus        1,760                         2,086

                                                 GAAP
                                ----------------------------------------
                                December 31,                    June 30,
                                    1997                           1998
                                ------------                    --------
                                  (Audited)                    (Unaudited)
                                             (in millions)
         Assets                    $5,988                        $6,794
         Liabilities                2,624                         2,977
         Shareholder's Equity       3,364                         3,817


Copies of the financial statements of the Insurer incorporated by reference herein and copies of the Insurer's 1997 year end audited financial statements prepared in accordance with SAP are available, without charge, from the Insurer. The address of the Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Insurer is (914) 273-4545.

         The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Insurer set forth under the heading "The Insurer." Additionally, the Insurer makes no representation regarding the Class A Certificates or the advisability of investing in the Class A Certificates.

         The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         Moody's Investors Service, Inc. rates the claims paying ability of the Insurer "Aaa."

         Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the claims paying ability of the Insurer "AAA."

         Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Insurer "AAA."

         Each rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the securities, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the securities. The Insurer does not guaranty the market price of the securities nor does it guaranty that the ratings on the securities will not be revised or withdrawn.

                            THE CLASS A CERTIFICATES

         The Class A Certificates will be issued pursuant to the Pooling and Servicing Agreement. You may request a copy of the Pooling and Servicing Agreement (without exhibits) by contacting the Servicer at the address set forth under "Reports to Certificateholders" in this prospectus supplement. References to the relevant sections of the Pooling and Servicing Agreement appear below in parentheses. We do not claim that the following summary is complete and this summary is subject to and qualified in its entirety by reference to the Pooling and Servicing Agreement.

Sale and Assignment of Receivables

         We have described the conveyance of the Receivables (1) from UAFC to the Depositor pursuant to the Purchase Agreement dated as of November 1, 1998, among UAFC, UAC and the Depositor and (2) from the Depositor to the Trust pursuant to the Pooling and Servicing Agreement in the accompanying prospectus under the heading "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

Accounts

         In addition to the Certificate Account, the property of the Trust will include the Spread Account and the Payahead Account.

         Spread Account. On the Closing Date, the Trustee will establish the Spread Account. The Spread Account will be established for the benefit of the Class A Certificateholders and the Insurer. The amount held in the Spread Account will increase up to the Required Spread Amount by the deposit of payments on the Receivables not used to make payments to the Class A Certificateholders, the Insurer and the Servicer for the Monthly Servicing Fee and any permitted reimbursements of outstanding advances on any Distribution Date. Although we intend for the amount on deposit in the Spread Account to grow over time to equal the Required Spread Amount through monthly deposits of any excess collections on the Receivables, we cannot assure you that such growth will actually occur. On each Distribution Date, any amounts on deposit in the Spread Account after the payment of any amounts owed to the Class A Certificateholders and the Insurer in excess of the Required Spread Amount will be distributed to the Class IC Certificateholder.

         Under the terms of the Pooling and Servicing Agreement, the Trustee will withdraw funds from the Spread Account and transfer such funds to the Certificate Account for any deficiency of Monthly Interest or Monthly Principal as further described below under "-- Distributions on the Class A Certificates," to the extent available, prior to making any draw on the Policy.

         In the event that the balance of the Spread Account is reduced to zero and there is a default under the Policy on any Distribution Date, the Trust will depend solely on current distributions on the Receivables to make distributions of principal and interest on the Certificates. In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may be encountered in enforcing motor vehicle contracts as described in the accompanying prospectus under "Certain Legal Aspects of the Receivables," the Servicer may not recover the entire amount due on such Receivables in the event of a repossession and resale of a Financed Vehicle securing a Receivable in default. In such event, you may suffer a corresponding loss which will be borne pro rata by you and the other Class A Certificateholders.

         Under certain circumstances, the Required Spread Amount may be reduced without obtaining the consent of the Trustee or you and the other Class A Certificateholders. Such a reduction would affect the amount available to pay you in the event of a shortfall in the payment of Monthly Interest or Monthly Principal and a default by the Insurer.

         Payahead Account. The Servicer will establish an additional account (the "Payahead Account"), in the name of the Trustee on behalf of obligors on the Receivables and the Certificateholders. The Payahead Account will initially be maintained with the Trustee. To the extent required by the Pooling and Servicing Agreement, early payments by or on behalf of obligors on Precomputed Receivables will be deposited in the Payahead Account until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Certificate Account, they will not constitute collected interest or collected principal and will not be available for distribution to Certificateholders. Interest earned on the balance in the Payahead Account will be remitted to the Servicer monthly. Collections on a Precomputed Receivable made during a Collection Period will be applied first to any overdue scheduled payment on such Receivable, then to the scheduled payment on such Receivable due in such Collection Period. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then generally such remaining collections will be transferred to and kept in the Payahead Account until such amount may be applied either to a later scheduled payment or to prepay such Receivable in full.

Advances

         With respect to each Receivable delinquent more than 30 days at the end of a Collection Period, the Servicer will make an advance in an amount equal to 30 days of interest but only if the Servicer, in its sole discretion, expects to recover the advance from subsequent collections on the Receivable. The Servicer will deposit the advance in the Certificate Account on or before the Determination Date. The Servicer will recover its advance from subsequent payments by or on behalf of the respective obligor, from insurance proceeds or, upon the Servicer's determination that reimbursement from the preceding sources is unlikely, will recover its advance from any collections made on other Receivables. (Section 9.05.)

Distributions on the Class A Certificates

         The Servicer will deposit in the Certificate Account the aggregate principal payments, including full and partial prepayments (except certain prepayments in respect of Precomputed Receivables as described above under "--Accounts") received on all Receivables with respect to the preceding Collection Period. The funds available for distribution on the next Distribution Date ("Available Funds") will consist of:

          o    all payments on the Simple Interest Receivables;

          o    the scheduled payments on Precomputed Receivables;

          o the net amount to be transferred from the Payahead Account to the Certificate Account for the related Distribution Date;

          o    all advances for such Collection Period; and

          o the Purchase Amount for all Receivables that became Purchased Receivables during the preceding Collection Period.

The Servicer will determine the amount of funds necessary to make distributions of Monthly Principal and Monthly Interest to the Class A Certificateholders and to pay the Monthly Servicing Fee to the Servicer. If there is a deficiency with respect to Monthly Interest or Monthly Principal on any Distribution Date, after giving effect to payments of the Monthly Servicing Fee and permitted reimbursements of outstanding advances to the Servicer on such Distribution Date, the Servicer will withdraw amounts, up to the amount on deposit in such account. If there remains a deficiency of Monthly Interest or Monthly Principal after such a withdrawal, the Servicer will notify the Trustee of the remaining deficiency, and the Trustee will draw on the Policy, up to the Policy Amount, to pay Monthly Interest and Monthly Principal. Additionally, if the Available Funds for a Distribution Date are not sufficient to pay current and past due Insurance Premiums, and other amounts owed to the Insurer, pursuant to the Insurance Agreement, plus accrued interest thereon. The Servicer will notify the Trustee of such deficiency and the amount, if any, then on deposit in the Spread Account (after giving effect to any withdrawal to satisfy a deficiency described in this and the preceding sentences) will be available to cover such deficiency.

         On each Distribution Date, the Trustee will apply or cause to be applied the Available Funds (plus any amounts withdrawn from the Spread Account or drawn on the Policy, as applicable) to make the following payments in the following priority:

          (a) without duplication, an amount equal to the sum of the amount of outstanding advances in respect of Receivables (x) that became Defaulted Receivables during the prior Collection Period plus (y) that the Servicer determines to be unrecoverable, to the Servicer;

          (b)  the  Monthly   Servicing  Fee,   including  any  overdue  Monthly
               Servicing Fee, to the Servicer, to the extent not previously distributed to the Servicer;

          (c) Monthly Principal, in accordance with the Principal Distribution Sequence (described below), and Monthly Interest, including any overdue Monthly Interest, to the Class A Certificateholders;

          (d) the Insurance Premium including any overdue Insurance Premium plus any accrued interest to the Insurer; (e) the amount of recoveries of advances (to the extent such recoveries have not previously been reimbursed to the Servicer pursuant to clause (a) above), to the Servicer;

          (f) the aggregate amount of any unreimbursed draws on the Policy payable to the Insurer under the Insurance Agreement, for Monthly Interest, Monthly Principal and any other amounts owing to the Insurer under the Insurance Agreement plus accrued interest thereon; and (g) the balance into the Spread Account.

         After all distributions pursuant to clauses (a) through (g) above have been made for each Distribution Date, the amount of funds remaining in the Spread Account on such date, if any, in excess of the Required Spread Amount, will be distributed by the Trustee to the Class IC Certificateholder. Any amounts so distributed to the Class IC Certificateholder will no longer be property of the Trust and will not be available to make payments to you.

         If on any Distribution Date there are not sufficient Available Funds (together with amounts withdrawn from the Spread Account and/or the Policy) to pay the distribution required by (c) above, the Available Funds distributable thereunder will be distributed proportionately on the basis of the ratio of the required distribution due each of the Class A Certificateholders to the sum of the distributions required by (c) to the Class A Certificateholders. The amount so distributed to the Class A Certificateholders hereunder shall be allocated first to Monthly Interest, and second to Monthly Principal pro rata among the Class A Certificateholders.

         "Class A-1 Monthly Interest" means, (1) for the first Distribution Date, the product of the following: (one-three hundred sixtieth (1/360th) of the Class A-1 Pass-Through Rate) multiplied by (the number of days from the Closing Date through the day before the first Distribution Date) multiplied by the Class A-1 Certificate Balance at the Closing Date and (2) for any subsequent Distribution Date, one-three hundred sixtieth (1/360th) of the product of the Class A-1 Pass-Through Rate, the actual number of days from the previous Distribution Date through the day before the related Distribution Date and the Class A-1 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

         "Class A-2 Monthly Interest" means, (1) for the first Distribution Date, the product of the following: (one twelfth of the Class A-2 Pass-Through
Rate) multiplied by (the number of days from the Closing Date (assuming the month of the Closing Date has 30 days) through the day before the first Distribution Date divided by 30) multiplied by the Class A-2 Certificate Balance at the Closing Date and (2) for any subsequent Distribution Date, one-twelfth of the product of the Class A-2 Pass-Through Rate and the Class A-2 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

         "Class A-3 Monthly Interest" means, (1) for the first Distribution Date, the product of the following: (one twelfth of the Class A-3 Pass-Through
Rate) multiplied by (the number of days from the Closing Date (assuming the month of the Closing Date has 30 days) through the day before the first Distribution Date divided by 30) multiplied by the Class A-3 Certificate Balance at the Closing Date and (2) for any subsequent Distribution Date, one-twelfth of the product of the Class A-3 Pass-Through Rate and the Class A-3 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

         "Class A-4 Monthly Interest" means, (1) for the first Distribution Date, the product of the following: (one twelfth of the Class A-4 Pass-Through
Rate) multiplied by (the number of days from the Closing Date (assuming the month of the Closing Date has 30 days) through the day before the first Distribution Date divided by 30) multiplied by the Class A-4 Certificate Balance at the Closing Date and (2) for any subsequent Distribution Date, one-twelfth of the product of the Class A-4 Pass-Through Rate and the Class A-4 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

         "Class A-5 Monthly Interest" means, (1) for the first Distribution Date, the product of the following: (one twelfth of the Class A-5 Pass-Through
Rate) multiplied by (the number of days from the Closing Date (assuming the month of the Closing Date has 30 days) through the day before the first Distribution Date divided by 30) multiplied by the Class A-5 Certificate Balance at the Closing Date and (2) for any subsequent Distribution Date, one-twelfth of the product of the Class A-5 Pass-Through Rate (as adjusted after the Clean-Up Call Date) and the Class A-5 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

         "Defaulted Receivable" will mean, for any Collection Period, a Receivable as to which any of the following has occurred: (1) any payment, or part thereof, in excess of $10 is 120 days or more delinquent as of the last day of such Collection Period; (2) the Financed Vehicle that secures the Receivable has been repossessed; or (3) the Receivable has been determined to be uncollectable in accordance with the Servicer's customary practices on or prior to the last day of such Collection Period; provided, however, that any Receivable which the Depositor or the Servicer is obligated to repurchase or purchase pursuant to the Pooling and Servicing Agreement shall be deemed not to be a Defaulted Receivable.

         "Insurance Premium" for any Distribution Date will equal one-twelfth of the product of the Policy per annum fee rate set forth in the Insurance Agreement and the Certificate Balance calculated as of the last day of the Collection Period to which such Distribution Date relates and payable monthly in arrears.

         "Monthly Interest" for any Distribution Date will equal the sum of Class A-1 Monthly Interest, Class A-2 Monthly Interest, Class A-3 Monthly Interest, Class A-4 Monthly Interest and Class A-5 Monthly Interest.

         "Monthly Principal" for any Distribution Date will equal the amount necessary to reduce the Certificate Balance as of the prior Distribution Date (after giving effect to the distribution of Monthly Principal on such date) (or as of the Closing Date in the case of the first Distribution Date) to the aggregate unpaid principal balance of the Receivables on the last day of the related Collection Period; provided, however, that Monthly Principal on the final scheduled Distribution Date for each class of Class A Certificates will be increased by the amount, if any, which is necessary to reduce the Certificate Balance of such class to zero on such date. For the purpose of determining Monthly Principal, the unpaid principal balance of a Defaulted Receivable or a Purchased Receivable is deemed to be zero on and after the last day of the Collection Period in which such Receivable became a Defaulted Receivable or a Purchased Receivable.

         "Principal Distribution Sequence" means the order in which Monthly Principal shall be distributed among the Class A Certificateholders. The order of distribution of Monthly Principal is:

          (1)  to  the  Class  A-1   Certificateholders   until  the  Class  A-1
               Certificate Balance has been reduced to zero;

          (2)  to  the  Class  A-2   Certificateholders   until  the  Class  A-2
               Certificate Balance has been reduced to zero;

          (3)  to  the  Class  A-3   Certificateholders   until  the  Class  A-3
               Certificate Balance has been reduced to zero;

          (4)  to  the  Class  A-4   Certificateholders   until  the  Class  A-4
               Certificate Balance has been reduced to zero; and

          (5)  to  the  Class  A-5   Certificateholders   until  the  Class  A-5
               Certificate Balance has been reduced to zero.

         As an administrative convenience, the Servicer will be permitted to make the deposit of collections and aggregate advances and Purchase Amounts for or with respect to the Collection Period, net of distributions to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Trustee and to the Certificateholders as if all deposits and distributions were made individually. (Section 9.06.)

         The following chart sets forth an example of the application of the foregoing provisions to the first Distribution Date on December 8, 1998:

November 1 - November 30 ...............Collection Period. The Servicer receives monthly payments, prepayments, and other
                                        proceeds  in respect of the  Receivables
                                        and  deposits  them  in the  Certificate
                                        Account.  The  Servicer  may  deduct the
                                        Monthly    Servicing   Fee   from   such
                                        deposits.

December 4.............................."Determination  Date"  (second  business day before the Distribution Date). On or
                                        before this date, the Servicer  delivers
                                        the Servicer's Certificate setting forth
                                        the  amounts  to be  distributed  on the
                                        Distribution    Date    and    of    any
                                        deficiencies. If necessary, the Trustee notifies the Insurer of any draws in respect of the Policy.

December 7  ............................Record   Date.   Distributions   on  the
                                        Distribution  Date  are  made to Class A
                                        Certificateholders   of  record  at  the
                                        close of business on this date.

December 8.............................."Distribution Date" (eighth calendar day of the  month,  or if such  day is not a
                                        business  day,  the first  business  day
                                        thereafter). The Trustee withdraws funds
                                        from the Spread  Account and/or draws on
                                        the Policy, if necessary, to pay Monthly
                                        Principal and Monthly  Interest to Class
                                        A  Certificateholders  as  described  in
                                        this prospectus supplement.  The Trustee
                                        distributes       to       Class       A
                                        Certificateholders amounts payable in respect of the Class A Certificates, pays the Monthly Servicing Fee to the extent not previously paid, pays the Insurance Premium and all other amounts owing to the Insurer.

Distributions on the Class IC Certificate

       The Class IC Certificate will be initially issued to the Depositor and will entitle it to receive all funds held in the Spread Account in excess of the Required Spread Amount on each Distribution Date after payment of all amounts owed to the Class A Certificateholders and the Insurer. On or after the termination of the Trust, the Class IC Certificateholder is entitled to receive any amounts remaining in the Spread Account (only after all required payments to the Insurer are made) after the payment of expenses and distributions to Class A Certificateholders. See "-- Accounts" above.

The Policy

       On or before the Closing Date, the Depositor, UAFC, UAC, in its individual capacity and as Servicer, and the Insurer will enter into the Insurance and Reimbursement Agreement pursuant to which the Insurer will issue the Policy. Subject to the terms of the Policy, the Insurer will unconditionally and irrevocably guarantee the payment of Monthly Interest and Monthly Principal up to the Policy Amount. Under the terms of the Pooling and Servicing Agreement, after withdrawal of any amounts in the Spread Account with respect to a Distribution Date to pay a deficiency in Monthly Interest or Monthly Principal, the Trustee will be authorized to draw on the Policy for the benefit of the Class A Certificateholders and credit the Certificate Account for such draws as described above under "--Distributions on the Class A Certificates." The maximum amount that may be drawn under the Policy on any Distribution Date is limited to the Policy Amount for such Distribution Date. The "Policy Amount," with respect to any Distribution Date, will equal:

       (1)     the sum of:

               (A) the lesser of: (i) the Certificate Balance (after giving effect to any distribution of Available Funds and any funds withdrawn from the Spread Account to pay Monthly Principal on such Distribution Date) and (ii) the Net Principal Policy Amount, plus

               (B)    Monthly Interest, plus

               (C)    the Monthly Servicing Fee;

               less

       (2) all amounts on deposit in the Spread Account on such Distribution Date (after giving effect to any funds withdrawn from the Spread Account to pay Monthly Principal on such Distribution Date).

"Net Principal Policy Amount" means the initial Certificate Balance minus all amounts previously drawn on the Policy or withdrawn from the Spread Account with respect to Monthly Principal.

       The Policy will also cover any amount distributed or required to be distributed by the Trust to Class A Certificateholders that is sought to be recovered as a voidable preference by a trustee in bankruptcy of UAC, the Depositor or UAFC pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

       The Insurer will be entitled to receive the Insurance Premium and certain other amounts on each Distribution Date as described under "--Distributions on the Class A Certificates" and to receive amounts on deposit in the Spread Account as described above under "--Accounts." The Insurer will not be entitled to reimbursement of any amounts from the Certificateholders. The Insurer's obligation under the Policy is irrevocable and unconditional. The Insurer will have no obligation other than its obligations under the Policy to the Class A Certificateholders or the Trustee.

       In the event that the balance in the Spread Account is reduced to zero and there has been a default under the Policy, the Trust will depend solely on current collections on the Receivables to make distributions of principal and interest on the Class A Certificates. In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may be encountered in enforcing motor vehicle contracts as described in the accompanying prospectus under "Certain Legal Aspects of the Receivables," the Servicer may not recover the entire amount due on such Receivables in the event of a repossession and resale of a Financed Vehicle securing a Receivable in default. In such event, the Class A Certificateholders may suffer a corresponding loss. Any such losses would be borne pro rata by the Class A Certificateholders. See " -- Distributions on the Class A Certificates."

Rights of the Insurer upon Events of Default, Amendment or Waiver

       Upon the occurrence of an Event of Default, the Insurer, or the Trustee upon the consent of the Insurer, will be entitled to appoint a successor Servicer. In addition to the events constituting an Event of Default as described in the accompanying prospectus, the Pooling and Servicing Agreement will also permit the Insurer to appoint a successor Servicer and to redirect payments made under the Receivables to the Trustee upon the occurrence of certain additional events involving a failure of performance by the Servicer or a material misrepresentation made by the Servicer under the Insurance Agreement.

       The Pooling and Servicing Agreement cannot be amended or any provisions thereof waived without the consent of the Insurer if such amendment or waiver would have a materially adverse effect upon the rights of the Insurer.

                          REPORTS TO CERTIFICATEHOLDERS

       Unless and until definitive certificates are issued (which will occur only under the limited circumstances described herein), Harris Trust and Savings Bank, as Trustee, will provide monthly and annual statements concerning the Trust and the Class A Certificates to Cede & Co., the nominee of The Depository Trust Company, as registered holder of the Class A Certificates. Such statements will not constitute financial statements prepared in accordance with generally accepted accounting principles. A copy of the most recent monthly or annual statement concerning the Trust and the Class A Certificates may be obtained by contacting the Servicer at Union Acceptance Corporation, 250 North Shadeland Avenue, Indianapolis, Indiana 46219 (telephone (317) 231-7939).

                              ERISA CONSIDERATIONS

       Subject to the considerations set forth under "ERISA Considerations" in the accompanying prospectus, the Class A Certificates may be eligible for purchase by an employee benefit plan or an individual retirement account (a "Plan") subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in
Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the accompanying prospectus.

                                  UNDERWRITING

       Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the Class A Certificates, dated November 6, 1998, the Depositor has agreed to sell and each of the underwriters named below (the "Underwriters") severally agreed to purchase the principal amount of the Class A Certificates set forth below its name below:



                                    NationsBanc Montgomery               Bear,
                                        Securities LLC            Stearns & Co. Inc.               Total
Principal Amount
   of Class A-1 Certificates........     $29,462,500.00              $29,462,500.00             $58,925,000.00
Principal Amount
   of Class A-2 Certificates........     $30,125,000.00              $30,125,000.00             $60,250,000.00
Principal Amount
   of Class A-3 Certificates........     $37,900,000.00              $37,900,000.00             $75,800,000.00
Principal Amount
   of Class A-4 Certificates........     $18,225,000.00              $18,225,000.00             $36,450,000.00
Principal Amount
   of Class A-5 Certificates........     $22,244,297.09              $22,244,297.09             $44,488,594.18

         In the underwriting agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Class A Certificates offered by the Depositor.

         The Underwriters propose to offer part of the Class A Certificates directly to you at the prices set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of 0.075% of the denominations of the Class A-1 Certificates, 0.120% of the denominations of the Class A-2 Certificates, 0.145% of the denominations of the Class A-3 Certificates, 0.165% of the denominations of the Class A-4 Certificates or 0.180% of the denominations of the Class A-5 Certificates. The Underwriters may allow and such dealers may reallow a concession not in excess of 0.050% of the denominations of the Class A-1 Certificates, 0.100% of the denominations of the Class A-2 Certificates, 0.125% of the denominations of the Class A-3 Certificates, 0.150% of the denominations of the Class A-4 Certificates or 0.175% of the denominations of the Class A-5 Certificates.

         The Depositor and UAC have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         The Underwriters tell us that they intend to make a market in the Class A Certificates, as permitted by applicable laws and regulations. However, the Underwriters are not obligated to make a market in the Class A Certificates and any such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, we give no assurances regarding the liquidity of, or trading markets for, the Class A Certificates.

         In connection with this offering, the Underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Class A Certificates at a level above that which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

         In the ordinary course of their businesses, the Underwriters and their affiliates have engaged and may in the future engage in investment banking, commercial banking and other advisory or commercial relationships with the Depositor, UAC and their affiliates.

         The Depositor will receive proceeds of approximately $275,289,041.66 from the sale of the Class A Certificates (representing approximately 99.773642% of the principal amount of the Class A Certificates) after paying the underwriting discount of $607,957.03 (representing approximately 0.2203% of the principal amount of the Class A Certificates). Additional offering expenses are estimated to be $450,000.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Class A Certificates will be passed upon for the Depositor by Barnes & Thornburg, Indianapolis, Indiana, and for the Underwriters by Cadwalader, Wickersham & Taft. Certain federal income tax consequences with respect to the Class A Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                                     EXPERTS

         The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and December 31, 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this prospectus supplement, have been incorporated into this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                            INDEX OF PRINCIPAL TERMS

         We have listed below the terms used in this prospectus supplement and the pages where definitions of the terms can be found.

ABS.................................................................        S-18
Available Funds.....................................................   S-6, S-26
Certificates........................................................         S-4
Certificate Balance.................................................         S-6
Class A Certificateholders..........................................         S-5
Class A Certificates................................................         S-5
Class A-1 Certificate Balance.......................................         S-6
Class A-1 Certificateholders........................................         S-5
Class A-1 Certificates..............................................         S-4
Class A-1 Final Scheduled Distribution Date.........................         S-6
Class A-1 Monthly Interest..........................................        S-27
Class A-1 Pass-Through Rate.........................................         S-5
Class A-2 Certificate Balance.......................................         S-6
Class A-2 Certificateholders........................................         S-5
Class A-2 Certificates..............................................         S-4
Class A-2 Final Scheduled Distribution Date.........................         S-6
Class A-2 Monthly Interest..........................................        S-28
Class A-2 Pass-Through Rate.........................................         S-5
Class A-3 Certificate Balance.......................................         S-6
Class A-3 Certificateholders........................................         S-5
Class A-3 Certificates..............................................         S-4
Class A-3 Final Scheduled Distribution Date.........................         S-6
Class A-3 Monthly Interest..........................................        S-28
Class A-3 Pass-Through Rate.........................................         S-5
Class A-4 Certificate Balance.......................................         S-6
Class A-4 Certificateholders........................................         S-5
Class A-4 Certificates..............................................         S-4
Class A-4 Final Scheduled Distribution Date.........................         S-6
Class A-4 Monthly Interest..........................................        S-28
Class A-4 Pass-Through Rate.........................................         S-5
Class A-5 Certificate Balance.......................................         S-6
Class A-5 Certificateholders........................................         S-5
Class A-5 Certificates..............................................         S-4
Class A-5 Final Scheduled Distribution Date.........................         S-6
Class A-5 Monthly Interest..........................................        S-28
Class A-5 Pass-Through Rate.........................................         S-5
Class IC Certificate................................................         S-4
Class IC Certificateholder..........................................         S-7
Clean-Up Call Date..................................................         S-8
Closing Date........................................................         S-4
CMAC................................................................        S-24
Code................................................................        S-31
Company.............................................................        S-23
Cutoff Date.........................................................         S-4
Defaulted Receivable................................................        S-28
Depositor...........................................................         S-4
Determination Date..................................................        S-29
Distribution Date...................................................   S-5, S-29

ERISA...............................................................         S-9
Financed Vehicles...................................................         S-4
GAAP................................................................        S-24
Insurance Premium...................................................        S-28
Insurance Agreement.................................................         S-7
Insurer.............................................................   S-8, S-23
Issuer..............................................................         S-4
Monthly Interest....................................................   S-6, S-28
Monthly Principal...................................................   S-6, S-28
Monthly Servicing Fee...............................................         S-4
Net Principal Policy Amount.........................................   S-8, S-30
Optional Sale.......................................................         S-8
Payahead Account....................................................        S-26
Plan................................................................        S-31
Policy..............................................................    S-5, S-7
Policy Amount.......................................................   S-8, S-30
Pool Balance........................................................         S-6
Pooling and Servicing Agreement.....................................         S-4
Predecessor.........................................................        S-23
Principal Distribution Sequence.....................................        S-29
Rating Agency or Rating Agencies....................................         S-9
Receivables.........................................................         S-4
Record Date.........................................................         S-5
Required Spread Amount..............................................         S-7
SAP.................................................................        S-24
Servicer............................................................         S-4
Spread Account......................................................         S-6
Tier II Receivables.................................................        S-12
Trust    ...........................................................         S-4
Trustee.............................................................         S-4
UAC.................................................................         S-4
UAFC................................................................         S-7
Underwriters  ......................................................        S-31

PROSPECTUS

                                UACSC Auto Trusts
                            Asset Backed Certificates

                         UAC Securitization Corporation
                                    Depositor
                          Union Acceptance Corporation
                                    Servicer

-------------------------
Consider carefully the  |  The Trusts--
risk factors beginning  |
on   page  9  in  this  |  o   A new trust will be formed to issue  each  series
prospectus.             |      of asset backed certificates ("Certificates").
                        |
The  Certificates of a  |  o   The  primary  assets of each trust will be a pool
given series represent  |      of new and  used  automobile  retail  installment
beneficial   interests  |      sale and  installment  loan contracts  secured by
in the  related  trust  |      new and used  automobiles,  light trucks and vans
only.             Such  |      ("Receivables").
Certificates   do  not  |
represent  obligations  |  o   Each  trust  will  hold   security  or  ownership
of  or  interests  in,  |      interests  in the  vehicles  financed  under  the
and are not guaranteed  |      trust's Receivables,  any proceeds from claims on
or   insured   by  UAC  |      certain related  insurance  policies,  amounts on
Securitization          |      deposit in the trust  accounts  identified in the
Corporation,     Union  |      related  prospectus  supplement  and  any  credit
Acceptance Corporation  |      enhancement arrangements specified in the related
or   any   of    their  |      prospectus supplement.
affiliates.             |
                        |  o   If   specified   in   the   related    prospectus
This prospectus may be  |      supplement,  the trust  will own funds on deposit
used to offer and sell  |      in a  pre-funding  account  which will be used to
any      series     of  |      purchase additional Receivables during the period
Certificates  only  if  |      specified in the related prospectus supplement.
accompanied   by   the  |
related     prospectus  |
supplement.             |
-------------------------
                           The Offered Certificates--

                           o   will  represent   beneficial   interests  in  the
                               related trust;

                           o will be paid only from the assets of the related trust;

                           o   will  be   rated   by  one  or  more   nationally
                               recognized rating agencies on the related closing date;

                           o may benefit from one or more forms of credit enhancement; and

                           o   will be  issued as part of a  designated  series,
                               which  will   include  one  or  more  classes  of
                               Certificates.



Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


November 6, 1998

                 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN
             THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

         We tell you about the Certificates in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of Certificates, including your series; and (2) the related prospectus supplement, which will describe the specific terms of your series of Certificates, including:

o        the timing of interest and principal payments;

o        the priority of interest and principal payments;

o        financial and other information about the Receivables;

o        information about credit enhancement for each class;

o        the ratings of each class; and

o        the method for selling the Certificates.

         If the descriptions of a particular series of Certificates vary between
this  prospectus  and  the  prospectus  supplement,   you  should  rely  on  the
information in the prospectus supplement.

         You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with any additional or different information. The information in the related prospectus supplement is only accurate as of the date of the related prospectus supplement. We are not offering the Certificates in any state where the offer is not permitted.

         We include cross-references in this prospectus and in the related prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents provides the pages on which these captions are located.

         You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Principal Terms" beginning on page 43 of this prospectus.

         In this prospectus and in any related prospectus supplement, "we" refers to the depositor, UAC Securitization Corporation, and "you" refers to any prospective investor in the certificates.

     SUMMARY OF TERMS....................................................     4
       Issuer............................................................     4
       Depositor.........................................................     4
       Servicer..........................................................     4
       Trustee...........................................................     4
       Securities Offered................................................     4
       The Trust Property................................................     5
       Pre-Funded Receivables............................................     6
       Credit Enhancement................................................     6
       Transfer and Servicing Agreements.................................     6
       Repurchase of Receivables by UAC or
         the Servicer....................................................     7
       Certain Legal Aspects of the Receivables;
         Repurchase Obligations..........................................     7
       Tax Considerations................................................     8
       ERISA Considerations..............................................     8
       Ratings...........................................................     8
     RISK FACTORS........................................................     9
       Certain Risks Associated with
         Pre-Funding.....................................................     9
       Failure to Maintain Security Interests
         in Financed Vehicles............................................     9
       Insolvency of UAC or its Affiliates...............................    10
       Limited Obligations of UAC
         and its Affiliates..............................................    10
       Each Trust Will Have Limited Assets ..............................    11
       Maturity and Prepayment Considerations............................    11
       Book Entry Registration...........................................    12
     THE TRUSTS..........................................................    13
       The Trustee.......................................................    14
     THE RECEIVABLES POOLS...............................................    14
       General...........................................................    14
       Underwriting Procedures...........................................    14
       Allocation of Payments............................................    15
       Delinquencies, Repossessions and
         Net Losses......................................................    16
     WEIGHTED AVERAGE LIFE OF
       THE CERTIFICATES..................................................    16
     POOL FACTORS AND OTHER
       CERTIFICATE INFORMATION...........................................    17
     USE OF PROCEEDS.....................................................    17
     UNION ACCEPTANCE CORPORATION
       AND AFFILIATES....................................................    17
       UAC Finance Corporation...........................................    17
       Union Acceptance Funding Corporation..............................    17
       Performance Funding Corporation...................................    17
       UAC Securitization Corporation....................................    18
     DESCRIPTION OF THE CERTIFICATES.....................................    18
       General...........................................................    18
       Distributions of Principal and Interest...........................    18
       Book-Entry Registration...........................................    19
   Definitive Certificates...............................................    20
   Statements to Certificateholders......................................    20
   List of Certificateholders............................................    21

DESCRIPTION OF THE TRANSFER
   AND SERVICING AGREEMENTS..............................................    21
   Sale and Assignment of Receivables....................................    21
   Sale and Assignment of
     Subsequent Receivables..............................................    22
   Accounts..............................................................    23
   Servicing Procedures..................................................    24
   Collections...........................................................    25
   Advances..............................................................    25
   Servicing Compensation and Payment
     of Expenses.........................................................    25
   Distributions.........................................................    26
   Credit Enhancement....................................................    26
   Evidence of Compliance................................................    27
   Certain Matters Regarding the Servicer................................    27
   Events of Default.....................................................    27
   Rights Upon Event of Default..........................................    28
   Waiver of Past Defaults...............................................    28
   Amendment.............................................................    28
   Termination...........................................................    28
CERTAIN LEGAL ASPECTS OF
   THE RECEIVABLES.......................................................    29
   Security Interest in Vehicles.........................................    29
   Repossession..........................................................    30
   Notice of Sale; Redemption Rights.....................................    30
   Deficiency Judgments and
     Excess Proceeds.....................................................    30
   Consumer Protection Laws..............................................    31
   Other Limitations.....................................................    32
   Bankruptcy Matters....................................................    32
CERTAIN FEDERAL INCOME
   TAX CONSEQUENCES......................................................    32
   FASITs................................................................    33
   TRUSTS TREATED
     AS PARTNERSHIPS.....................................................    33
     Tax Characterization of the Trust
       as a Partnership..................................................    33
     Tax Consequences to Holders
       of Certificates...................................................    33
   TRUSTS TREATED AS
     GRANTOR TRUSTS......................................................    36
     Tax Characterization of Grantor Trusts..............................    36
     Stripped Bonds and Stripped Coupons.................................    37
ERISA CONSIDERATIONS.....................................................    40
PLAN OF DISTRIBUTION.....................................................    41
LEGAL MATTERS............................................................    42
WHERE YOU CAN FIND
   MORE INFORMATION......................................................    42
INDEX OF PRINCIPAL TERMS.................................................    43

                                SUMMARY OF TERMS

o This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of this offering, read the entire prospectus and the accompanying prospectus supplement.

o The definitions of capitalized terms used in this prospectus can be found on the pages indicated in the "Index of Principal Terms" contained in this prospectus.

Issuer

The "Issuer" with respect to any series of Certificates will be a trust (each, a "Trust") formed under a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Depositor, the Servicer and the Trustee.

Depositor

UAC Securitization Corporation will be the "Depositor" of each Trust (the "Depositor"). The Depositor's principal executive offices are located at 9240 Bonita Beach Road, Suite 1109-A, Bonita Springs, Florida 34135, and its telephone number is (941) 948-1850.

Servicer

Union Acceptance Corporation will be the "Servicer" of each Trust (in its capacity as servicer the "Servicer", otherwise "UAC"). The Servicer's principal executive offices are located at 250 North Shadeland Avenue, Indianapolis, Indiana 46219, and its telephone number is (317) 231-7939.

Trustee

The "Trustee" will be specified in the prospectus supplement for each Trust.

Securities Offered

Each series of asset backed securities issued by a Trust will consist of one or more classes of Certificates. Each class of Certificates of a series will be issued under the related Pooling and Servicing Agreement. The related prospectus supplement will specify which class or classes of Certificates of the related series are being offered. Except as specified in the related prospectus supplement, each class of Certificates will have a stated certificate principal balance (the "Class Certificate Balance") and will accrue interest on such Class Certificate Balance at a specified rate (with respect to each class of Certificates, the "Pass-Through Rate"). If provided in the related prospectus supplement, one or more classes of Certificates ("Strip Certificates") may be entitled to:

     o interest distributions with disproportionate, nominal or no principal distributions or

     o principal distributions with disproportionate, nominal or no interest distributions.

See "Description of the Certificates --Distributions of Principal and Interest."

The Pass-Through Rate applicable to each class of Certificates may be:

     o    fixed,

     o    variable,

     o    adjustable, or

     o    any combination of the above.

The related prospectus supplement will specify the Pass-Through Rate, or the method for determining the applicable Pass-Through Rate, for each class of Certificates. A series of Certificates may include two or more classes of Certificates that differ as to:

     o    timing and/or priority of distributions,

     o    seniority and allocations of losses,

     o    Pass-Through Rate,

     o    amount of distributions in respect of principal or interest, or

     o    any combination of the above.

Additionally, distributions of principal or interest in respect of any class or classes of Certificates may be based upon the occurrence of specified events or on the basis of collections from designated portions of the related Receivables Pool.

We expect that Certificates will be available in book-entry form only and will be available for purchase in minimum denominations of $1,000 and integral multiples thereof, except that one Certificate of each class may be issued in such denomination as is required to include any residual amount. You will be able to receive Definitive Certificates only in the limited circumstances described elsewhere in this prospectus or in the related prospectus supplement. See "Description of the Certificates -- Definitive Certificates."

If so provided in the related prospectus supplement, the Servicer or another entity will be entitled to purchase the Receivables from a Trust or to cause such Receivables to be purchased by another entity when the outstanding principal balance has declined below a specified level, in the manner described in such prospectus supplement. If the Servicer or any such other entity exercises any such option to purchase the Receivables, the Trust will prepay the outstanding Certificates. See "Description of the Transfer and Servicing Agreements -- Termination." In addition, if the related prospectus supplement provides that the property of a Trust will include a Pre-Funding Account, one or more classes of Certificates may be subject to a partial prepayment of principal following the end of the Funding Period, in the manner and to the extent specified in the related prospectus supplement. See "Description of the Transfer and Servicing Agreements -- Accounts -- Pre-Funding Account."

The Trust Property

The property of each Trust will include:

          o a pool of simple interest and precomputed interest installment sale and installment loan contracts secured by new and used automobiles, light trucks and vans (the "Receivables");

          o certain amounts due or received from the Receivables after the cutoff date specified in the related prospectus supplement (each, a "Cutoff Date");

          o    security   interests  in  the  vehicles   financed   through  the
               Receivables (the "Financed Vehicles");

          o any right to recourse UAC has against the dealers who sold the Financed Vehicles (the "Dealers");

          o    proceeds from claims on certain insurance policies; and

          o certain rights under the related purchase agreement to cause UAC to repurchase Receivables affected materially and adversely by breaches of the representations and warranties of UAC.

The property of each Trust also will include amounts on deposit in, or certain rights with respect to, certain accounts, including the related Certificate Account and any Pre-Funding Account, Spread Account (or Cash Collateral Account), yield supplement account or any other account identified in the applicable prospectus supplement. See "Description of the Transfer and Servicing Agreements Accounts."

The Receivables arise, or will arise, from:

     (1) motor vehicle installment sale contracts that were originated by dealers for assignment to UAC (directly or through UAC Finance Corporation, a wholly-owned subsidiary of UAC ("UACFC") or Union Federal Savings Bank of Indianapolis (the "Predecessor"), UAC's parent corporation before August 7, 1995 ) or

     (2) motor vehicle loan contracts that were solicited by dealers for origination by UAC, UACFC or the Predecessor.

UAFC will sell all the Receivables to be included in a Trust to the Depositor. Then, the Depositor will transfer the Receivables to the Trust.

Immediately after UAC originates or otherwise acquires the automobile receivable contracts, UAC sells the Receivables to its subsidiary, Union Acceptance Funding Corporation ("UAFC"). From time to time, UAC repurchases receivables from UAFC which are modified to provide a different monthly payment or longer term to maturity or a different contract rate of interest (each a "Modified Receivable"). Any Modified Receivables to be included in a Trust with other Receivables will be sold by UAC to UAFC for subsequent resale to the Depositor pursuant to the Purchase Agreement.

Payment of the amount due to the registered lienholder under each Receivable is secured by a first perfected security interest in the related Financed Vehicle. UAFC, UAC, UACFC, Performance Funding Corporation ("PFC") or the Predecessor (collectively, the "Named Lienholders") is or will be the registered lienholder on the certificate of title of each of the Financed Vehicles.

The Receivables for each Receivables Pool will be selected from the automobile receivable portfolio of UAFC or in the case of any Modified Receivables to be included in the Trust, UAC, based on the criteria specified in the related Pooling and Servicing Agreement and described under "The Receivables Pools" and "Description of the Transfer and Servicing Agreements-- Sale and Assignment of Receivables" and in the related prospectus supplement under "The Receivables Pool."

On the date of issuance of a series of Certificates (each, a "Closing Date"), the Depositor will convey Receivables to the related Trust in the aggregate principal amount provided in the related prospectus supplement.

Pre-Funded Receivables

If the prospectus supplement provides for the purchase and sale of additional Receivables (the "Subsequent Receivables"), the Depositor will be required to deposit the amount specified in such prospectus supplement (the "Pre-Funded Amount") into a trust account established in the name of the Trustee on behalf of the Certificateholders (the "Pre-Funding Account"). The Pre-Funded Amount with respect to any Trust will not exceed 25% of the initial aggregate Class Certificate Balances for the related series (the "Certificate Balance").

UAFC will be obligated under the related Purchase Agreement to sell Subsequent Receivables to the Depositor during the period provided in the related prospectus supplement (the "Funding Period") which have an aggregate principal balance approximately equal to the Pre-Funded Amount. The Depositor will be obligated to sell such Subsequent Receivables to the related Trust, and the Trust will be obligated to purchase the Subsequent Receivables, subject to the satisfaction of certain conditions set forth in the Pooling and Servicing
Agreement and described under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables." As used in this prospectus, the term Receivables will include the Receivables transferred to a Trust on the related Closing Date as well as any Subsequent Receivables transferred to such Trust during the related Funding Period.

The Trustee (as directed by the Servicer) will invest amounts on deposit in any Pre-Funding Account during the Funding Period in Eligible Investments. Any resulting investment income (less any related investment expenses) will be added to the Available Funds for the Distribution Date following payment. The Trustee will distribute any funds remaining in a Pre-Funding Account at the end of the related Funding Period to holders of the related series of Certificates (the "Certificateholders") as a prepayment of principal of the Certificates, in the amounts and priority described in the related prospectus supplement. No Funding Period will continue for more than three calendar months after the related Closing Date. See "-- Repurchase of Receivables by UAC or the Servicer" and "Description of the Transfer and Servicing Agreements -- Accounts -- Pre-Funding Account."

Credit Enhancement

A Trust may provide any one or more of the following forms of credit enhancement for one or more class or classes of Certificates to the extent described in the related prospectus supplement:

     o subordination of one or more other classes of Certificates of the same series,

     o    spread accounts (or cash collateral accounts),

     o    yield supplement accounts,

     o    insurance policies,

     o    surety bonds,

     o    letters of credit,

     o    credit or liquidity facilities,

     o    over-collateralization,

     o    guaranteed investment contracts,

     o    swaps or other interest rate protection agreements,

     o    repurchase obligations,

     o    other agreements providing third-party payments or other support,

     o    cash deposits, or

     o    any other arrangements described in the prospectus supplement.

Any form of credit enhancement with respect to a Trust or class or classes of Certificates may be subject to certain limitations and exclusions from coverage as provided in the related prospectus supplement.

Transfer and Servicing Agreements

Pursuant to each purchase agreement among UAC, UAFC and the Depositor (each, a "Purchase Agreement"), UAFC will sell the related Receivables to the Depositor without recourse and, if so stated in the related prospectus supplement, will agree to sell Subsequent Receivables, in the aggregate amount specified therein, to the Depositor during the related Funding Period. The Depositor will then sell such Receivables to the related Trust without recourse and will agree to sell any such Subsequent Receivables to the related Trust without recourse during the related Funding Period. In addition, the Servicer will agree in each Pooling and Servicing Agreement to service, manage, maintain custody of and make collections on the related Receivables.

Unless otherwise provided in the related prospectus supplement, the Servicer will advance funds to cover 30 days of interest due on any Receivable that is more than 30 days delinquent (each, an "Interest Shortfall"). The Servicer will make such an advance only if the Servicer expects to recover such advance from subsequent payments on the Receivable. Advances by the Servicer will increase the funds available for distributions to Certificateholders on a Distribution Date, but the Servicer will recover such advances from subsequent payments of the Receivables or, to the extent set forth in the related prospectus supplement, from insurance proceeds or withdrawals from any Spread Account or other available credit enhancement. See "Description of the Transfer and Servicing Agreements -- Advances."

Repurchase of Receivables by UAC or the Servicer

UAC must repurchase from the Trust any Receivable in which the interest of such Trust is materially and adversely affected by a breach of any representation or warranty made by UAC and/or UAFC in the related Purchase Agreement, if such breach is not cured in a timely manner following the discovery by or notice to UAC.

In addition, the Servicer must purchase any Receivable if:

     (1) among other things, without being ordered to do so by a bankruptcy court, the Servicer:

          o reduces the rate of interest under the related Receivable contract,

          o changes the amount of the scheduled monthly payments or the amount financed or

          o fails to maintain a perfected security interest in the related Financed Vehicle

     and

     (2)  the  interest  of  the   Certificateholders   in  such  Receivable  is
          materially and adversely affected by such action or failure to act of the Servicer.

If the Servicer extends the date for final payment by the obligor on the related Receivable beyond the latest final scheduled maturity date for any class specified in the related prospectus supplement (the "Final Scheduled Maturity Date"), the Servicer must purchase the Receivable on such Final Scheduled Maturity Date. Except as described above, none of UAC, UAFC or the Depositor will have any other obligation with respect to the Receivables or the Certificates. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

The Servicer will receive a fee for servicing the Receivables of each Trust equal to (1) the Servicing Fee Rate multiplied by (2) the aggregate outstanding principal balance of the related Receivables (the "Pool Balance"). In addition, the Servicer will receive certain late fees, prepayment charges and other administrative fees or similar charges. UAC may also receive investment earnings from certain accounts and other cash flows with respect to a Trust. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses."

Certain Legal Aspects of the Receivables; Repurchase Obligations

In connection with the sale of Receivables by UAFC to the Depositor and by the Depositor to a Trust, security interests in the related Financed Vehicles will be assigned by UAFC to the Depositor and by the Depositor to the Trust. However, the certificates of title to such Financed Vehicles will not be amended to reflect the assignments to the Depositor or to the Trust. In the absence of such amendments, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states.

Unless otherwise specified in the related prospectus supplement, UAC must repurchase from a Trust any Receivable sold to such Trust as to which all action necessary to secure a first perfected security interest in the related Financed Vehicle in the name of one of the Named Lienholders has not been taken as of the date such Receivable is purchased by such Trust, if :

     (1) such breach materially and adversely affects the interest of the related Certificateholders in such Receivable, and

     (2) such breach is not cured by the end of the second month following the discovery by or notice to UAC of such breach.

If a Trust does not have a perfected security interest in a Financed Vehicle, it may not be able to enforce its rights to repossess or otherwise collect on the Financed Vehicle. If the Trust has a perfected security interest in the Financed Vehicle, the Trust will have a prior claim over subsequent purchasers of the Financed Vehicle and holders of subsequently perfected security interests.
However, a Trust could lose its security interest or the priority of its security interest in a Financed Vehicle due to liens for repairs of Financed Vehicles, for unpaid taxes by the related obligor, or through fraud or negligence. None of the Depositor or the Named Lienholders will be required to repurchase a Receivable with respect to which a Trust loses its security interest or the priority of its security interest in the related Financed Vehicle after the Closing Date as the result of any such mechanic's lien, tax lien or the fraud or negligence of a third party.

Creditors such as UAC and UACFC are required to comply with federal and state consumer protection laws in connection with originating, purchasing and collecting consumer receivables such as the Receivables. Certain of these laws provide that an assignee of such a receivable (such as a Trust) is liable to the related obligor for any violation of such laws by the creditor. Unless otherwise specified in the related prospectus supplement, UAC must repurchase from the Trust any Receivable that fails to comply with the requirements of such consumer protection laws on the Closing Date if:

     (1) such failure materially and adversely affects the interests of the related Certificateholders in such Receivable; and

     (2) such breach is not cured by the end of the second month following the discovery by or notice to UAC of such breach. UAC must repurchase any such Receivable for which there is an uncured breach on or before the date that such breach is required to be cured. See "Certain Legal Aspects of the Receivables."

Tax Considerations

If a prospectus supplement specifies that the related Trust is a grantor trust, special federal tax counsel to the Trust identified in the related prospectus supplement (the "Federal Tax Counsel") will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.

If a prospectus supplement does not specify that the related Trust is a grantor trust, Federal Tax Counsel will deliver an opinion to the effect that such Trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation. See "Certain Federal Income Tax Consequences" for additional information regarding the application of federal tax laws to a Trust and the related series of Certificates.

ERISA Considerations

Subject to the considerations discussed under "ERISA Considerations" in this prospectus and in the related prospectus supplement and unless otherwise provided therein, any Certificates that meet certain Department of Labor requirements are eligible for purchase by employee benefit plans and plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any class of Certificates that is subordinated to any other class of Certificates of the same series may not be acquired by any such employee benefit plan, plan subject to ERISA or an individual retirement account. See "ERISA Considerations" in this prospectus and in the related prospectus supplement.

Ratings

To the extent described in the related prospectus supplement, the Certificates must be rated by one or more nationally recognized statistical rating organizations (each, a "Rating Agency"). A rating is not a recommendation to purchase, hold or sell Certificates inasmuch as a rating does not comment as to market price or suitability for a particular investor. Ratings of Certificates address the likelihood of the payment of principal and interest on the Certificates pursuant to their terms. We cannot assure you that any rating will remain for a given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency. For more detailed information regarding the ratings assigned to any class of Certificates of a particular series, see "Summary of Terms -- Ratings" and "Risk Factors -- Certificate Ratings and Limitations" in the related prospectus supplement.

                                  RISK FACTORS

         You should carefully consider the risk factors set forth below before purchasing any Certificates of any series.

Certain Risks Associated
with Pre-Funding                        If  the  related  prospectus  supplement
                                        provides  for the sale and  purchase  of
                                        Subsequent  Receivables,  the  Depositor
                                        will  deposit  the   Pre-Funded   Amount
                                        specified in such prospectus supplement into the Pre-Funding Account on the

                                        Closing Date. The Pre-Funded Amount will
                                        be   used   to    purchase    Subsequent
                                        Receivables  from the Depositor.  During
                                        the   Funding   Period  and  until  such
                                        amounts  are  applied by the  Trustee to
                                        purchase Subsequent Receivables, amounts
                                        on  deposit in the  Pre-Funding  Account
                                        will    be    invested    in    Eligible
                                        Investments.  Any investment income with
                                        respect to such  investments (net of any
                                        related  investment  expenses)  will  be
                                        distributed  on each  Distribution  Date
                                        during the Funding Period as part of the
                                        Available   Funds   for  the   preceding
                                        calendar    month    (the    "Collection
                                        Period").  We expect that the investment
                                        income  earned on  amounts on deposit in
                                        the  Pre-Funding  Account  will  be less
                                        than  the   interest   accrued   at  the
                                        Pass-Through   Rate  applicable  to  the
                                        portion of the Certificates represented by the Pre-Funded Amount.

                                        If  the  principal  amount  of  eligible
                                        Subsequent   Receivables  originated  or
                                        acquired by UAC during a Funding  Period
                                        is less than the Pre-Funded Amount, UAFC
                                        and the Depositor may have  insufficient
                                        Subsequent  Receivables  possessing  the
                                        required  attributes  to  transfer  to a
                                        Trust,   and  holders  of  one  or  more
                                        classes   of  the   related   series  of
                                        Certificates   may  receive  a  full  or
                                        partial  prepayment  of principal at the
                                        end of the Funding  Period as  described
                                        above   under    "Summary   of   Terms--
                                        Pre-Funded  Receivables".  To the extent
                                        that the  entire  Pre-Funded  Amount has
                                        not  been  applied  to the  purchase  of
                                        Subsequent Receivables by the end of the
                                        related  Funding  Period,   any  amounts
                                        remaining in the Pre-Funded Account will
                                        be   distributed   as  a  prepayment  of
                                        principal     to      Certificateholders
                                        following the end of the Funding Period,
                                        in  the  amounts  and  pursuant  to  the
                                        priorities  set  forth  in  the  related
                                        prospectus  supplement.  Such prepayment
                                        will   reduce  the   Certificateholder's
                                        outstanding    principal   balance   and
                                        anticipated  yield.  See "Description of
                                        the Transfer and Servicing Agreements --
                                        Sale  and   Assignment   of   Subsequent
                                        Receivables."

Failure to Maintain Security
Interests in Financed Vehicles          Simultaneously   with   each   sale   of
                                        Receivables,  UAFC  will  assign  to the
                                        Depositor, and the Depositor will assign
                                        to the related Trust, security interests
                                        in the related Financed Vehicles. Due to
                                        administrative   burden   and   expense,
                                        however,  the  certificates  of title to
                                        such  Financed   Vehicles  will  not  be
                                        amended to reflect  the  assignments  to
                                        either the  Depositor  or the Trust.  In
                                        the absence of such amendments,  a Trust
                                        may  not  have  a   perfected   security
                                        interest in such Financed Vehicles in some states.

                                        If a Trust  does  not  have a  perfected
                                        security interest in a Financed Vehicle,
                                        it may not be able to enforce its rights
                                        to  repossess  or  otherwise  collect on
                                        such Financed  Vehicle in the event of a
                                        default  by the  obligor.  As such,  the
                                        Trust may be adversely  affected by such
                                        failure.   If   the   Trust's   security
                                        interest   in  a  Financed   Vehicle  is
                                        perfected,  the Trust  will have a prior
                                        claim over subsequent purchasers of such
                                        Financed    Vehicle   and   holders   of
                                        subsequently      perfected     security
                                        interests. However, the Trust could lose
                                        its security interest or the priority of
                                        its  security  interest  in  a  Financed
                                        Vehicle due to liens for repairs of such
                                        Financed  Vehicle or for taxes unpaid by
                                        the related  obligor or through fraud or
                                        negligence.    None    of   the    Named
                                        Lienholders  or the Depositor  will have
                                        any    obligation    to   repurchase   a
                                        Receivable  in  respect of which a Trust
                                        loses  its  security   interest  or  the
                                        priority of its security interest in the
                                        related  Financed  Vehicle as the result
                                        of any  such  mechanic's  or tax lien or
                                        the fraud or negligence of a third party
                                        occurring  after the date such  security
                                        interest was conveyed to the Trust.  See
                                        "Certain    Legal    Aspects    of   the
                                        Receivables  --  Security   Interest  in
                                        Vehicles"  and "--  Consumer  Protection
                                        Laws."

Insolvency of UAC or its Affiliates     UAC  and  UAFC  will   warrant   to  the
                                        Depositor  in  each  Purchase  Agreement
                                        (the benefit of which  warranty  will be
                                        assigned by the  Depositor to each Trust
                                        in the  related  Pooling  and  Servicing
                                        Agreement)   that   the   sale   of  the
                                        Receivables  by UAFC  to the  Depositor,
                                        and  by the  Depositor  to  such  Trust,
                                        respectively,  is a  valid  sale  of the
                                        Receivables to the Depositor and to such
                                        Trust.  However,  the  interest  of  the
                                        Trust   could   be   affected   by   the
                                        insolvency of UAC or its affiliates as follows:

                                        (1) If UAC, UACFC, UAFC or the Depositor
                                        becomes  a debtor in a  bankruptcy  case
                                        and a creditor or  trustee-in-bankruptcy
                                        of such  debtor  or such  debtor  itself
                                        claims that the sale of  Receivables  to
                                        the   Depositor   or  such   Trust,   as
                                        applicable, constitutes a pledge of such
                                        Receivables  to  secure  a loan  by such
                                        debtor,  then delays in distributions on
                                        the  Receivables  to  Certificateholders
                                        could occur. If the court rules in favor
                                        of any such bankruptcy trustee, creditor
                                        or  debtor,   then   reductions  in  the
                                        amounts of such payments could result.

                                        (2) If the  transfer of  Receivables  to
                                        the Depositor or any Trust is treated as
                                        a pledge  rather  than a sale,  a tax or
                                        government  lien on the property of UAFC
                                        or  the  Depositor  arising  before  the
                                        transfer  of  such  Receivables  to such
                                        Trust  may  have   priority   over  such
                                        Trust's interest in such Receivables.

                                        However, if the transfers of Receivables
                                        from UAC and UAFC to the  Depositor  and
                                        from  the  Depositor  to the  Trust  are
                                        treated as sales, the Receivables  would
                                        not be part of UAFC's or the Depositor's
                                        bankruptcy   estate  and  would  not  be
                                        available to creditors of UAFC or the Depositor. See "Certain Legal Aspects of the Receivables -- Bankruptcy Matters."

Limited Obligations of UAC
and its Affiliates                      Generally, none of the Named Lienholders
                                        or  the   Depositor  (or  any  of  their
                                        affiliates)  will be  obligated  to make
                                        any  payments  to a Trust in  respect of
                                        the related Certificates or Receivables.
                                        The  limited  circumstances  under which
                                        UAC will be required to make payments to
                                        a Trust  relate to UAC's  obligation  to
                                        repurchase    from   the    Trust    any
                                        Receivables  with respect to which UAC's
                                        representations  and warranties  made in
                                        the   Purchase   Agreements   have  been
                                        breached and such breach  materially and
                                        adversely  affects the Trust's  interest
                                        in such Receivable. In addition, UAC, as
                                        Servicer,  may be  required  to purchase
                                        Receivables  from a Trust under  certain
                                        circumstances  set forth in the  Pooling
                                        and     Servicing     Agreement.     See
                                        "Description   of   the   Transfer   and
                                        Servicing   Agreements   --   Sale   and
                                        Assignment  of   Receivables"   and  "--
                                        Servicing Procedures."

Each Trust Will Have Limited Assets     None of the Trusts will have significant
                                        assets or  sources  of funds  other than
                                        the  related  Receivables  and,  to  the
                                        extent    provided    in   the   related
                                        prospectus  supplement,   a  Pre-Funding
                                        Account   or   Spread   Account,   yield
                                        supplement  account  or  other  form  of
                                        credit enhancement.  The Certificates of
                                        each  series  will  represent  interests
                                        solely in the related Trust and will not
                                        represent  obligations  of or  interests
                                        in, or be insured or guaranteed  by, any
                                        of the Named Lienholders, the Trustee or
                                        any other entity. Consequently, you must
                                        rely for repayment  upon payments on the
                                        related  Receivables  and, if and to the
                                        extent   available,   amounts  available
                                        under  any  available   form  of  credit
                                        enhancement, all as specified in the related prospectus supplement.

Maturity and Prepayment Considerations  All of the Receivables can be prepaid at any time by the  related  obligor.  With
                                        respect  to  any  Receivable,  the  term
                                        prepayment includes prepayments in full,
                                        partial  prepayments   (including  those
                                        related to rebates of extended  warranty
                                        contract  costs and insurance  premiums)
                                        and  liquidations  due to  defaults,  as
                                        well  as  receipts   of  proceeds   from
                                        physical   damage,   credit   life   and
                                        disability  insurance  policies  and any
                                        lender's single  insurance  policy,  and
                                        Purchase Amounts with respect to certain
                                        other Receivables  repurchased by UAC as
                                        a result of a breach of a representation
                                        or warranty or purchased by the Servicer
                                        for administrative  reasons. The rate of
                                        prepayments  on the  Receivables  may be
                                        influenced by many economic,  social and
                                        other  factors,  including the fact that
                                        an  obligor  generally  may not  sell or
                                        transfer the Financed Vehicle securing a
                                        Receivable  without  the  consent of the
                                        appropriate Named  Lienholder.  The rate
                                        of  prepayment  on the  Receivables  may
                                        also be  influenced  by the structure of
                                        the underlying contracts. If prepayments
                                        on the  Receivables  are more rapid than
                                        expected, your anticipated yield will be
                                        reduced.  See "Weighted  Average Life of
                                        the  Certificates."  In addition,  if so
                                        provided  in  the   related   prospectus
                                        supplement,   the  Servicer  or  another
                                        entity may be entitled to purchase the Receivables of a given Receivables Pool under the circumstances described in such prospectus supplement which may further reduce your anticipated yield. See "Description of the Transfer and Servicing Agreements - Termination."

                                        In  addition,  a series of  Certificates
                                        may  include  one  or  more  classes  of
                                        interest-only     or     other     Strip
                                        Certificates  that may be more sensitive
                                        than other  classes of  Certificates  of
                                        such  series to the rate of  payment  on
                                        the related Receivables.  If you wish to
                                        invest    in   any    such    class   of
                                        Certificates,   you   should   carefully
                                        consider the information provided with respect to such Certificates under "Risk Factors" and elsewhere in the related prospectus supplement.

Book-Entry Registration                 Unless   otherwise   specified   in  the
                                        related  prospectus   supplement,   each
                                        class  of the  Certificates  of a  given
                                        series  initially will be represented by
                                        one or more  certificates  registered in
                                        the name of Cede & Co. ("Cede"),  or any
                                        other  nominee of The  Depository  Trust
                                        Company ("DTC") set forth in the related
                                        prospectus  supplement,  and will not be
                                        registered  in the names of the  holders
                                        of such  Certificates or their nominees.
                                        Because   of  this,   unless  and  until
                                        Definitive  Certificates for such series
                                        are issued,  you will not be  recognized
                                        by the  Trustee as  "Certificateholders"
                                        (as such term is used in this prospectus
                                        or in the related  Pooling and Servicing
                                        Agreement).  As such,  until  Definitive
                                        Certificates   are  issued,   beneficial
                                        owners of the Certificates  will be able
                                        to     exercise     the     rights    of
                                        Certificateholders    only    indirectly
                                        through   DTC  and   its   participating
                                        organizations.  See  "Description of the
                                        Certificates -- Book-Entry Registration" and "-- Definitive Certificates."

                                   THE TRUSTS

         Each series of Certificates will be issued by a separate Trust established by the Depositor pursuant to a Pooling and Servicing Agreement for the transactions described in this prospectus and in the related prospectus supplement. The property of each Trust will include a pool of Receivables (a "Receivables Pool") and certain payments due or received thereunder after the applicable Cutoff Date. The Receivables in each Receivables Pool were or will be either (a) originated by Dealers for assignment to UAC (either directly or indirectly through the Predecessor) or (b) solicited by Dealers for origination by UAC or the Predecessor. Immediately after the origination or other acquisition of the Receivables by UAC, UAC sells the Receivables to UAFC in the ordinary course of business. Modified Receivables are resold by UAFC to UAC at the time such Receivables are modified. Modified Receivables included in a Trust will be repurchased from UAC by UAFC for subsequent resale to the Depositor pursuant to the Purchase Agreement. One of the Named Lienholders will be the registered lienholder listed on the certificates of title of the Financed Vehicles. The Receivables will continue to be serviced by UAC as the initial Servicer under each Pooling and Servicing Agreement.

         On or prior to the applicable Closing Date, UAFC will sell to the Depositor, pursuant to the Purchase Agreement, Receivables in the aggregate principal amount specified in the related prospectus supplement. Thereafter, on such Closing Date, the Depositor will convey such Receivables and, if so provided in the related prospectus supplement, the Pre-Funded Amount to the related Trust in exchange for the delivery to the Depositor of the series of Certificates issued on such date by such Trust. If the prospectus supplement provides for the conveyance of a Pre-Funded Amount to the related Trust, UAFC will also be required under the Purchase Agreement, and the Depositor will be required under the related Pooling and Servicing Agreement, to convey to the Depositor and the Trust, respectively, Subsequent Receivables from time to time during the Funding Period in an aggregate principal amount approximately equal to such Pre-Funded Amount. Any Subsequent Receivables so conveyed to a Trust will also be assets of such Trust. Except as otherwise provided in the related prospectus supplement, the property of each Trust will also include:

          (1) interests in certain amounts that may from time to time be held in separate trust accounts established and maintained pursuant to the related Pooling and Servicing Agreement and, if so provided in the related prospectus supplement, the proceeds of such accounts;

          (2) security interests in the Financed Vehicles and any other interest of the Named Lienholders and the Depositor in such Financed Vehicles;

          (3)  any recourse rights of the Named Lienholders against Dealers;

          (4) any rights of UAC or the Predecessor to proceeds from claims on or refunds of premiums with respect to certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the obligors, as the case may be, including any lender's single interest insurance policy;

          (5) any property that secures a Receivable and that has been acquired by the Trust;

          (6)  certain rights under the related Purchase Agreement; and

          (7)  any and all proceeds of the foregoing.

         UAFC and the Depositor will not convey to a Trust any contract with a Dealer establishing "dealer reserves" or any rights to recapture dealer reserves pursuant to such a contract. To the extent specified in the related prospectus supplement, a Pre-Funding Account or a Spread Account, a yield supplement account, surety bond, swap or other interest rate protection, or any other form of credit enhancement may be a part of the property of a Trust or may be held by the Trustee for the benefit of holders of the related Certificates.

         UAC, as initial Servicer under each Pooling and Servicing Agreement, will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses." To facilitate the servicing of the Receivables, the Depositor and each Trustee will designate the Servicer as custodian of the Receivables and the related documents for the related Trust; due to the administrative burden and expense, however, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to either the Depositor or the Trust. In the absence of such an amendment, a Trust may not have a perfected security interest in certain of the Financed Vehicles in some states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

         If the protection provided to the holders of the Certificates of any series (the "Certificateholders") by the subordination, if any, of one or more classes of Certificates of such series and by any Spread Account, yield supplement account or other available form of credit enhancement for such series is insufficient, such Certificateholders will have to look to payments by or on behalf of obligors on the related Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal of and interest on the related Certificates. In such event, certain factors, such as the Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Receivables or may limit the amount realized to less than the amount due under such Receivable. Certificateholders may not receive timely payment on, or may incur losses on their investment in, such Certificates as a result of defaults or delinquencies by obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Transfer and Servicing Agreements -- Credit Enhancement" and "Certain Legal Aspects of the Receivables."

The Trustee

         The Trustee for each Trust will be specified in the related prospectus supplement. The Trustee's liability in connection with the issuance and sale of the related Certificates is limited solely to the express obligations of such Trustee set forth in the related Pooling and Servicing Agreement. A Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove a Trustee if such Trustee ceases to be eligible to continue as Trustee under the related Pooling and Servicing Agreement or if such Trustee becomes insolvent. If the Servicer so removes a Trustee, the Servicer will be obligated to appoint a successor to such Trustee. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                              THE RECEIVABLES POOLS

General

         The Receivables in each Receivables Pool were or will be acquired by UAC, UACFC or the Predecessor from Dealers or originated by UAC, UACFC or the Predecessor through Dealers in the ordinary course of business. Immediately after their origination or acquisition by UAC, the Receivables were or will be conveyed to UAFC. Modified Receivables are resold by UAFC to UAC at the time such Receivables are modified. Modified Receivables included in a Trust will be repurchased from UAC by UAFC for subsequent resale to the Depositor pursuant to the Purchase Agreement. One of the Named Lienholders will be the registered lienholder on the certificates of title to each of the Financed Vehicles.

         The Receivables to be sold to each Trust will be selected from UAFC's portfolio for inclusion in a Receivables Pool based on several criteria, including that, unless otherwise provided in the related prospectus supplement, each Receivable (1) is secured by a new or used vehicle, (2) provides for level monthly payments (except for the last payment, which may be different from the level payments) that fully amortize the amount financed over the original term to maturity of the Receivable, (3) is a Precomputed Receivable or a Simple Interest Receivable and (4) satisfies the other criteria, if any, set forth in the related prospectus supplement. Except as described in the related prospectus supplement, no selection procedures believed by UAFC or the Depositor to be adverse to Certificateholders were or will be used in selecting the Receivables.

Underwriting Procedures

         UAC uses the degree of the applicant's creditworthiness as the basic criterion when originating an installment sale contract or purchasing such a contract from a Dealer. Each credit application requires that the applicant provide current information regarding the applicant's employment history, bank accounts, debts, credit references, and other factors that bear on creditworthiness. UAC applies uniform underwriting standards when originating loans on new and used vehicles. UAC also typically obtains credit reports from major credit reporting agencies summarizing the applicant's credit history and paying habits, including such items as open accounts, delinquent payments, bankruptcies, repossessions, lawsuits, and judgments. UAC's credit analysts may verify an applicant's employment or, where appropriate, check directly with the applicant's creditors. On the basis of such information, extensive historical data and the experience of its senior management, UAC is in a position to assess an applicant's ability to repay a loan. Since December 1988, the criteria applied by UAC to evaluate applicants have included credit scoring using models developed by independent firms experienced in developing credit scoring models. Credit scoring evaluates an applicant's credit profile to arrive at an estimate of the associated credit risk. Credit scoring models are developed by statistically evaluating common characteristics of applicants and their correlation with credit risk.

         While UAC adheres to no specific loan-to-value ratios, the amount financed by UAC under an installment contract generally will not exceed, in the case of new vehicles, the manufacturer's suggested retail price of the financed vehicle, including sales tax, license fees and title fees, plus the cost of service and warranty contracts and premiums for physical damage, credit life and disability insurance obtained in connection with the vehicle or the financing. In the case of used vehicles, if the applicant meets UAC's creditworthiness criteria, the amount financed may exceed the "average black book value" (as published by National Auto Research, a standard reference source for dealers in used cars) of the financed vehicle, including sales tax, license fees and title fees, plus the cost of service and warranty contracts and premiums for physical damage, credit life and disability insurance obtained in connection with the vehicle or financing. UAC believes that the resale value of a new vehicle purchased by an obligor will generally decline below the manufacturer's suggested retail price and, in some cases, may decline for a period of time below the principal balance outstanding on the related installment contract. UAC also believes that the resale value of a used vehicle purchased by an obligor will generally decline, but believes that the percentage of such decline generally will be less than the percentage of decline in the resale value of a new vehicle. UAC regularly reviews the quality of the Receivables purchased from Dealers and periodically conducts quality audits to ensure compliance with its established policies and procedures.

         The underwriting procedures and standards employed by the Predecessor are substantially similar to those used by UAC and, accordingly, references to UAC in the foregoing discussion of UAC's underwriting procedures apply also to any Receivables included in a Receivables Pool that was acquired by UAC from UACFC or the Predecessor or Receivables that are otherwise originated by UACFC or the Predecessor. See also "Union Acceptance Corporation and Affiliates."

Allocation of Payments

         The Receivables will be either Simple Interest Receivables or Precomputed Receivables. "Simple Interest Receivables" provide for equal monthly payments that are applied, first, to interest accrued to the date of such payment, then to principal due on such date, then to pay any applicable late charges, and then to further reduce the outstanding principal balance. Accordingly, if an obligor pays a fixed monthly installment before its due date under a Simple Interest Receivable, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the contractual due date, and the portion of the payment applied to reduce the principal balance of the Receivable will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment under a Simple Interest Receivable after its contractual due date, the portion of such payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made when due, and the portion of such payment applied to reduce the principal balance of the Receivable will be correspondingly less, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

         "Precomputed Receivables" consist of either (1) monthly actuarial Receivables ("Actuarial Receivables") or (2) Receivables that provide for allocation of payments according to the "sum of periodic balances" method, similar to the Rule of 78's ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the Receivable over a series of fixed level monthly installments. Each monthly installment, including the monthly installment representing the final payment of the receivable, consists of an amount of interest equal to 1/12 of the annual percentage rate of the Receivable multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest for the term of the receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount of the Receivable are calculated in accordance with the sum of the periodic time balances or the "Rule of 78's". If a Precomputed Receivable is prepaid in full (voluntarily or by liquidation, acceleration or otherwise), under the terms of the contract a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned" interest. Unearned interest is calculated in accordance with the sum of the periodic time balances method or a method equivalent to the "Rule of 78's". The amount of any such rebate under a Precomputed Receivable generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule and generally will be significantly less than such amount.

         Unless otherwise stated in the related prospectus supplement, all of the Receivables that are Precomputed Receivables will be Rule of 78's Receivables; however, the Trust will account for all Rule of 78's Receivables as if such Receivables were Actuarial Receivables. Except as otherwise indicated in the related prospectus supplement, early payments on Precomputed Receivables ("Payaheads") will be deposited to the Payahead Account as described under "Description of the Transfer and Servicing Agreements -- Accounts." Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of such Receivable (computed on an actuarial basis) will not be passed through to Certificateholders, except to the extent necessary to pay interest and principal on the Certificates.

         In the event of the liquidation of a Receivable or the repossession of a Financed Vehicle, amounts recovered are applied first to the expenses of repossession, and then to unpaid principal and interest and any related payment or other fee.

Delinquencies, Repossessions and Net Losses

         Certain information concerning the experience of UAC pertaining to delinquencies, repossessions and net losses with respect to new and used retail automobile, light truck and van receivables (including receivables previously sold by UAC or the Predecessor but which UAC continues to service) will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience with respect to any Receivables Pool will be comparable to prior experience or to such information.

                    WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

         The weighted average life of the Certificates of any series generally will be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayments includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to defaults, as well as receipts of proceeds, if any, from physical damage, credit life and disability and/or any lender's single interest insurance policies, and the Purchase Amount of Receivables repurchased by UAC due to a breach of a representation or warranty or purchased by the Servicer for administrative purposes. All of the Receivables are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the applicable Named Lienholder as the registered lienholder (or the Servicer on behalf of such lienholder). The rate of prepayment on the Receivables may also be influenced by the structure of the underlying contracts. In addition, under certain circumstances, UAC will be obligated to repurchase Receivables from a Trust pursuant to the related Purchase Agreement and Pooling and Servicing Agreement as a result of breaches of representations and warranties, and the Servicer will be obligated to purchase Receivables from a Trust pursuant to the related Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and " -- Servicing Procedures." See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the option of the Servicer or any other entity to purchase or cause the Receivables to be purchased from a Trust.

         A series of Certificates may include one or more classes of Strip Certificates that are more sensitive than certain other classes of Certificates of the same series to the rate of payment of the related Receivables. Prospective investors in any such Strip Certificates should consider carefully the information regarding such Certificates in the related prospectus supplement.

         In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Certificates of a series on any Distribution Date since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the
Certificateholders. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Certificates or particular classes of Certificates.

                 POOL FACTORS AND OTHER CERTIFICATE INFORMATION

         The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates and which will indicate the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Certificate Pool Factor will be 1.0000000 as of the related Closing Date and thereafter will decline to reflect reductions in the applicable Class Certificate Balance. A Certificateholder's portion of the aggregate outstanding Class Certificate Balance will equal the product of (1) the original denomination of such Certificateholder's Certificate and (2) the applicable Certificate Pool Factor at the time of determination.

         Unless otherwise provided in the related prospectus supplement, Certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Certificate Pool Factor. In addition, Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Certificates -- Statements to Certificateholders."

                                 USE OF PROCEEDS

         On each Closing Date, the Depositor will convey the Receivables and, if so provided in the related prospectus supplement, the applicable Pre-Funded Amount to the related Trust in exchange for the related series of Certificates. Unless otherwise provided in the related prospectus supplement, the Depositor will apply the net proceeds from the sale of the Certificates to the purchase of the Receivables from UAFC and, if so provided in the related prospectus supplement, to fund the Pre-Funding Account. UAFC will use the portion of such proceeds paid to it to repay short-term borrowings and/or to purchase Receivables from UAC and for general corporate purposes, and UAC will use such proceeds for general corporate purposes.

                   UNION ACCEPTANCE CORPORATION AND AFFILIATES

         UAC is an automotive finance company engaged primarily in the indirect financing (the purchase of loan contracts from Dealers) of automobile purchases by individuals. UAC consummated its initial public offering of its Class A Common Stock on August 7, 1995. In conjunction with such offering, the Predecessor completed a spin-off of UAC. UAC is no longer a subsidiary of the Predecessor.

UAC Finance Corporation

         UACFC is a wholly-owned subsidiary of UAC, formed in November 1996 as an Indiana corporation. UACFC is organized primarily for the purpose of purchasing or originating automobile installment sale contracts and installment loan contracts from Dealers in certain states where UAC is not licensed to do so, reselling such receivables to UAC and conducting activities incidental thereto.

Union Acceptance Funding Corporation

         UAFC is a special purpose, bankruptcy remote, wholly-owned subsidiary of UAC, formed in April 1994 as a Delaware corporation, and is organized for the limited purpose of acquiring from UAC and holding automobile installment sale and installment loan contracts, reselling such receivables and conducting activities incidental thereto. Immediately upon its acquisition of receivables, UAC sells such receivables to UAFC, together with its security interest in the related Financed Vehicle and other collateral. UAFC is registered as lienholder on most of the certificates of title for the Financed Vehicles. Effective February 28, 1998, UAFC acquired the non-prime automobile financing portfolio of PFC, another wholly-owned subsidiary of UAC, and also succeeded to its business of purchasing "non-prime" or "Tier II" automobile loan contracts from UAC.

Performance Funding Corporation

         PFC is a special purpose, bankruptcy remote, wholly-owned subsidiary of UAC, formed in October 1994 as a Delaware corporation, and was organized for the limited purpose of acquiring and holding "non-prime" automobile installment sale and installment loan contracts from UAC, reselling such receivables, and conducting activities incidental thereto. Prior to March 1998, UAC sold non-prime receivables to PFC together with its security interest in the related Financed Vehicle and other collateral immediately upon its acquisition of receivables. PFC is registered as lienholder on a limited number of the certificates of title for the Financed Vehicles.

UAC Securitization Corporation

         UAC Securitization Corporation (the "Depositor") is a special purpose, bankruptcy remote, wholly-owned subsidiary of UAC, formed in October 1994 as a Delaware corporation and is organized for the limited purpose of acquiring automobile installment sale and installment loan contracts from UAC or UAFC, reselling such receivables and conducting activities incidental thereto.

         The  Depositor  has  taken  steps  in  structuring   the   transactions
contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by UAC or UAFC under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the consolidation of the assets and liabilities of the Depositor with those of UAC, UACFC or UAFC. These steps include the creation of the Depositor as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Depositor's business, as described above, and restrictions on the Depositor's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of the Depositor would not result in a court concluding that the assets and liabilities of the Depositor should be consolidated with those of UAC or UAFC in a proceeding under an Insolvency Law. See "Certain Legal Aspects of the Receivables -- Bankruptcy Matters."

         In addition, tax and certain other statutory liabilities, such as liabilities to the Pension Benefit Guaranty Corporation, if any, relating to the underfunding of pension plans of UAC or its affiliates can be asserted against the Depositor. To the extent that any such liabilities arise after the transfer of Receivables to a Trust, the Trust's interest in the Receivables would be prior to the interest of the claimant with respect to any such liabilities. However, the existence of a claim against the Depositor could permit the claimant to subject the Depositor to an involuntary proceeding under the Bankruptcy Code or other Insolvency Laws. See "Certain Legal Aspects of the Receivables -- Bankruptcy Matters."

                         DESCRIPTION OF THE CERTIFICATES

General

         Each Trust will issue a series of Certificates pursuant to a Pooling and Servicing Agreement. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the related Certificates and Pooling and Servicing Agreement.

         Unless otherwise specified in the related prospectus supplement, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples in excess thereof in book-entry form only.

Distributions of Principal and Interest

         The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest on each class of Certificates of a series will be described in the related prospectus supplement. Distributions on such Certificates will be made on the dates specified in the related prospectus supplement (the "Distribution Date") and may be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related prospectus supplement, a series of Certificates may include one or more classes of Strip Certificates entitled to (1) interest distributions with disproportionate, nominal or no principal distributions or (2) principal distributions with disproportionate, nominal or no interest distributions. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related prospectus supplement will specify the Pass-Through Rate for each class of Certificates of a series or the method for determining such Pass-Through Rate.

         To the extent specified in any prospectus supplement, one or more classes of Certificates of a given series may have fixed principal and/or interest distribution schedules, as set forth in such prospectus supplement.

         In the case of a series of Certificates that includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all holders of Certificates of such class.

Book-Entry Registration

         Unless otherwise specified in the related prospectus supplement, each class of Certificates initially will be represented by one or more certificates, in each case registered in the name of the nominee of DTC. Unless another nominee is specified in the related prospectus supplement, the nominee of DTC will be Cede & Co. Accordingly, such nominee is expected to be the holder of record of the Certificates of each series, except for Certificates, if any, retained by the Depositor or UAC. Unless and until Definitive Certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no Certificateholder will be entitled to receive a physical certificate representing a Certificate, all references in this prospectus and in the related prospectus supplement to actions by Certificateholders will refer to actions taken by DTC upon instructions from the Participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to Certificateholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. Beneficial owners of the Certificates ("Certificate Owners") will not be recognized as "Certificateholders" by the related Trustee, as such term is used in each Pooling and Servicing Agreement, and Security Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its participating members ("Participants").

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

         Unless otherwise specified in the related prospectus supplement, Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the Certificates may do so only through Participants and Indirect Participants. In addition, all Certificate Owners will receive all distributions of principal and interest from the related Trustee through Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to DTC's nominee. DTC will then forward such payments to the Participants, which thereafter will forward them to Indirect Participants or Certificate Owners.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and to receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates representing the Certificates, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer interests, directly or indirectly, on behalf of Certificate Owners.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Certificates, may be limited due to the lack of a physical certificate representing such Certificates.

         DTC has advised the Depositor that it will take any action permitted to be taken by a Certificate Owner under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         Except as required by law, the related Trustee will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of Certificates of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Certificates

         Unless otherwise stated in the related prospectus supplement, the Certificates of a given series will be issued in fully registered, certificated form ("Definitive Certificates") to Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the related Trustee determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the related Certificates and such Trustee is unable to locate a qualified successor, (2) the Trustee elects, at its option, to terminate the book-entry system through DTC or (3) after the occurrence of an Event of Default, Certificate Owners representing at least a majority of the outstanding principal amount of the Certificates of such series, advise the related Trustee through DTC that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the related Certificate Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the related Trustee will be required to notify the related Certificate Owners, through Participants, of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing all Certificates of any affected class and the receipt of instructions for re-registration, the Trustee will issue Definitive Certificates to the related Certificate Owners. Distributions on the related Definitive Certificates will be made thereafter by the related Trustee directly to the holders in whose name the related Definitive Certificates are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related Pooling and Servicing Agreement. Distributions will be made by check mailed to the address of such holders as they appear on the register specified in the related Pooling and Servicing Agreement; however, the final payment on any Certificates (whether Definitive Certificates or Certificates registered in the name of a depository or its nominee) will be made only upon presentation and surrender of such Certificates at the office or agency specified in the notice of final distribution to Certificateholders.

         Definitive Certificates will be transferable and exchangeable at the offices of the related Trustee (or any security registrar appointed thereby). No service charge will be imposed for any registration of transfer or exchange, but such Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Statements to Certificateholders

         With  respect  to each  series  of  Certificates,  on or  prior to each
Distribution Date, the Servicer (to the extent applicable to such Certificateholder) will prepare and forward to the related Trustee to be included with the distribution to each Certificateholder of record a statement setting forth for the related Collection Period the following information (and any other information specified in the related prospectus supplement):

          (1) the amount of the distribution allocable to principal of each class of Certificates of such series;

          (2) the amount of the distribution allocable to interest on each class of Certificates of such series;

          (3) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

          (4) the Class Certificate Balance and Certificate Pool Factor for each class of Certificates of such series as of the Distribution Date after giving effect to all payments under clause (1) above on such date;

          (5) the balance of any Spread Account or other form of credit enhancement, after giving effect to any additions thereto or withdrawals therefrom or reductions thereto to be made on the following Distribution Date;

          (6) with respect to any series of Certificates as to which a Pre-Funding Account has been established, for Distribution Dates during the Funding Period, the remaining Pre-Funded Amount; and

          (7) with respect to any series of Certificates as to which a Pre-Funding Account has been established, for the Distribution Date that falls on or immediately after the end of the Funding Period, if any, the amount of the Pre-Funded Amount that has not been used to purchase Subsequent Receivables.

         In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related Trustee or Indenture Trustee, as applicable, will mail to each person who at any time during such calendar year shall have been a registered Certificateholder a statement containing certain information for the purposes of such Certificateholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."

List of Certificateholders

         Unless otherwise specified in the related prospectus supplement, each Trustee, within 15 days after receipt of written request of the Servicer, will provide the Servicer with a list of the names and addresses of all holders of record as of the most recent record date of the related series of Certificates. In addition, three or more holders of the Certificates of any series or one or more holders of such Certificates evidencing not less than 25% of the applicable Certificate Balance may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Pooling and Servicing Agreement or under such Certificates.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes certain terms of each Purchase Agreement and Pooling and Servicing Agreement (collectively, the "Transfer and Servicing Agreements") pursuant to which the Depositor will purchase Receivables from UAFC, a Trust will purchase Receivables from the Depositor, and the Servicer will agree to service such Receivables. Forms of the Purchase Agreement and Pooling and Servicing Agreement have been filed as exhibits to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreements.

Sale and Assignment of Receivables

         On the related Closing Date:

         (1) UAFC will sell and assign to the Depositor pursuant to the related Purchase Agreement, without recourse, its entire right in the related Receivables, including its security interests in the related Financed Vehicles and

         (2) the Depositor will sell and assign to the related Trust pursuant to the related Pooling and Servicing Agreement, without recourse, (a) its entire right in such Receivables, including the security interests in the Financed Vehicles, and
                  (b) if so provided in the related prospectus supplement, the applicable Pre-Funded Amount.

Each Receivable will be identified in a schedule appearing as an exhibit to the related Purchase Agreement and Pooling and Servicing Agreement. The Trustee will, concurrently with such sale and assignment of the Receivables and, if applicable, the Pre-Funded Amount, to the related Trust, execute, authenticate and deliver the related series of Certificates to the Depositor in exchange for such Receivables and such Pre-Funded Amount, if any. The related prospectus supplement will specify whether the property of a Trust will include the Pre-Funded Amount and, if so, the terms, conditions and manner under which Subsequent Receivables will be sold and assigned by the Depositor to the related Trust.

         In each Purchase Agreement, UAFC and UAC will represent and warrant to the Depositor, among other things, that:

          (1) the information provided with respect to the related Receivables is correct in all material respects;

          (2) the obligor on each such Receivable has obtained or agreed to obtain and maintain physical damage insurance covering the Financed Vehicle in accordance with UAC's normal requirements;

          (3) at the Closing Date, with respect to Receivables conveyed to a Trust on the Closing Date, and on the applicable subsequent transfer date with respect to any Subsequent Receivables (each, a "Subsequent Transfer Date"), the Receivables are free and clear of all security interests, liens, charges and encumbrances, other than the lien of the Depositor, and no offsets, defenses or counterclaims against the Depositor, UAFC, UACFC or UAC have been asserted or threatened with respect to the related Receivables;

          (4) at the Closing Date or Subsequent Transfer Date, as applicable, each of the related Receivables is secured by a first perfected security interest in the related Financed Vehicle in favor of UAFC (or one of the other Named Lienholders) or all necessary action has been taken by UAC, or one of the other Named Lienholders to secure such a first perfected security interest; and

          (5) each of the related Receivables, at the time it was originated, complied and, at the Closing Date or Subsequent Transfer Date, as applicable, complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws.

         As of the last day of any Collection Period following the discovery by or notice to UAC of a breach of any such representation or warranty that materially and adversely affects the interests of the Depositor or its assignee in a Receivable (or as of the last day of the preceding Collection Period, if UAC so elects), UAC, unless it has cured such breach, will repurchase the Receivable at a price equal to the unpaid principal balance owed by the obligor thereon plus, accrued interest on such amount at the contract rate of such Receivable to the date of purchase (the "Purchase Amount"), and such Receivable will be considered a "Purchased Receivable" as of the purchase date. In each Pooling and Servicing Agreement, the Depositor will assign certain rights under the related Purchase Agreement to the related Trust, including the right to cause UAC to repurchase Receivables with respect to which it is in breach of any such representation and warranty. The repurchase obligation of UAC pursuant to each Purchase Agreement and Pooling and Servicing Agreement will constitute the sole remedy available to the related Certificateholders or Trustee for any uncured breach of a representation or warranty.

Sale and Assignment of Subsequent Receivables

         If the related prospectus supplement provides that the property of a Trust will include a Pre-Funding Account, UAFC will be obligated to sell and assign to the Depositor pursuant to the related Purchase Agreement, and the Depositor will be obligated to sell and assign to the related Trust pursuant to the related Pooling and Servicing Agreement, Subsequent Receivables from time to time during the Funding Period in an aggregate outstanding principal amount approximately equal to the Pre-Funded Amount. The related Trust will be obligated pursuant to the related Pooling and Servicing Agreement to purchase all such Subsequent Receivables from the Depositor subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions precedent, among others:

          (1) each such Subsequent Receivable shall satisfy the eligibility criteria specified in the related Pooling and Servicing Agreement and shall not have been selected from among the eligible Receivables in a manner that UAFC or the Depositor deems adverse to the interests the related Certificateholders;

          (2) as of the applicable Cutoff Date for such Subsequent Receivables, all of the Receivables in the related Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under "The Receivables Pools" in this prospectus and "The Receivables Pool" in the related prospectus supplement;

          (3) any required deposit to any Spread Account or other similar account must have been made; and

          (4) UAFC must execute and deliver to the Depositor, and the Depositor must execute and deliver to such Trust, a written assignment conveying such Subsequent Receivables to the Depositor and the related Trust, respectively.

         In addition, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the following conditions subsequent, among others, each of which must be satisfied within the applicable time period specified in the related prospectus supplement:

          (1) the Depositor must deliver certain opinions of counsel to the related Trustee with respect to the validity of the conveyance of such Subsequent Receivables to the Trust;

          (2) the Trustee must receive written confirmation from a firm of certified independent public accountants that, as of the end of the period specified therein, the Receivables in the related Receivables Pool, including all such Subsequent Receivables, satisfied the parameters described under "The Receivables Pools" in this prospectus and "The Receivables Pool" in the related prospectus supplement; and

          (3) each of the Rating Agencies must have notified the Depositor in writing that, following the conveyance of the Subsequent Receivables to the Trust, each class of Certificates of the related series will have the same rating assigned to it by such Rating Agency that it had on the related Closing Date.

         If any such conditions precedent or conditions subsequent are not met with respect to any Subsequent Receivables within the time period specified in the related prospectus supplement, UAC will be required under the related Purchase Agreement and Pooling and Servicing Agreement to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Purchase Amounts therefor.

Accounts

         Certificate Account. With respect to each Trust, the Servicer will establish and maintain with the related Trustee one or more accounts, in the name of the Trustee on behalf of the related Certificateholders, into which all payments made on or in respect of the related Receivables will be deposited and from which all distributions with respect to the related Certificates will be made (the "Certificate Account"). The amounts on deposit in the Certificate Account will be invested by the Trustee in Eligible Investments.

         Payahead Account. If so provided in the related prospectus supplement, the Servicer will establish an additional account (the "Payahead Account"), in the name of the Trustee and for the benefit of obligors on the Receivables, into which, to the extent required by the Pooling and Servicing Agreement, Payaheads on Precomputed Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Certificate Account, they will not constitute collected interest or collected principal and will not be available for distribution to Certificateholders. The Payahead Account will initially be maintained with the Trustee. Interest earned on the balance in the Payahead Account will be remitted to the Servicer monthly. Collections on a Precomputed Receivable made during a Collection Period shall be applied first to any overdue scheduled payment on such Receivable, then to the scheduled payment on such Receivable due in such Collection Period. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then generally such remaining collections shall be transferred to and kept in the Payahead Account until such later Collection Period as the collections may be retransferred to the Certificate Account and applied either to a later scheduled payment or to prepay such Receivable in full.

         Pre-Funding Account. If so provided in the related prospectus supplement, the Servicer will establish and maintain an account, in the name of the related Trustee on behalf of the related Certificateholders, into which the Depositor will deposit the Pre-Funded Amount on the related Closing Date (the "Pre-Funding Account"). In no event will the Pre-Funded Amount exceed 25% of the aggregate Certificate Balance of the related series of Certificates. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Receivables from the Depositor from time to time during the Funding Period. The amounts on deposit in the Pre-Funding Account during the Funding Period will be invested by the Trustee in Eligible Investments. Any investment income received on the Eligible Investments during a Collection Period (such amounts, net of any related investment expenses, "Investment Income") will be included in the interest distribution amount on the following Distribution Date. The Funding Period, if any, for a Trust will begin on the related Closing Date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three calendar months after the related Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Certificateholders, in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related Certificates.

         Other Accounts; Investment of Trust Funds. Any other accounts to be established with respect to a Trust, including any Spread Account or yield supplement account, will be described in the related prospectus supplement.

         For each series of Certificates, funds in the Certificate Account, Pre-Funding Account and any other account identified as such in the related prospectus supplement (collectively, the "Trust Accounts") will be invested as provided in the related Pooling and Servicing Agreement in Eligible Investments and any related Investment Income will be distributed as described in this prospectus and in the related prospectus supplement. "Eligible Investments" generally will be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related Certificates. Except as may be otherwise indicated in the applicable prospectus supplement, Eligible Investments will include:

          (1) direct obligations of, and obligations guaranteed by, the United States of America, the Federal National Mortgage Association, or any instrumentality of the United States of America;

          (2) demand and time deposits in or similar obligations of any depository institution or trust company (including the Trustee or any agent of the Trustee, acting in their respective commercial capacities) rated P-1 by Moody's or A-1+ by Standard & Poor's (an "Approved Rating") or any other deposit which is fully insured by the Federal Deposit Insurance Corporation;

          (3) repurchase obligations with respect to any security issued or guaranteed by an instrumentality of the United States of America entered into with a depository institution or trust company having an Approved Rating (acting as principal);

          (4) short-term corporate securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State, the short-term unsecured obligations of which have an Approved Rating, or higher, at the time of such investment;

          (5) commercial paper having an Approved Rating at the time of such investment;

          (6) a guaranteed investment contract issued by any insurance company or other corporation acceptable to the Rating Agencies;

          (7) interests in any money market fund having a rating of Aaa by Moody's Investors Service, Inc. or AAAm by Standard & Poor's Ratings Services; and

          (8) any other investment approved in advance in writing by the Rating Agencies.

         Except as described in this prospectus or in the related prospectus supplement, Eligible Investments will be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Certificateholders of such series; provided, however, that, unless the related prospectus supplement requires otherwise, each Pooling and Servicing Agreement will generally permit the investment of funds in any Spread Account or similar type of credit enhancement account to be invested in Eligible Investments without the limitation that such Eligible Investments mature not later than the business day prior to the next succeeding Distribution Date if (1) the Servicer obtains a liquidity facility or similar arrangement with respect to such Spread Account or other account and (2) each rating agency that initially rated the related Certificates confirms in writing that the ratings of such Certificates will not be lowered or withdrawn as a result of eliminating or modifying such limitation.

         The accounts established on behalf of the Trusts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either:

         (1)      a segregated account with an Eligible Institution, or

         (2) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

         "Eligible Institution" means, with respect to a Trust,

         (1)      the corporate trust department of the related Trustee or

         (2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank)

                  (a) that has either (i) a long-term unsecured debt rating of at least Baa3 from Moody's Investor's Service, Inc. or (ii) a long-term unsecured debt rating, a short-term unsecured debt rating or a certificate of deposit rating acceptable to the Rating Agencies and

                  (b)      whose deposits are insured by the FDIC.

Servicing Procedures

         The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to comparable automotive installment contracts that it owns or services for others. The Servicer will continue to follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any Receivables with respect to which the Servicer determines that eventual payment in full is unlikely. The Servicer may sell the Financed Vehicle securing such Receivables at a public or private sale, or take any other action permitted by applicable law.

         Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule; if, however, the extension of a payment schedule causes a Receivable to remain outstanding on the latest final scheduled Distribution Date of any class of Certificates with respect to a series of Certificates specified in the related prospectus supplement (the "Final Scheduled Distribution Date"), the Servicer will purchase such Receivable as of the last day of the Collection Period preceding such Final Scheduled Distribution Date. The Servicer's purchase obligation will constitute the sole remedy available to the related Certificateholders or Trustee for any such modification of a Receivable.

Collections

         With respect to each Trust, the Servicer will deposit all payments (from whatever source) on and all proceeds of the related Receivables collected during a Collection Period into the related Certificate Account not later than two business days after receipt thereof. However, at any time that and for so long as (1) UAC is the Servicer, (2) no Event of Default shall have occurred and be continuing with respect to the Servicer and (3) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied, the Servicer will not be required to deposit such amounts into the Certificate Account until on or before the applicable Distribution Date. Pending deposit into the Certificate Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Certificateholders might incur a loss. To the extent set forth in the related prospectus supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amounts with respect to Receivables purchased by the Servicer.

         Unless otherwise provided in the applicable prospectus supplement, Payaheads on Precomputed Receivables will be transferred from the Certificate Account and deposited into the Payahead Account for subsequent transfer to the Certificate Account, as described above under "-- Accounts."

Advances

         Unless otherwise provided in the related prospectus supplement, if a Receivable is delinquent more than 30 days at the end of a Collection Period, the Servicer will make an advance in the amount of 30 days of interest due on such Receivable, but only to the extent that the Servicer, in its sole discretion, expects to recover the advance from subsequent collections on the Receivable or from withdrawals from any Spread Account or other form of credit enhancement. The Servicer will deposit advances in the Certificate Account on or prior to the date specified therefor in the related prospectus supplement. If the Servicer determines that reimbursement of an advance from subsequent payments on or with respect to the related Receivable is unlikely, the Servicer may recover such advance from insurance proceeds, collections made on other Receivables or from any other source specified in the related prospectus supplement.

Servicing Compensation and Payment of Expenses

         Unless otherwise specified in the related prospectus supplement, the Servicer will be entitled to receive a fee with respect to each Trust (the "Servicing Fee"), equal to one percent (1.00%) per annum (the "Servicing Fee Rate"), payable monthly at one-twelfth the annual rate, of the related aggregate Certificate Balance as of the preceding Distribution Date (after giving effect to distributions to be made on such preceding Distribution Date). Unless otherwise provided in the related prospectus supplement, the Servicer also will collect and retain any late fees, prepayment charges, other administrative fees or similar charges allowed by applicable law with respect to the Receivables and will be entitled to reimbursement from each Trust for certain liabilities.

         The Servicing Fee will compensate the Servicer for performing the functions of a third-party servicer of automotive receivables as an agent for the related Trust, including collecting and posting all payments, making advances, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment coupons to obligors, and overseeing the collateral in cases of obligor default. The Servicing Fee will also compensate the Servicer for administering the related Receivables Pool, including accounting for collections and furnishing monthly and annual statements to the related Trustee with respect to distributions, and generating federal income tax information for such Trust and for the related Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable Receivables Pool.

Distributions

         With respect to each series of Certificates, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest (or, where applicable, of interest only or principal only) on each class of Certificates entitled thereto will be made by the related Trustee to the related Certificateholders. The timing, calculation, allocation, order, source and priorities of, and requirements for, all distributions to the holders of each class of Certificates will be set forth in the related prospectus supplement.

         With respect to each Trust, collections on or with respect to the related Receivables will be deposited into the related Certificate Account for distribution to the related Certificateholders on each Distribution Date to the extent and in the priority provided in the related prospectus supplement. Credit enhancement, such as a Spread Account or yield supplement account or other arrangement, may be available to cover shortfalls in the amount available for distribution on such date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Certificates of a series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of a series may be subordinate to payments in respect of other classes of Certificates. Distributions of principal on the Certificates of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

Credit Enhancement

         The amounts and types of any credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Certificates of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of Certificates, Spread Accounts, Cash Collateral Accounts, reserve accounts, yield supplement accounts, insurance policies, letters of credit, surety bonds, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third-party payments or other support, cash deposits, or such other arrangements as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of Certificates may cover one or more other classes of Certificates of the same series, and credit enhancement for a series of Certificates may cover one or more other series of Certificates.

         The existence of a Spread Account or other form of credit enhancement for the benefit of any class or series of Certificates is intended to enhance the likelihood of receipt by the Certificateholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Certificateholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of Certificates will not provide protection against all risks of loss and will not guarantee repayment of all principal and interest thereon. If losses occur which exceed the amount covered by such credit enhancement or which are not covered by such credit enhancement, Certificateholders will bear their allocable share of such losses, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of Certificates, Certificateholders of any such series will be subject to the risk that such credit enhancement may be exhausted by the claims of Certificateholders of other series.

         Spread Account. If so provided in the related prospectus supplement, pursuant to the related Pooling and Servicing Agreement the Depositor will establish an account (a "Spread Account" or "Cash Collateral Account") for a series or class or classes of Certificates, which will be maintained with the related Trustee. To the extent provided in the related prospectus supplement, a Spread Account may be funded by an initial deposit by the Depositor on the Closing Date in the amount set forth in the related prospectus supplement and, if the related series has a Funding Period, may also be funded on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Spread Account may be increased or reinstated on each Distribution Date, to the extent described in the related prospectus supplement, by the deposit thereto of the amount of collections on the related Receivables remaining on such Distribution Date after the payment of all other required payments and distributions on such date. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of any such Spread Account, either to holders of the Certificates covered thereby or to the Depositor or to any other entity.

Evidence of Compliance

         Each Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the related Trustee a statement as to compliance by the Servicer during the preceding twelve months with certain standards relating to the servicing of the Receivables.

         Each Pooling and Servicing Agreement will also provide for delivery to the related Trustee each year of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the related Pooling and Servicing Agreement throughout the preceding twelve months or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed or will agree to give each Trustee notice of the occurrence of certain Events of Defaults under the related Pooling and Servicing Agreement.

         Copies of the foregoing statements and certificates may be obtained by Certificateholders by a request in writing addressed to the related Trustee at the Corporate Trust Office for such Trustee specified in the related prospectus supplement.

Certain Matters Regarding the Servicer

         Each Pooling and Servicing Agreement will provide that UAC may not resign from its obligations and duties as Servicer thereunder, except upon determination that UAC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed UAC's servicing obligations and duties under the related Pooling and Servicing Agreement.

         Each Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Pooling and Servicing Agreement or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under such Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in each Pooling and Servicing Agreement, any entity into which UAC may be merged or consolidated, or any entity resulting from any merger or consolidation to which UAC is a party, or any entity succeeding to the indirect automobile financing and receivable servicing business of UAC, which corporation or other entity assumes the obligations of the Servicer, will be the successor to the Servicer under the related Pooling and Servicing Agreement.

Events of Default

         Unless otherwise provided in the related prospectus supplement, "Events of Default" under each Pooling and Servicing Agreement will consist of:

         (1) any failure by the Servicer or UAC to deliver to the related Trustee for distribution to the related Certificateholders any required payment, which failure continues unremedied for five business days after written notice to the Servicer of such failure from the Trustee or holders of the related Certificates evidencing not less than 25% of the aggregate Certificate Balance (or notional principal amount, if applicable);

         (2) any failure by the Servicer, UAC or the Depositor duly to observe or perform in any material respect any covenant or agreement in the related Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the related Certificateholders and which continues unremedied for 60 days after written notice of such failure is given (a) to the Servicer, UAC or the Depositor, as the case may be, by the related Trustee or (b) to the Servicer, UAC or the Depositor, as the case may be, and to the related Trustee by holders of the related Certificates evidencing not less than 25% of the related Certificate Balance (or notional principal amount, if applicable); and

         (3) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

Rights Upon Event of Default

         Unless otherwise provided in the related prospectus supplement, as long as an Event of Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee, upon direction to do so by holders of Certificates of the related series evidencing not less than 25% of the Certificate Balance (or notional principal amount, if applicable), may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon a successor Servicer appointed by the related Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Default other than such appointment has occurred, such trustee or official may have the power to prevent the related Trustee or the related Certificateholders from effecting a transfer of servicing. In the event that the related Trustee is unwilling or unable to act as successor to the Servicer, such Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a successor with assets of at least $50,000,000 and whose regular business includes the servicing of automotive receivables. The related Trustee may arrange for compensation to be paid to such successor Servicer, which in no event may be greater than the servicing compensation paid to the Servicer under the related Pooling and Servicing Agreement.

Waiver of Past Defaults

         Unless otherwise provided in the related prospectus supplement, holders of Certificates evidencing not less than a majority of the related aggregate Certificate Balance (or notional principal amount, if applicable) may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any Account in accordance with the Pooling and Servicing Agreement. No such waiver will impair the Certificateholders' rights with respect to subsequent Events of Default.

Amendment

         Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer and the related Trustee, without the consent of the related Certificateholders, to cure any ambiguity, correct or supplement any provision therein that may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions of the Pooling and Servicing Agreement; provided that such action shall not, in the opinion of counsel satisfactory to the related Trustee, materially and adversely affect the interests of any related Certificateholder. Each Pooling and Servicing Agreement may also be amended by the Depositor, the Servicer and the related Trustee with the consent of the holders of the related Certificates evidencing not less than 51% of the related aggregate Certificate Balance (and notional principal amount, if applicable) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Receivables or distributions that are required to be made for the benefit of such Certificateholders or (2) reduce the aforesaid percentage of the Certificate Balance of such series that is required to consent to any such amendment, without the consent of the holders of all of the outstanding Certificates of such series. No amendment of a Pooling and Servicing Agreement shall be permitted unless an opinion of counsel is delivered to the Trustee to the effect that such amendment will not adversely affect the tax status of the Trust.

Termination

         Unless otherwise specified in the related prospectus supplement, the obligations of the Servicer, the Depositor and the related Trustee pursuant to the related Pooling and Servicing Agreement will terminate upon the earliest to occur of (1) the maturity or other liquidation of the last Receivable in the related Receivables Pool and the disposition of any amounts received upon liquidation of any such remaining Receivables and (2) the payment to the related Certificateholders of all amounts required to be paid to them pursuant to the Pooling and Servicing Agreement.

         Unless otherwise specified in the related prospectus supplement, in order to avoid excessive administrative expenses, the Servicer or one or more other entities identified in the related prospectus supplement, will be permitted, at its option, to purchase from each Trust or to cause such Trust to sell all remaining Receivables in the related Receivables Pool as of the end of any Collection Period, if the Certificate Balance as of the Distribution Date following such Collection Period would be less than or equal to 10% of the initial Pool Balance, at a purchase price equal to the fair market value of such Receivables, but not less than the sum of (1) the outstanding Pool Balance and
(2) accrued and unpaid interest on such amount computed at a rate equal to the weighted average contract rate of the Receivables, minus any amount representing payments received on the Receivables and not yet applied to reduce the principal balance thereof or interest related thereto.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Security Interest in Vehicles

         Installment sale contracts such as those included in the Receivables evidence the credit sale of automobiles, light trucks and vans by dealers to obligors; the contracts and the installment loan and security agreements also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all of the States where UAC currently acquires or originates Receivables, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. With respect to the Receivables, the lien is or will be perfected in the name of one of the Named Lienholders. The terms of each Receivable prohibit the sale or transfer of the Financed Vehicle without the lienholder's consent.

         Pursuant to each Purchase Agreement, UAFC will assign its security interests in the Financed Vehicles to the Depositor along with the Receivables. Pursuant to each Pooling and Servicing Agreement, the Depositor will assign its security interests in the Financed Vehicles to the related Trustee along with the Receivables. Because of the administrative burden and expense, neither the Depositor nor the related Trustee will amend any certificate of title to identify itself as the secured party.

         In most states, an assignment such as that under a Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In many states in which the Receivables were originated, the laws governing certificates of title are silent on the question of the effect of an assignment on the continued validity and perfection of a security interest in vehicles. However, with respect to security interests perfected by a central filing, the UCC in these states provides that a security interest continues to be valid and perfected even though the security interest has been assigned to a third party and no amendments or other filings are made to reflect the assignment. An official comment to the UCC states that this rule should control a security interest in a vehicle which is perfected by the notation of the lien on the certificate of title. Although the comment does not have the force of law, official comments are typically given substantial weight by the courts.

         The other states in which the Receivables were originated have statutory provisions that address or could be interpreted as addressing assignments. However, nearly all of these statutory provisions either do not require compliance with the procedure outlined to insure the continued validity and perfection of the lien or are ambiguous on the issue of whether the procedure must be followed. Under the official comment noted above, if these procedures for noting an assignee's name on a certificate of title are determined to be merely permissive in nature, the procedures would not have to be followed as a condition to the continued validity and perfection of the security interest.

         By not identifying the Trust as the secured party on the certificate of title, the security interest of the Trust in the vehicle could be defeated through fraud or negligence. In the absence of fraud or forgery by the vehicle owner or one of the Named Lienholders, or administrative error by state or local agencies, the notation of UAFC's or the Predecessor's lien on the certificates should be sufficient to protect the Trust against the right of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in a vehicle securing a Receivable. If there are any vehicles as to which one of the Named Lienholders failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of warranties under the related Pooling and Servicing Agreement and Purchase Agreement and would create an obligation of UAC to repurchase the related Receivable, unless such breach were cured in a timely manner. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

         Under the laws of most states, including most of the states in which the Receivables have been or will be originated, the perfected security interest in a vehicle continues for four months after a vehicle is moved to a state other than the state which issued the certificate of title and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Since UAFC (or one of the other Named Lienholders) will have its lien noted on the certificates of title and the Servicer will retain possession of the certificates of title issued by most states in which Receivables were or will be originated, the Servicer would ordinarily learn of an attempt at re-registration through the request from the obligor to surrender possession of the certificate of title or would receive notice of surrender from the state of re-registration since the security interest would be noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

         In the ordinary course of servicing receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of UAFC's (or one of the other Named Lienholders') lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Pooling and Servicing Agreement, the Servicer is obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the Financed Vehicles.

         Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes would take priority over even a perfected security interest in a Financed Vehicle. In some states, a perfected security interest in a Financed Vehicle may take priority over liens for repairs.

         UAC and UAFC will represent and warrant in each Purchase Agreement and Pooling and Servicing Agreement that, as of the date of issuance of the Certificates, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise at any time during the term of a Receivable. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

Repossession

         In the event of a default by vehicle purchasers, the holder of a retail installment sale contract or an installment loan and security agreement has all of the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedy employed by the Servicer in most cases of default is self-help repossession and is accomplished simply by taking possession of the Financed Vehicle. The self-help repossession remedy is available under the UCC in most of the states in which Receivables have been or will be originated as long as the repossession can be accomplished without a breach of the peace.

         In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court. The vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

         In the event of default by an obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

         The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, and, to the extent provided in the related retail installment sale contract, and, as permitted by law, reasonable attorneys' fees.

Deficiency Judgments and Excess Proceeds

         The proceeds of resale of Financed Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. If the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment may be sought. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

         Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists, the UCC requires the lender to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. Those requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common laws in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the obligor of the related Financed Vehicle may assert against the seller of the vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the Receivable.

         Under most state motor vehicle dealer licensing laws, dealers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act requires that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of UAC's representations and warranties under each Purchase Agreement and Pooling and Servicing Agreement and would create an obligation of UAC to repurchase the Receivable unless such breach were cured in a timely manner. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

         Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

         UAC will represent and warrant in each Purchase Agreement that each Receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects the Trust's interest in a Receivable, such violation would constitute a breach of UAC's representations and warranties under the Purchase Agreement and would create an obligation of UAC to repurchase such Receivable unless the breach were cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

Other Limitations

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing an automobile, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the automobile at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Bankruptcy Matters

         UAC and UAFC will represent and warrant to the Depositor in each Purchase Agreement, and the Depositor will warrant to the related Trust in each Pooling and Servicing Agreement, that the sales of the Receivables by UAC to UAFC, by UAFC to the Depositor and by the Depositor to the Trust are valid sales of the Receivables to UAFC, the Depositor and such Trust, respectively. Notwithstanding the foregoing, if UAC, UAFC, UACFC or the Depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to UAFC, the Depositor or the Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to Certificateholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables to the Trust is treated as a pledge instead of a sale, a tax or government lien on the property of UAC, UAFC or the Depositor arising before the transfer of the related Receivables to such Trust may have priority over such Trust's interest in such Receivables. If the transfers of Receivables from UAC and UAFC to the Depositor and from the Depositor to the Trust are treated as sales, the Receivables would not be part of the UAC's, UAFC's, UACFC's or the Depositor's bankruptcy estate and would not be available to the bankrupt entity's creditors.

         The decision of the U.S. Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27, 1993), contains language to the effect that under the UCC accounts sold by a debtor would remain property of the debtor's bankruptcy estate, whether or not the sale of the accounts was perfected. Although the Receivables constitute chattel paper under the UCC, rather than accounts, Article 9 of the UCC applies to the sale of chattel paper as well as the sale of accounts, and perfection of a security interest in both chattel paper and accounts may be accomplished by the filing of a UCC-1 financing statement. If, following a bankruptcy of UAC, UAFC or the Depositor, a court were to follow the reasoning of the Tenth Circuit reflected in the above case, then the Receivables could be included in the bankruptcy estate of UAC, UAFC, UACFC or the Depositor, as applicable, and delays in payments of collections on or in respect of the Receivables could occur. UAC and UAFC will warrant to the Depositor in each Purchase Agreement, and the Depositor will warrant to the Trust in each Pooling and Servicing Agreement, that the sale of the related Receivables to the Depositor or the related Trust is a sale of such Receivables to the Depositor and to the Trust, respectively.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, its does not discuss the tax treatment of Certificateholders that are insurance companies, regulated investment companies or dealers in securities. You are urged to consult your own tax advisors in determining the federal, state, local, foreign and any other tax consequences to you of the purchase, ownership and disposition of the Certificates.

         The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of federal tax counsel regarding certain federal income tax matters discussed below. Such opinions, however, are not binding on the Internal Revenue Service (the "IRS") or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each Trust and the Certificates and the related terms, parties and documents applicable to such Trust.

         The federal income tax consequences to Certificateholders will vary depending on whether the Trust is treated as a partnership under the Code and applicable Treasury regulations or whether the Trust will be treated as a grantor trust. The prospectus supplement for each series of Certificates will specify whether the Trust will be treated as a partnership or as a grantor trust.

FASITs

         Sections 860H through 860L of the Code provide for the creation of an entity for federal income tax purposes, referred to as a "financial asset securitization investment trust" ("FASIT"). These provisions were effective as of September 1, 1997, but many technical issues concerning FASITs have not yet been addressed by Treasury regulations. To qualify as a FASIT, an entity must meet certain requirements under Section 860L of the Code and must elect such treatment. The applicable Pooling and Servicing Agreement may be amended in accordance with the provisions thereof to provide that the Depositor and trustee will cause a FASIT election to be made for the Trust if the Depositor delivers to the trustee and, if applicable, the insurer, an opinion of counsel to the effect that, for federal income tax purposes, (1) the deemed issuance of FASIT regular interests (occurring in connection with such election) will not adversely affect the federal income tax treatment of Certificates, (2) following such election such Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (3) such election will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Trust.

TRUSTS TREATED AS PARTNERSHIPS

Tax Characterization of the Trust as a Partnership

         A  Trust  which  does  not  affirmatively  elect  to  be  treated  as a
corporation  will  be  treated  as  a  partnership  under  applicable   Treasury
regulations as long as there are two or more beneficial owners and will be ignored as a separate entity where there is a single beneficial owner of all classes of the related series. Federal Tax Counsel will deliver its opinion that a Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Pooling and Servicing Agreement and related documents will be complied with, including the making of no affirmative election to be treated as a corporation. Such counsel's opinion will also conclude that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If a Trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all of its income on the related Receivables, less servicing fees and other deductible expenses. Any such corporate income tax could materially reduce cash available to make distributions on the Certificates, and beneficial owners of Certificates (the "Certificate Owners") could be liable for any such tax that is unpaid by the Trust.

Tax Consequences to Holders of the Certificates

         Treatment of the Trust as a Partnership. The Depositor and the Servicer will agree, and the related Certificate Owners will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners (including the holder of the Class IC Certificate).

         Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the related Receivables (including appropriate adjustments for market discount, original issue discount ("OID") and bond premium) and any gain upon collection or disposition of such Receivables. The Trust's deductions will consist primarily of servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Pooling and Servicing Agreement and related documents). The Pooling and Servicing Agreement will provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of:

          (1) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the related Pass-Through Rate for such month and interest, if any, on amounts previously due on the Certificates but not yet distributed;

          (2)  any  Trust  income   attributable  to  discount  on  the  related
               Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price;

          (3) any other amounts of income payable to the Certificate Owners for such month; and

          (4) in the case of an individual, estate or trust, such Certificate Owner's share of income corresponding to the miscellaneous itemized deductions described in the next paragraph.

         Such allocation of interest will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. Unless otherwise provided in the related prospectus supplement, all remaining taxable income of the Trust will be allocated to the owner of the Class IC Certificates issued by the Trust (the "Class IC Certificateholder"). In the event the Trust issues interest-only or "Class I Certificates," the amount allocated to such Certificate Owners will equal the excess of (1) the Pass-Through Rate applicable to the Class I Certificates times the notional principal amount for the Class I Certificates for such month over (2) the portion of the amount distributed with respect to the Class I Certificates for such month that would constitute a return of basis if the Class I Certificates constituted an instrument described in Section 860G(a)(1)(B)(ii) of the Code, applying the principles of Section 1272(a)(6) of the Code and employing the constant yield method of accrual (utilizing the appropriate prepayment assumption); provided, that no negative accruals shall be permitted, and, provided further, that other deductions derived by the Trust equal to the aggregate remaining capital account balances of the Class I Certificate Owners will be allocated to the Class I Certificates in proportion to the respective capital account balances immediately before the final redemption.

         The portion of expenses of the Trust (including fees to the Servicer, but not interest expense) allocated to taxpayers that are individuals, estates or trusts would be miscellaneous itemized deductions to such taxpayers. Such deductions might be disallowed to such taxpayers in whole or in part and might result in such taxpayers being taxed on an amount of income that exceeds the amount of cash actually distributed to such taxpayers over the life of the Trust. Any net loss of the Trust will be allocated first to the Class IC Certificateholder to the extent of its adjusted capital account then to the other Certificate Owners in the priorities set forth in the Pooling and Servicing Agreement to the extent of their respective adjusted capital accounts, and thereafter to the Class IC Certificateholder.

         The Trust intends to make all calculations relating to market discount income and amortization of premium with respect to both Simple Interest
Receivables and Precomputed Receivables on an aggregate basis rather than a Receivable-by-Receivable basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificate Owners.

         Discount and Premium. Except as otherwise provided in the related prospectus supplement, it is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the related Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

         If the Trust acquires the related Receivables at a market discount or premium, it will elect to include any such discount in income currently as it accrues over the life of such Receivables or to offset any such premium against interest income on such Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificate Owners.

         Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under applicable Treasury regulations, such a 50% or greater transfer would cause a deemed contribution of the assets of the Trust to a new partnership in exchange for interests in the Trust. Such interests in a new partnership would be deemed distributed to the partners of the Trust in liquidation thereof, which would not constitute a sale or exchange. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. With respect to noncorporate Certificate Owners, such capital gain or loss will be short-term or long-term, depending on whether the Grantor Trust Certificate has been held for (1) 12 months or less, or (2) more than 12 months, respectively. (Long-term capital gain tax rates provide a reduction as compared with short-term capital gains, which are taxed at ordinary income tax rates.) A Certificate Owner's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates and, upon sale or other disposition of some of the Certificates, to allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

         If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of Certificates (or notional principal amount, in the case of any Class I Certificates) owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Class IC Certificateholder, acting as tax matters partner for the Trust, will be authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a Certificate Owner sells its Certificates at a profit (loss), the purchasing Certificate Owner will have a higher (lower) basis in the Certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the Trust is expected to be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-l information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Class IC Certificateholder will be designated as the tax matters partner for each Trust in the related Pooling and Servicing Agreement and, as such, will be responsible for representing the Certificate Owners in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under certain circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

         Tax Consequences to Foreign Certificate Owners. Pursuant to a change in the safe harbor provisions of Section 864(b)(2)(A) of the Code (applicable to tax years beginning after December 31, 1997), foreign Certificate Owners will not be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons solely as a result of owning or trading Certificates. As a result, the Trust is not obligated to withhold on the portion of its taxable income that is allocable to foreign Certificate Owners at regular graduated rates (35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders), unless such foreign Certificate Owners hold Certificates in connection with the conduct of a U.S. trade or business.

         Interest allocable to a foreign Certificate Owner that does not hold Certificates in connection with the conduct of a U. S. trade or business will not qualify for the exemption for portfolio interest under Section 871(h) of the Code, because underlying receivables owned by the Trust are not in "registered form" as that term is defined in applicable Treasury regulations. As a result, foreign holders of Certificates will be subject to United States withholding tax on interest or OID attributable to the underlying Receivables (whether or not such amount is distributed) at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences of owning a Certificate.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owner fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS TREATED AS GRANTOR TRUSTS

Tax Characterization of Grantor Trusts

         If specified in the related prospectus supplement, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Certificates ("Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to as "Grantor Trust Certificates."

         Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Code Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of their respective adjusted gross incomes. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below. Stripped Bonds and Stripped Coupons

         Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, it appears that each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under recently issued Treasury regulations (the "Section 1286 Treasury

Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. For these purposes, OID is the excess of the "stated redemption price at maturity" (generally, principal and any interest which is not "qualified stated interest") of a debt instrument over its issue price. See "-- Original Issue Discount" below. Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass-Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting. It is possible that the treatment described in this paragraph will apply only to that portion of the Receivables in a particular trust as to which there is "excess servicing" and that the remainder of such Receivables will not be treated as stripped bonds, but as undivided interests as described above. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that Grantor Trust Certificates will be issued with greater than de minimis OID.

         Original Issue Discount. The rules of the Code relating to OID (currently Sections 1271 though 1273 and 1275) will be applicable to a person comparable to a Grantor Trust Certificateholder that acquires an undivided interest in a stripped bond issued or acquired with OID, and such person must include in gross income the sum of the "daily portions," as defined below, of the OID on such stripped bond for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. Because payments on such stripped bonds may be accelerated by prepayments on the underlying obligations, OID will be determined as required under Code Section 1272(a)(6). Pursuant to Code Section 1272(a)(6), OID accruals will be calculated based on a constant interest method and a prepayment assumption indicated in such prospectus supplement. In the case of an original Grantor Trust Certificateholder, the daily portions of OID generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the stripped bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the Grantor Trust Certificates and (2) any payments (other than qualified stated interest) received during such accrual period, and subtracting from the total the "adjusted issue price" of the stripped bond at the beginning of such accrual period. No representation is made that the Grantor Trust Certificates will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than qualified stated interest) made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. A subsequent Grantor Trust Certificateholder will be required to adjust its OID accrual to reflect its purchase price, the remaining period to maturity and, possibly, a new prepayment assumption. The Servicer will report to all Grantor Trust Certificateholders as if they were original holders.

         With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Grantor Trust Certificates at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

         Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 though 1278 to the extent an undivided interest in a Receivable or stripped bond is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable or stripped bond allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Section 1276 and 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain or disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Receivable or stripped bond for an amount that is greater than the stated redemption price at maturity of such Receivable or stripped bond, such Grantor Trust Certificateholder will be considered to have purchased the Receivable or stripped bond with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the qualified stated interest payments on the Receivables or stripped bonds to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables or stripped bonds.

         Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "-- Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

         Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID and any market discount included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by any market premium amortized by the Depositor and by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221 (except in the case of gain attributable to accrued market discount, as noted above under "--Market
Discount") and, with respect to noncorporate owners, will be short-term or long-term, depending on whether the Grantor Trust Certificate has been held for 12 months or less, or more than 12 months, respectively. (Long-term capital gain tax rates provide a reduction as compared with short-term capital gains, which are taxed at ordinary income tax rates.)

         Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

         Non-U.S. Persons. Interest or OID paid to non-U.S. Owners of Grantor Trust Certificates will be treated as "portfolio interest" for purposes of United States withholding tax. Such interest (including OID, if any) attributable to the underlying Receivables will not be subject to the normal 30% (or such lower rate provided for by an applicable tax treaty) withholding tax imposed on such amounts provided that (1) the Non-U.S. Certificate Owner is not a "10% shareholder" (within the definition of Section 871(h)(3)) of any obligor on the Receivables; and is not a controlled foreign corporation (within the definition of Section 957) related to any obligor on the Receivables and (2) such Certificate Owner fulfills certain certification requirements. Under these requirements, the Certificate Owner must certify, under penalty of perjury, that it is not a "United States person" and must provide its name and address. For this purpose "United States person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations), or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to and elect to be treated as United States persons). If, however, such interest or gain is effectively connected to the conduct of a trade or business within the United States by such Certificate Owner, such owner will be subject to United States federal income tax thereon at graduated rates. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences of owning a Certificate.

         Information Reporting and Backup Withholding. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as the Servicer deems necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

                                       ***

         The federal tax discussion set forth above is included for general information only and may not be applicable to your particular tax situation. You should consult your own tax advisor with respect to the tax consequences of the purchase, ownership and disposition of Certificates, including the tax consequences under state, local and foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS

         Section 406 of ERISA, and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each, a "Plan"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and parties in interest with respect to such Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

         Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulations"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Certificates of a given series will be discussed in the related prospectus supplement.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

         A plan fiduciary considering the purchase of Certificates of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

         The U.S. Department of Labor has granted to the underwriter (or in the case of series offered by more than one underwriter, the lead underwriter) named in each prospectus supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The Exemption will apply to the acquisition, holding and resale of nonsubordinated Certificates ("Senior Certificates") by a Plan, provided that certain conditions (certain of which are described below) are met.

         Among the conditions that must be satisfied for the Exemption to apply to the Senior Certificates are the following:

          (1) The Trust is considered to consist solely of obligations which bear interest or are purchased at a discount and which are secured by motor vehicles or equipment, or "qualified motor vehicle leases" (as defined in the Exemption), property that had secured such obligations or qualified motor vehicle leases, cash or temporary investments maturing no later than the next date on which distributions are to be made to the Senior Certificate Owners, and rights of the Trustee under the Pooling and Servicing Agreement and under credit support arrangements with respect to such obligations or qualified motor vehicle leases.

          (2) The acquisition of the Senior Certificates by a Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (3) The rights and interests evidenced by the Senior Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (4) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P.;

          (5) The related Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

          (6) The sum of all payments made to the underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Receivables to the related Trust represents not more than the fair market value of such Receivables; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the related Pooling and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

          (7) The Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

         Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty percent of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five percent of all of the Senior Certificates outstanding at the time of the acquisition and (ii) immediately after the acquisition, no more than twenty-five percent of the assets of the benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, any underwriter, the related Trustee, the Servicer, any obligor with respect to Receivables included in the related Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

         As mentioned above, whether or not the Exemption will apply to the purchase and holding of Senior Certificates by Plans will depend on, among other things, whether the Trust consists solely of permitted assets. The Exemption provides that a Trust may include, among other assets, undistributed cash or temporary investments made therewith maturing no later than the next date on which distributions are to be made to Certificateholders. There can be no assurance that the cash or Eligible Investments in the Spread Account and the yield supplement account or the cash or Eligible Investments in the Pre-Funding Account or any pre-funding reserve account held by the Trust would meet this definition, and not render the Exemption inapplicable. In view of the foregoing, any Plan fiduciary who proposes to cause a Plan to purchase Senior Certificates should consult with its own counsel with respect to the applicability of the Exemption and should determine whether all of the conditions of the Exemption have been satisfied.

                              PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement with respect to a given series (the "Underwriting Agreement"), the Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related prospectus supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Certificates of the related series set forth therein and in the related prospectus supplement.

         In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Certificates described therein that are offered hereby and by the related prospectus supplement if any of such Certificates are purchased.

         Each prospectus supplement will either (1) set forth the price at which each class of Certificates being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates or (2) specify that the related Certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Certificates, such public offering prices and such concessions may be changed.

         Each Underwriting Agreement will provide that UAC and the Depositor will indemnify the related underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each Trust may, from time to time, invest the funds in the related Accounts in Eligible Investments acquired from such underwriters.

         Pursuant to each Underwriting Agreement, the closing of the sale of any class of Certificates subject thereto will be conditioned on the closing of the sale of all other classes of Certificates of such series.

         The place and time of delivery for the Certificates in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates of any series will be passed upon for the related Trust, the Depositor and the Servicer by Barnes & Thornburg, Indianapolis, Indiana, and for the underwriters by Cadwalader, Wickersham & Taft, New York, New York or such other firm as shall be identified in the related prospectus supplement. Certain federal income tax and other matters will be passed upon for each Trust by Cadwalader, Wickersham & Taft, Barnes & Thornburg or such other firm as shall be identified in the related prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

         The Depositor, as originator of each Trust, filed a registration statement relating to the Certificates with the Securities and Exchange Commission (the "SEC"). This prospectus is part of the registration statement, but the registration statement includes additional information about the Certificates.

         The Servicer will file with the SEC all required periodic and special SEC reports and other information about any Trust.

         You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

         The SEC allows us to "incorporate by reference" information that the Depositor files with it, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Depositor files later with the SEC which we have incorporated by reference will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any Trust until we terminate offering the Certificates.

         As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Union Acceptance Corporation, 250 North Shadeland Avenue, Indianapolis, IN 46219, Attention: Vice President of Finance (telephone:
317-231-7939).

                            INDEX OF PRINCIPAL TERMS

         We set forth below is a list of certain of the more significant terms used in this prospectus and the pages on which you may find the definitions of such terms.

     TERM                                                                PAGE

     Actuarial Receivables.............................................   15
     Approved Rating...................................................   24
     Cash Collateral Account...........................................   26
     Cede  ............................................................   12
     Certificate Account  .............................................   23
     Certificate Balance   ............................................    6
     Certificate Owners  ..............................................  19, 33
     Certificate Pool Factor  .........................................   17
     Certificateholders    ............................................   6, 14
     Certificates   ...................................................    1
     Class Certificate Balance   ......................................    4
     Class I Certificate...............................................   34
     Class IC Certificateholder........................................   34
     Closing Date......................................................    5
     Code  ............................................................   32
     Collection Period  ...............................................    9
     Cutoff Date   ....................................................    5
     Dealers   ........................................................    5
     Definitive Certificates  .........................................   20
     Depositor.........................................................   4, 18
     Distribution Date  ...............................................   18
     DTC  .............................................................   12
     Eligible Deposit Account   .......................................   24
     Eligible Institution   ...........................................   24
     Eligible Investments  ............................................   23
     ERISA  ...........................................................    8
     Events of Default  ...............................................   27
     Exemption.........................................................   40
     FASIT.............................................................   33
     Federal Tax Counsel...............................................    8
     Final Scheduled Distribution Date.................................   25
     Final Scheduled Maturity Date   ..................................    7
     Financed Vehicles  ...............................................    5
     FTC Rule  ........................................................   31
     Funding Period   .................................................    6
     Grantor Trust Certificates  ......................................   36
     Grantor Trust Certificateholders..................................   36
     Indirect Participants   ..........................................   19
     Insolvency Laws...................................................   18
     Interest Shortfall................................................    6
     Investment Income.................................................   23
     IRS  .............................................................   32
     Issuer............................................................    4
     Modified Receivable...............................................    5
     Named Lienholders.................................................    5
     OID   ............................................................   35

     Participants   ...................................................   19
     Pass-Through Rate    .............................................    4
     Payaheads.........................................................   16
     Payahead Account   ...............................................   23
     PFC...............................................................    5
     Plan  ............................................................   40
     Plan Assets Regulations...........................................   40
     Pooling and Servicing Agreement   ................................    4
     Pool Balance......................................................    7
     Precomputed Receivables   ........................................   15
     Predecessor.......................................................    5
     Pre-Funded Amount    .............................................    6
     Pre-Funding Account    ...........................................   6, 23
     Purchase Agreement................................................    6
     Purchase Amount  .................................................   22
     Purchased Receivable..............................................   22
     Rating Agency   ..................................................    8
     Receivables    ...................................................   1, 5
     Receivables Pool  ................................................   13
     Restricted Group..................................................   41
     Rules   ..........................................................   19
     Rule of 78's Receivables..........................................   15
     SEC...............................................................   42
     Section 1286 Treasury Regulations.................................   37
     Senior Certificates ..............................................   40
     Servicer   .......................................................    4
     Servicing Fee   ..................................................   25
     Servicing Fee Rate  ..............................................   25
     Simple Interest Receivables  .....................................   15
     Spread Account....................................................   26
     Strip Certificates   .............................................    4
     Subsequent Receivables    ........................................    6
     Subsequent Transfer Date .........................................   21
     Transfer and Servicing Agreements ................................   21
     Trust    .........................................................    4
     Trust Accounts   .................................................   23
     Trustee    .......................................................    4
     UAC...............................................................    4
     UACFC.............................................................    5
     UAFC..............................................................    5
     UCC   ............................................................   19
     Underwriting Agreement  ..........................................   41

UACSC 1998-D AUTO TRUST

UAC Securitization Corporation
Depositor
                                                           [LOGO]
Union Acceptance Corporation
Servicer


$58,925,000.00 Class A-1 Money Market Automobile Receivable Backed Certificates $60,250,000.00 Class A-2 Automobile Receivable Backed Certificates $75,800,000.00 Class A-3 Automobile Receivable Backed Certificates $36,450,000.00 Class A-4 Automobile Receivable Backed Certificates $44,488,594.18 Class A-5 Automobile Receivable Backed Certificates




                              PROSPECTUS SUPPLEMENT




                      NationsBanc Montgomery Securities LLC
                            Bear, Stearns & Co. Inc.




         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information.

         We are not offering the Class A Certificates in any state where the offer is not permitted.

         Dealers will deliver this prospectus supplement and prospectus when acting as underwriters of the Class A Certificates with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A Certificates will deliver this prospectus supplement and prospectus until February 6, 1999.